As filed with the Securities and Exchange Commission on January 8, 2004
Registration No. 333-111421

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Eli Lilly and Company

(Exact Name of Registrant as Specified in its Charter)

Indiana	2834	35-0470950
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center

Indianapolis, Indiana 46285
(317) 276-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Armitage, Esq.

Senior Vice President and General Counsel
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
(317) 276-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bernard E. Kury, Esq. M. Adel Aslani-Far, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000	William D. Huse, M.D., Ph.D. Keith S. Manchester, M.D. Applied Molecular Evolution, Inc. 3520 Dunhill Street San Diego, California 92121 (858) 597-4990	Thomas E. Sparks, Jr., Esq. Cameo F. Jones, Esq. Pillsbury Winthrop LLP 50 Fremont Street San Francisco, California 94105 (415) 983-1000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and the conditions to the consummation of the merger described herein have been satisfied or waived.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Applied Molecular Evolution, Inc. Proxy Statement	Eli Lilly and Company Prospectus

Dear Stockholder of Applied Molecular Evolution, Inc.:

      You are cordially invited to attend a special meeting of stockholders of Applied Molecular Evolution, Inc., to be held at 10:00 a.m., local time, on Wednesday, February 11, 2004, at AME’s principal executive offices, located at 3520 Dunhill Street, San Diego, California 92121. At the special meeting, we will ask you to consider and vote to adopt the Agreement and Plan of Merger, dated as of November 21, 2003, by and among Eli Lilly and Company, Genesis Merger Sub, Inc., a wholly owned subsidiary of Lilly, and AME, pursuant to which Genesis Merger Sub will merge with and into AME. As a result of the merger, AME will become a wholly owned subsidiary of Lilly. Enclosed are a notice of special meeting of stockholders, a proxy statement/ prospectus describing the merger agreement and the merger, a form of election and a proxy relating to the special meeting.

      Pursuant to the merger agreement, if the merger is consummated, each share of AME common stock you hold will be converted into the right to receive, at your election and subject to proration and adjustment as described in the enclosed proxy statement/ prospectus, cash, Lilly common stock or some combination of cash and Lilly common stock, in each case, having a value of $18.00 per share of AME common stock on the closing date of the merger. The number of shares of Lilly common stock you receive, if any, will be determined based on the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger. Lilly common stock is listed and traded on the New York, London and other stock exchanges and is listed under the trading symbol “LLY” on the New York Stock Exchange. AME common stock is listed and traded on the Nasdaq National Market under the trading symbol “AMEV.” On January 5, 2004, the closing price of a share of Lilly common stock on the New York Stock Exchange Composite Tape was $70.19. On January 5, 2004, the closing price of a share of AME common stock on the Nasdaq National Market was $17.78.

      Your vote is very important. The merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of AME common stock in order for the merger to be completed. Only AME stockholders who hold their shares of AME common stock at the close of business on January 5, 2004 will be entitled to vote at the special meeting. Whether or not you plan to attend the special meeting, please take the time to vote by submitting a valid proxy, either by completing and mailing the enclosed proxy card to AME or by following the enclosed instructions to vote by touchtone telephone or through the Internet. If you fail to submit your proxy by mail, touchtone telephone or through the Internet, or you abstain from voting, your shares will not be voted and the effect will be a vote against adoption of the merger agreement. If you have any questions or would like assistance in completing and submitting proxy cards, please contact The Altman Group, Inc. at 1-800-249-7120.

      Returning your proxy does not deprive you of your right to attend the special meeting and to vote your shares in person if you decide to do so. However, granting your proxy may impact your appraisal rights. If the merger is completed, AME stockholders of record who do not vote to adopt the merger agreement will be entitled to exercise appraisal rights and obtain payment for the judicially determined fair value of their shares of AME common stock by following the procedures discussed under the section captioned “APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS” beginning on page 77 of the enclosed proxy statement/ prospectus.

      The AME board of directors has determined that the merger is advisable and fair to, and in the best interests of, AME and its stockholders, and has unanimously approved the merger agreement. The AME board of directors therefore unanimously recommends that you vote “FOR” adoption of the merger agreement.

      The enclosed proxy statement/ prospectus provides you with detailed information about the merger. We encourage you to read the proxy statement/ prospectus carefully in its entirety, including all of its appendices. In particular, you should carefully read the section captioned “RISK FACTORS” beginning on page 12 of the enclosed proxy statement/ prospectus for a discussion of certain risk factors relating to the merger agreement and the merger. You may obtain additional information about AME and Lilly from documents AME and Lilly have filed with the Securities and Exchange Commission by following the procedures discussed under the section captioned “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 82 of the enclosed proxy statement/ prospectus.

Sincerely yours,

WILLIAM D. HUSE, M.D., Ph.D.
President and Chief Executive Officer
Applied Molecular Evolution, Inc.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of common stock to be issued by Lilly under this proxy statement/ prospectus or passed upon the adequacy or accuracy of this proxy statement/ prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/ prospectus is dated January 8, 2004,

and is being first mailed to AME stockholders on or about January 9, 2004.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
SUMMARY
COMPARATIVE MARKET PRICE DATA
COMPARATIVE HISTORICAL PER SHARE DATA
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF LILLY
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF AME
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE AME SPECIAL MEETING
THE MERGER
THE MERGER AGREEMENT
THE COMPANIES
MARKET PRICE AND DIVIDEND MATTERS
COMPARISON OF RIGHTS OF AME STOCKHOLDERS AND LILLY SHAREHOLDERS
APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
FUTURE STOCKHOLDER PROPOSALS
Consent of Ernst & Young LLP
Consent of Ernst & Young LLP
Proxy Card
Form of Election
Consent of J.P. Morgan Securities Inc.

APPLIED MOLECULAR EVOLUTION, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held February 11, 2004

To the Stockholders of Applied Molecular Evolution, Inc.:

      A special meeting of stockholders of Applied Molecular Evolution, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on February 11, 2004 at AME’s principal executive offices, located at 3520 Dunhill Street, San Diego, California 92121. Any adjournments or postponements of the special meeting will be held at the same location.

      At the special meeting, you will be asked to:

1. consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 21, 2003, by and among Eli Lilly and Company, an Indiana corporation, Genesis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lilly, and AME, pursuant to which Genesis Merger Sub will merge with and into AME, with AME being the surviving corporation and becoming a wholly owned subsidiary of Lilly. As a result of the merger, each outstanding share of common stock, par value $0.001 per share, of AME (other than any shares owned by AME, Lilly or any of their respective subsidiaries and any shares held by dissenting AME stockholders) will be converted into the right to receive, at each AME stockholder’s election and subject to proration and adjustment as described in the proxy statement/ prospectus, cash, Lilly common stock or some combination of cash and Lilly common stock, in each case, having a value of $18.00 per share of AME common stock on the closing date of the merger. The number of shares of Lilly common stock to be received by AME stockholders in the merger will be determined based on the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger; and

2. transact such other business as may be properly presented at the special meeting and any adjournments or postponements of the special meeting.

      The enclosed proxy statement/ prospectus describes the merger agreement and the proposed merger in detail and includes, as Appendix A, the complete text of the merger agreement. We urge you to read these materials carefully for a complete description of the merger agreement and the proposed merger. The enclosed proxy statement/ prospectus forms a part of this Notice.

      The board of directors of AME unanimously recommends that AME stockholders vote “FOR” adoption of the merger agreement.

      The board of directors of AME has fixed the close of business on January 5, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. AME will admit to the special meeting:

•	all AME stockholders of record at the close of business on the record date;

•	persons holding proof of beneficial ownership of AME common stock as of the record date, such as a letter or account statement from the person’s broker;

•	persons who have been granted proxies; and

•	any other persons that AME, in its sole discretion, may elect to admit.

      All persons wishing to be admitted must present photo identification. If you plan to attend the special meeting, please check the appropriate box on your proxy card or register your intention when voting by touchtone telephone or through the Internet, according to the instructions provided.

      Your vote is very important. Your proxy is being solicited by the AME board of directors. The merger agreement must be adopted by the affirmative vote of holders of a majority of the outstanding shares of AME common stock in order for the proposed merger to be consummated. Whether or not you plan to attend the special meeting in person, we urge you to submit a valid proxy promptly by either completing and mailing the proxy card, in the enclosed envelope, which requires no postage if mailed in the United States, or by following the enclosed instructions to vote by touchtone telephone or through the Internet. You may revoke your proxy at any time before the special meeting. If you attend the special meeting and vote in person, your proxy vote will not be used.

      Under Delaware law, if the merger is completed, AME stockholders of record who do not vote to adopt the merger agreement will be entitled to exercise appraisal rights and obtain payment for the judicially determined fair value of their shares of AME common stock, rather than the consideration to be paid pursuant to the merger agreement, by following the procedures set forth in detail in the enclosed proxy statement/ prospectus.

By Order of the Board of Directors,

LAWRENCE E. BLOCH, M.D., J.D.
Chief Financial Officer and Secretary

San Diego, California

January 8, 2004

NOTE ON REFERENCES TO ADDITIONAL INFORMATION

      This proxy statement/ prospectus incorporates business and financial information about AME and Lilly from other documents that have not been included in or delivered with this proxy statement/ prospectus. These documents are available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/ prospectus by accessing the Internet website maintained by the Securities and Exchange Commission, which we refer to as the SEC, at http://www.sec.gov or by requesting copies in writing or by telephone from the appropriate company as follows:

Investor Relations Applied Molecular Evolution, Inc. 3520 Dunhill Street San Diego, California 92121 Telephone: (858) 597-4990	Shareholder Services Department Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Telephone: (317) 276-2000

      If you would like to request any documents incorporated by reference into this proxy statement/ prospectus, please do so by February 3, 2004 in order to receive them before the AME special meeting. If you request any documents incorporated by reference into this proxy statement/ prospectus from Lilly or AME, those documents will be mailed to you promptly by first-class mail, or by similar means.

      Please see the section captioned “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 82 for additional information about the documents incorporated by reference into this proxy statement/ prospectus.

i

Page

Removal of Directors	69
Director Liability	69
Indemnification	70
Anti-Takeover Provisions	71
Transactions with Interested Security Holders	72
Control Share Acquisitions	73
Other Corporate Constituencies	73
Appraisal Rights	74
Inspection Rights	75
APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS	77
LEGAL MATTERS	80
EXPERTS	81
WHERE YOU CAN FIND MORE INFORMATION	82
FUTURE STOCKHOLDER PROPOSALS	84

Appendix A Agreement and Plan of Merger, dated as of November 21, 2003, by and among Eli Lilly and Company, Genesis Merger Sub, Inc. and Applied Molecular Evolution, Inc.
Appendix B Form of Voting and Support Agreement
Appendix C Opinion of J.P. Morgan Securities Inc.
Appendix D Section 262 of the Delaware General Corporation Law

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:	What is the proposed transaction for which I am being asked to vote?

A:	You are being asked to vote to adopt the Agreement and Plan of Merger, dated as of November 21, 2003, by and among Eli Lilly and Company, Genesis Merger Sub, Inc. and Applied Molecular Evolution, Inc. In this proxy statement/ prospectus, we refer to Eli Lilly and Company as Lilly, to Applied Molecular Evolution, Inc. as AME, to Genesis Merger Sub, Inc. as Merger Sub, and to the Agreement and Plan of Merger as the merger agreement.

The merger contemplated by the merger agreement cannot be consummated unless holders of a majority of the outstanding shares of AME common stock adopt the merger agreement. In the merger, Merger Sub, a newly formed, wholly owned subsidiary of Lilly, will merge with and into AME. As a result of the merger, Merger Sub will cease to exist, and AME will be the surviving corporation and will become a wholly owned subsidiary of Lilly.

Q:	What will I receive in exchange for my shares of AME common stock in the merger?

A:	In the merger, each share of AME common stock you hold will be converted into the right to receive, at your election and subject to proration and adjustment as described in this proxy statement/ prospectus, cash, Lilly common stock or some combination of cash and Lilly common stock, in each case, having a value of $18.00 per share of AME common stock on the closing date of the merger. The number of shares of Lilly common stock you receive will be determined based on the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger. In this proxy statement/ prospectus, we refer to the fraction of a share of Lilly common stock to be issued for each share of AME common stock, assuming an election to receive the stock consideration is made for that share and without giving effect to any proration, as the exchange ratio.

Q:	What is the premium implied by the proposed merger?

A:	The value of the consideration you will receive for each share of AME common stock will equal $18.00 on the closing date of the merger, subject to adjustment as described in this proxy statement/ prospectus. This amount represents a premium of approximately 53% over the per share closing price of AME common stock on the Nasdaq National Market on November 20, 2003, the day before the public announcement of the execution of the merger agreement.

Q:	Are there any limits on my ability to elect or receive cash in the merger?

A:	Yes. If the aggregate number of shares of AME common stock for which the cash consideration is elected and shares for which dissenters’ rights are exercised, which we refer to as the cash election shares, exceeds 20% of the number of shares of AME common stock outstanding immediately prior to the effective time of the merger (rounded to the nearest whole share), which we refer to as the cash election number, then a proration will occur. As a result of this proration, holders of each cash election share (other than dissenting shares) will be entitled to receive a combination of cash and Lilly common stock so that the aggregate number of cash election shares which receive cash is equal to the cash election number. In this case, all shares of AME common stock for which the stock consideration was elected, which we refer to as the stock election shares, and all shares of AME common stock for which no election was made, which we refer to as the non-election shares, will be entitled to receive shares of Lilly common stock. This calculation is described more fully in the section captioned “THE MERGER AGREEMENT — Merger Consideration; Conversion or Cancellation of Shares of AME Common Stock” beginning on page 44. In addition, a pro rata reduction in the cash consideration you may receive will be made if necessary to allow each of Lilly’s special tax counsel and AME’s tax counsel to deliver its opinion as to the qualification of the merger as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement/ prospectus as the Internal Revenue Code.

This means that there can be no assurance that you will receive 100% of the merger consideration in cash for those shares of AME common stock for which you properly elect to receive cash.

Q:	Are there any limits on my ability to elect or receive shares of Lilly common stock in the merger?

A:	Yes. If the aggregate number of stock election shares exceeds the number of shares of AME common stock outstanding immediately prior to the effective time of the merger (other than the shares that will be cancelled in the merger), minus the cash election number, which resulting number we refer to as the stock election number, then all stock election shares will be entitled to receive a combination of Lilly common stock and cash so that the aggregate number of stock election shares which receive Lilly common stock equals the stock election number. In this case, all cash election shares and all non-election shares will be entitled to receive the cash consideration of $18.00 in cash, without interest. This calculation is described more fully in the section captioned “THE MERGER AGREEMENT — Merger Consideration; Conversion or Cancellation of Shares of AME Common Stock” beginning on page 44.

This means that there can be no assurance that you will receive 100% of the merger consideration in the form of Lilly common stock for those shares of AME common stock for which you properly elect to receive Lilly common stock.

If there is neither an over-subscription of cash nor an over-subscription of Lilly common stock as described above, and the proration of cash or Lilly common stock is not necessary, then each cash election share will be entitled to receive the cash consideration of $18.00 per share, without interest, in cash, and each stock election share will be entitled to receive the stock consideration of a fraction of a share of Lilly common stock per share equal to the exchange ratio. Each non-election share will be entitled to receive a combination of cash and Lilly common stock having an aggregate value of $18.00 per share. This calculation is described more fully in the section captioned “THE MERGER AGREEMENT — Merger Consideration; Conversion or Cancellation of Shares of AME Common Stock” beginning on page 44.

Q:	Can the exchange ratio or the merger consideration payable by Lilly be adjusted?

A:	Yes. If there is any reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to (or if rights are issued in respect of) shares of AME common stock or Lilly common stock, then the exchange ratio, the stock consideration and the cash consideration payable by Lilly in the merger will be adjusted accordingly, without duplication, to provide AME stockholders with the same economic effect as contemplated by the merger agreement prior to any of these events.

Q:	Can I receive fractional shares of Lilly common stock for my shares of AME common stock?

A:	No. You will not receive any fractional shares of Lilly common stock. Instead of fractional shares, you will receive from the exchange agent a cash payment in an amount equal to the product of (i) the fraction of a share of Lilly common stock to which you are entitled multiplied by (ii) the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger.

Q:	Am I entitled to appraisal rights?

A:	Yes. If you wish, you may dissent from the proposed merger and obtain cash payment for the fair value of your shares of AME common stock, as determined by a court. We refer to these rights in this proxy statement/ prospectus as appraisal rights or dissenters’ rights. To exercise your appraisal rights, you must not vote in favor of adoption of the merger agreement, and you must strictly comply with all of the applicable requirements of Delaware law summarized under the section captioned “APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS” beginning on page 77. The fair value of your shares, as determined by a court, may be more or less than the consideration to be paid by Lilly in the merger.

v

We have included a copy of Section 262 of the Delaware General Corporation Law as Appendix D to this proxy statement/ prospectus. We urge you to read all of Section 262 carefully if you wish to exercise your appraisal rights. If you fail to timely and properly comply with the requirements of Section 262, you will lose your appraisal rights under Delaware law.

Q:	How do I make an election to receive either cash or shares of Lilly common stock?

A:	If your shares of AME common stock are registered in your own name, complete and sign the form of election that we are providing to you, and send it to Wells Fargo Shareowner Services, the exchange agent for the merger, at one of its addresses indicated on the enclosed form of election, together with the stock certificates representing the shares for which you made an election, properly endorsed for transfer (or if those shares are held in book-entry form, the documents specified on the form of election), and indicate on the form whether you are electing to receive cash or Lilly common stock.

If your shares of AME common stock are held in “street name” by your broker, bank or other nominee, you must follow the instructions your broker, bank or other nominee provides.

Q:	Is there a deadline for making an election?

A:	Yes. Your form of election must be received by the exchange agent not later than 5:00 p.m., New York City time, on the day of the AME special meeting.

Q:	Can I change or revoke my election and, if so, how?

A:	Yes. If your shares of AME common stock are registered in your own name, you may revoke any form of election by submitting a written notice of revocation with the appropriate information to the exchange agent at the address shown on the form of election. The notice of revocation must be received by the exchange agent not later than the deadline for the submission of forms of election described in the preceding question. After the deadline for revoking elections has passed, you may not revoke any elections you have made.

If your shares of AME common stock are held in “street name” by your broker, bank or other nominee, you must follow the instructions your broker, bank or other nominee provides. However, no revocation of an election will be accepted by the exchange agent after the expiration of the election deadline, as described above.

Q:	Can I elect to receive both cash and shares of Lilly common stock for my shares of AME common stock?

A:	Yes. The form of election permits you to elect to receive a combination of cash and Lilly common stock for your shares of AME common stock. However, you cannot elect to receive a combination of cash and Lilly common stock for a single share of AME common stock.

Q:	Am I required to make an election for cash or Lilly common stock?

A:	No. You are not required to make an election for cash or Lilly common stock for your shares of AME common stock. If you do not submit a properly completed form of election in a timely manner, you will receive cash, Lilly common stock or some combination of cash and Lilly common stock for your shares of AME common stock in the merger, depending on, among other things, the elections made by other AME stockholders.

As a result of the proration mechanism described in this proxy statement/ prospectus, there is no guarantee that you will receive the form of merger consideration that you elect for your shares of AME common stock, or any overall ratio of cash and Lilly common stock that you wish to receive for your shares of AME common stock, even if you properly and timely make an election. However, your election will be considered, together with all other elections by AME stockholders and to the extent permitted under the terms of the merger agreement, in allocating the cash consideration and the stock consideration among the AME stockholders. Therefore, you will be able to improve your chances of receiving the form of merger consideration that you desire, and realizing the desired overall ratio of cash and Lilly common stock payable with respect to your shares of AME common stock, by timely submitting a properly completed form of election in accordance with the instructions contained in this proxy statement/ prospectus and the form of election.

Q:	How will I know what the actual exchange ratio is?

A:	Lilly will issue a press release following the closing date of the merger that will include the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date, as well as the exchange ratio.

Q:	What are the tax consequences of the merger to me?

A:	Lilly and AME expect the merger to qualify as a “reorganization” for U.S. federal income tax purposes. If the merger qualifies as a reorganization, then, in general, for U.S. federal income tax purposes:

• an AME stockholder exchanging all of its AME common stock solely for cash in the merger will recognize gain or loss in an amount equal to the difference between the amount of cash received and the AME stockholder’s aggregate tax basis in the shares of AME common stock surrendered for cash;

• an AME stockholder exchanging all of its AME common stock solely for Lilly common stock in the merger will not recognize any gain or loss (except with respect to cash received instead of fractional shares of Lilly common stock); and

• an AME stockholder exchanging all of its AME common stock for a combination of Lilly common stock and cash in the merger will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received in the merger and (ii) the excess, if any, of (a) the sum of the amount of cash and the fair market value of the Lilly common stock received in the merger over (b) the AME stockholder’s aggregate tax basis in its AME common stock surrendered in exchange for Lilly common stock and cash.

AME stockholders will recognize gain or loss, if any, on any fractional shares of Lilly common stock for which cash is received. To review the tax consequences of the merger to AME stockholders in greater detail, please see the section captioned “THE MERGER — Material United States Federal Income Tax Consequences” beginning on page 41.

Q:	What will happen if I own outstanding options to purchase AME common stock?

A:	Each outstanding AME option held at the effective time of the merger by anyone not designated by Lilly to continue as an AME employee, whether those options are exercisable or not at that time, will be cancelled as of the effective time of the merger in exchange for a lump sum cash payment. This cash payment will be paid no later than five business days following the effective time of the merger. The amount of the cash payment will equal the product of:

• the number of shares of AME common stock subject to the AME option immediately prior to the effective time; and

• the excess, if any, of $18.00 over the exercise price per share under the AME option.

However, if the exercise price per share under any AME option is equal to or greater than $18.00, then that AME option will be cancelled without any cash payment being made with respect to that option. All cash payments for AME options will be subject to applicable tax withholding.

Each outstanding option to purchase shares of AME common stock held by any AME employee designated by Lilly to continue as an AME employee following the effective time of the merger will be replaced with a substitute option to purchase shares of Lilly common stock. For a more complete discussion of the treatment of stock options under the merger agreement, please see the section captioned “THE MERGER AGREEMENT — Treatment of Stock Options” beginning on page 45.

Q:	What do I need to do now to vote my shares of AME common stock?

A:	After you have carefully read and considered this entire proxy statement/ prospectus, please complete and submit your proxy as soon as possible so that your shares may be voted at the AME special meeting. If your shares of AME common stock are registered in your own name, you may submit your proxy by:

• completing, signing and dating the enclosed proxy card, indicating on the proxy card how you want to vote, and returning your signed proxy card in the enclosed postage prepaid envelope;

• going to the Internet website located at http://www.eproxy.com/amev/ and following the instructions provided; or

• calling the toll free number 1-800-560-1965 from a touchtone telephone in the United States and following the pre-recorded instructions.

If your shares are held in “street name” by your broker, bank or other nominee, you must follow the directions your broker, bank or other nominee provides.

Your proxy card or vote by touchtone telephone or through the Internet will instruct the named persons to vote your shares at the AME special meeting as you direct. If you sign, date and mail your proxy card but do not indicate how you want to vote, your proxy will be voted “FOR” adoption of the merger agreement. If you fail to properly sign, date and submit your proxy card, or if you abstain from voting, the effect will be a vote “AGAINST” adoption of the merger agreement. For purposes of determining the number of votes cast, only those votes cast “FOR” or “AGAINST” a proposal are counted.

“Broker non-votes,” if any are submitted by brokers, banks or other nominees in connection with the AME special meeting, will be treated as present for quorum purposes. “Broker non-votes” are shares held by brokers, banks or other nominees as to which voting instructions have not been received from the beneficial owners of, or the persons entitled to vote, those shares, and the broker, bank or other nominee does not have discretionary voting power under the applicable Nasdaq National Market rules. “Broker non-votes” will have the same effect as votes “AGAINST” adoption of the merger agreement.

Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum, but will have the same effect as votes “AGAINST” adoption of the merger agreement. In order to be approved, the merger agreement must be adopted by holders of a majority of the outstanding shares of AME common stock. Your vote is very important.

Q:	When and where is the AME special meeting?

A:	The special meeting of AME stockholders is scheduled to take place at AME’s principal executive offices, located at 3520 Dunhill Street, San Diego, California 92121, at 10:00 a.m., local time, on February 11, 2004.

Q:	What vote is required to adopt the merger agreement?

A:	For the merger to be consummated, the merger agreement must be adopted by the holders of a majority of the outstanding shares of AME common stock. If you abstain or fail to vote, it will have the same effect as voting “AGAINST” adoption of the merger agreement.

Q:	Who is entitled to vote at the AME special meeting?

A:	Holders of AME common stock at the close of business on January 5, 2004, which is the record date, are entitled to vote on the proposal to adopt the merger agreement. As of the record date, 21,191,517 shares of AME common stock were outstanding and entitled to vote.

Q:	When is the merger expected to be completed?

A:	The merger is expected to be completed promptly after the adoption of the merger agreement by AME stockholders at the AME special meeting and after all other conditions to the merger are satisfied or waived. Lilly and AME currently expect this to occur during the first quarter of 2004. Fulfilling some of the conditions to the closing of the merger, such as the receipt of required governmental clearances or approvals, is not within Lilly’s or AME’s exclusive control.

Q:	If my shares of AME common stock are held in “street name” by my broker, bank or other nominee, how will my shares be voted for me?

A:	If you instruct your broker, bank or other nominee to vote your shares of AME common stock by following the instructions your broker, bank or other nominee provides, your broker, bank or other nominee will generally vote your shares according to your instructions. If you do not instruct your broker, bank or other nominee how to vote, they generally will not have the discretion to vote your shares without your instructions. Because the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of AME common stock for adoption, these “broker non-votes” have the same effect as votes “AGAINST” adoption of the merger agreement. Therefore, if your shares of AME common stock are held in “street name” by your broker, bank or other nominee and you wish to vote “FOR” adoption of the merger agreement, you should instruct your broker, bank or other nominee how to vote your shares.

Q:	May I change my vote?

A:	Yes. You may change your vote at any time before your proxy is voted at the AME special meeting. If your shares of AME common stock are registered in your own name, you may do this in one of four ways:

• first, you may send a written notice to AME’s corporate secretary stating that you want to revoke your proxy;

• second, you may complete and submit a new, duly executed proxy card bearing a later date;

• third, you may revoke your proxy by touchtone telephone by calling 1-800-560-1965 from a touchtone telephone in the United States or through the Internet by going to the website located at http://www.eproxy.com/amev/ and following the instructions provided on the enclosed proxy card; and

• fourth, you may attend the AME special meeting and vote in person. However, simply attending the meeting will not revoke your proxy; you must vote at the AME special meeting.

If you choose either of the first two methods described above to change your vote, you must submit your notice of revocation or your new proxy card to:

Lawrence E. Bloch, Secretary
Applied Molecular Evolution, Inc.
3520 Dunhill Street
San Diego, California 92121

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions you received from your broker, bank or other nominee to change your vote.

Q:	Who will be admitted to the AME special meeting?

A:	AME will admit to the AME special meeting:

• all AME stockholders of record at the close of business on the record date;

• persons holding proof of beneficial ownership of AME common stock as of the record date, such as a letter or account statement from the person’s broker;

• persons who have been granted proxies; and

• any other persons that AME, in its sole discretion, may elect to admit.

Q:	If I plan to attend the AME special meeting in person, should I still grant my proxy?

A:	Yes. Whether or not you plan to attend the AME special meeting, you should grant your proxy as described in this proxy statement/ prospectus. The failure of an AME stockholder to vote in person or by proxy will have the same effect as a vote “AGAINST” adoption of the merger agreement.

Q:	When should I send in my AME common stock certificates and form of election?

A:	In order to receive the merger consideration as soon as possible following the completion of the merger, you should send your properly completed form of election and your AME common stock certificates, properly endorsed for transfer (or if those shares are in book-entry form, the documents specified on the form of election), as soon as possible prior to the completion of the merger. Additionally, if you wish to make an election to receive cash or Lilly common stock, the exchange agent must receive your properly completed form of election, together with your AME common stock certificates, by 5:00 p.m., New York City time, on the day of the AME special meeting.

Q:	What is the recommendation of the AME board of directors?

A:	The AME board of directors has determined that the merger agreement and the merger contemplated by the merger agreement are advisable, fair to, and in the best interests of, AME and its stockholders. Therefore, the AME board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

Q:	Will AME continue as a public company?

A:	No. If the merger occurs, AME will no longer be publicly owned.

Q:	Is Lilly’s financial condition relevant to my decision to vote for or against adoption of the merger agreement?

A:	Yes. If you elect to receive Lilly common stock for your shares of AME common stock, you should consider Lilly’s financial condition before you vote. In addition, even if you elect to receive only cash, you should consider Lilly’s financial condition before you vote because you may receive Lilly common stock as a result of the proration mechanism described in this proxy statement/ prospectus. In considering Lilly’s financial condition, you should read this entire proxy statement/ prospectus carefully and review Lilly’s SEC filings incorporated by reference into this proxy statement/ prospectus, as they contain detailed business, financial and other information about Lilly. For a more complete discussion of the risks associated with the proposed merger, please see the section captioned “RISK FACTORS” beginning on page 12.

Q:	Whom can I call if I have questions about the AME special meeting, the merger agreement or the merger?

A:	If you have any questions about the AME special meeting, the merger agreement or the merger, or if you need additional copies of this proxy statement/ prospectus or the form of election or proxy card, you should contact The Altman Group, Inc. at 1-800-249-7120.

x

SUMMARY

      The following is a brief summary highlighting some of the information contained in this proxy statement/ prospectus. This summary is not intended to be complete and may not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information contained in this proxy statement/ prospectus, in its appendices and in the documents referred to in this proxy statement/ prospectus, to which reference is made for a more complete statement of the matters discussed below. You are urged to read carefully this entire proxy statement/ prospectus, its appendices and the information incorporated by reference into this proxy statement/ prospectus. You may obtain the information incorporated by reference into this proxy statement/ prospectus by following the instructions in the section captioned “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 82.

The Companies (page 59)

          Eli Lilly and Company

          Lilly Corporate Center
          Indianapolis, Indiana 46285
          (317) 276-2000

      Eli Lilly and Company, an Indiana corporation, is a leading worldwide research-based pharmaceutical company. Founded in Indianapolis, Indiana, in 1876 by Colonel Eli Lilly, Lilly is engaged in the discovery, development, manufacture, and sale of products in one significant business segment — pharmaceutical products. Lilly’s products are sold in approximately 150 countries.

      Most of the products Lilly sells today were discovered or developed by its own scientists, and Lilly’s success depends to a great extent on its ability to continue to discover and develop innovative new pharmaceutical products. Lilly directs its research efforts primarily toward the search for products to diagnose, prevent and treat human diseases. Lilly also conducts research to find products to treat diseases in animals and to increase the efficiency of animal food production. Lilly sells a broad range of patented pharmaceutical products, primarily in the following disease categories:

•	central nervous system diseases;

•	diabetes and other endocrine diseases;

•	cancer;

•	cardiovascular diseases; and

•	infectious diseases.

          Genesis Merger Sub, Inc.

          Lilly Corporate Center
          Indianapolis, Indiana 46285
          (317) 276-2000

      Genesis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lilly, is a corporation recently organized in connection with the merger and has not conducted any business other than in connection with the transactions contemplated by the merger agreement.

          Applied Molecular Evolution, Inc.

          3520 Dunhill Street
          San Diego, California 92121
          (858) 597-4990

      Applied Molecular Evolution, Inc., a Delaware corporation, was incorporated on August 14, 1989. AME has a broad technology platform termed the AMEsystemTM, which AME’s management believes provides AME with a valuable and efficient solution to optimizing proteins with commercial potential.

AME applies its proprietary technology to optimize proteins from all major classes of therapeutic proteins including antibodies, cytokines, hormones, enzymes and growth factors. AME’s majority owned subsidiary, Novasite Pharmaceuticals, Inc., a Delaware corporation which we refer to in this proxy statement/ prospectus as Novasite, applies directed molecular evolution to small molecule drug discovery and optimization.

The AME Special Meeting; Required Vote (pages 18 and 19)

      The special meeting of AME stockholders is scheduled to be held at AME’s principal executive offices, located at 3520 Dunhill Street, San Diego, California 92121, at 10:00 a.m., local time, on February 11, 2004. At the AME special meeting, you will be asked to vote to adopt the merger agreement. Only AME stockholders of record as of the close of business on January 5, 2004 are entitled to notice of, and to vote at, the AME special meeting and any adjournments or postponements of the AME special meeting.

      Adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of AME common stock. As of the record date, there were 21,191,517 shares of AME common stock outstanding. The directors and executive officers of AME (and their affiliates), as a group, beneficially owned 4,601,648 shares of AME common stock, representing approximately 21.7% of the outstanding shares of AME common stock as of the record date. No approval by Lilly shareholders is required.

The Merger (page 44)

      The merger agreement provides for the merger of Merger Sub, a wholly owned subsidiary of Lilly, with and into AME, subject to the satisfaction or waiver of the conditions to the merger agreement. As a result of the merger, AME will be the surviving corporation in the merger and will become a wholly owned subsidiary of Lilly, and the separate corporate existence of Merger Sub will cease.

      The merger agreement is attached to this proxy statement/prospectus as Appendix A and is incorporated by reference into this proxy statement/ prospectus. We urge you to read the entire merger agreement carefully, as it is the legal document that governs the merger.

What AME Stockholders will Receive in the Merger (page 44)

      Pursuant to the merger agreement, if the merger is consummated, each share of AME common stock you hold will be converted into the right to receive, at your election and subject to proration and adjustment as described below, cash, Lilly common stock or some combination of cash and Lilly common stock, in each case, having a value of $18.00 per share of AME common stock on the closing date of the merger. The number of shares of Lilly common stock you receive will be determined based on the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger.

      The cash consideration you may receive in the merger is subject to proration so that if the aggregate number of shares of AME common stock for which the cash consideration has been elected and shares for which dissenters’ rights are exercised, which we refer to as the cash election shares, exceeds 20% of the number of shares of AME common stock outstanding immediately prior to the effective time of the merger (rounded to the nearest whole share), which we refer to as the cash election number, then a proration will occur. Each cash election share (other than dissenting shares) will be entitled to receive a combination of cash and Lilly common stock so that the aggregate number of cash election shares which receive cash is equal to the cash election number. In this case, all shares of AME common stock for which the stock consideration was elected, which we refer to as the stock election shares, and all shares of AME common stock for which no election was made, which we refer to as the non-election shares, will be entitled to receive shares of Lilly common stock. In addition, a pro rata reduction in the cash consideration you may receive will be made, if necessary, to allow each of Lilly’s special tax counsel and AME’s tax counsel to deliver its opinion as to the qualification of the merger as a “reorganization” under Section 368(a) of the Internal Revenue Code.

      The Lilly common stock consideration that you may receive in the merger also is subject to proration so that if the aggregate number of stock election shares exceeds the number of shares of AME common stock outstanding immediately prior to the effective time of the merger (other than the shares that will be cancelled in the merger) minus the cash election number, which resulting number we refer to as the stock election number, then all stock election shares will be entitled to receive a combination of shares of Lilly common stock and cash so that the aggregate number of stock election shares which receive Lilly common stock equals the stock election number. In this case, all cash election shares and all non-election shares will be entitled to receive the cash consideration of $18.00 in cash, without interest.

      If, prior to the effective time of the merger, there is a reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or if rights are issued in respect of, shares of either AME common stock or Lilly common stock, then each of the exchange ratio, the stock consideration and the cash consideration payable by Lilly in the merger will be adjusted accordingly, without duplication, to provide AME stockholders with the same economic effect that the merger agreement contemplated prior to any of the foregoing events.

Recommendation of the AME Board of Directors; AME’s Reasons for the Merger (page 27)

      The AME board of directors has unanimously approved the merger agreement and the proposed merger. The AME board believes that the merger agreement, including the merger contemplated by the merger agreement, is advisable and fair to, and in the best interests of, AME and its stockholders, and therefore unanimously recommends that AME stockholders vote “FOR” the proposal to adopt the merger agreement. In reaching its decision, the AME board of directors considered a number of factors, which are described in the section captioned “THE MERGER — Recommendation of the AME Board of Directors; AME’s Reasons for the Merger” beginning on page 27. Because of the wide variety of factors considered, the AME board of directors did not believe it practicable, nor did it attempt, to quantify or otherwise assign relative weight to the specific factors it considered in reaching its decision.

Opinion of AME’s Financial Advisor (page 30)

      In connection with the merger, the AME board of directors received an oral and a written opinion, dated November 21, 2003, from AME’s financial advisor, J.P. Morgan Securities Inc., which we refer to as JPMorgan, to the effect that, as of the date of the opinion and based on and subject to the various considerations described in the opinion, the consideration to be paid to holders of AME common stock in the proposed merger was fair, from a financial point of view, to those holders. The full text of JPMorgan’s written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by JPMorgan in rendering its opinion, is attached to this document as Appendix C. We encourage you to read the entire opinion carefully. The opinion of JPMorgan is directed to the AME board of directors and does not constitute a recommendation to any AME stockholder as to how to vote at the AME special meeting, the form of consideration to be elected or any other matter relating to the proposed merger.

Lilly’s Reasons for the Merger (page 34)

      The Lilly board of directors approved the merger on October 20, 2003, after Lilly’s senior management discussed with the Lilly board of directors the business, assets, liabilities, results of operations and financial performance of AME, the complementary nature of AME’s technologies and capabilities and the research and development activities of Lilly, the expectation that AME could be readily integrated with and into Lilly, and the other potential benefits that could be realized as a result of this integration.

Conditions to the Merger (page 46)

      The obligations of Lilly and AME to complete the merger are conditioned upon, among other things:

•	the adoption of the merger agreement by AME stockholders;

•	the absence of any statute, law, ordinance, rule or regulation of any governmental entity or any judgment, order, writ, preliminary or permanent injunction or decree of any governmental entity or other legal restraint or prohibition preventing the consummation of the merger;

•	the parties obtaining all necessary consents and approvals of any governmental entity required to consummate the transactions contemplated by the merger agreement and the expiration or termination of any waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act;

•	the approval for listing on the New York Stock Exchange, subject to official notice of issuance, of the shares of Lilly common stock to be issued in the merger, and any other shares to be reserved for issuance in connection with the merger;

•	the declaration and continuation of effectiveness of the registration statement on Form S-4, of which this proxy statement/ prospectus forms a part, including any amendments of or supplements to the registration statement on Form S-4, and the absence of any proceedings pending before or threatened by the SEC for the purpose of issuing a stop order suspending the effectiveness of the Form S-4;

•	the receipt by AME of an opinion of its tax counsel and the receipt by Lilly of an opinion of its special tax counsel that the merger qualifies as a “reorganization” under Section 368(a) of the Internal Revenue Code;

•	in the case of Lilly, the active employment as of the closing of the merger of no fewer than 70% of the specified scientific and/or technical employees of AME, as well as William D. Huse and Jeffry D. Watkins (except where the failure of either Dr. Huse or Dr. Watkins to be actively employed results solely from his death or permanent and total disability);

•	the truth and accuracy of representations and warranties of AME and Lilly, except as would not have, individually or in the aggregate, a material adverse effect; and

•	the compliance by AME and Lilly, in all material respects, with each of its respective agreements, obligations, covenants and conditions.

Restrictions on Solicitation (page 52)

      Subject to certain exceptions, the merger agreement precludes AME, its subsidiaries and their officers, directors, employees, financial advisors, attorneys, accountants and other agents from soliciting, initiating, encouraging, or taking any other action to knowingly facilitate (including by way of furnishing information) any discussions regarding any inquiry, proposal or offer for any third party to acquire 15% or more ownership of AME, its subsidiaries or its assets.

Termination (page 56)

      The merger agreement may be terminated by the mutual written consent of Lilly, Merger Sub and AME at any time prior to the effective time of the merger. Additionally, either Lilly or AME may terminate the merger agreement if:

•	AME stockholders do not adopt the merger agreement at the AME special meeting;

•	the merger has not been consummated by June 30, 2004, if not due to the fault of the party seeking to terminate the merger; or

•	there is any statute, law, ordinance, rule or regulation or any judgment, order, writ, preliminary or permanent injunction or decree of any governmental entity preventing consummation of the merger.

      In addition, either Lilly or AME may terminate the merger agreement if the party seeking termination is not in breach of the merger agreement and the other party has breached a covenant, agreement, representation or warranty contained in the merger agreement (if the breach would prevent the satisfaction of a closing condition), and the breach is not capable of being cured by June 30, 2004, or is not cured within 20 business days of the breaching party’s receipt of written notice of the breach.

      Lilly may terminate the merger agreement prior to adoption of the merger agreement by AME stockholders if the AME board of directors adversely withdraws, modifies or changes its recommendation of the merger agreement, fails to reaffirm its recommendation of the merger agreement upon Lilly’s request, fails to recommend rejection of an alternative tender or exchange offer by a third party or breaches the restrictions on solicitation.

Termination Fee (page 57)

      The merger agreement requires AME to pay Lilly a termination fee of $20,250,000 if the merger agreement is terminated under specified circumstances.

Risk Factors (page 12)

      In deciding whether to adopt the merger agreement and whether to elect to receive shares of Lilly common stock in the merger, you are urged to carefully read and consider the risk factors contained in the section captioned “RISK FACTORS” beginning on page 12. You should note that even if you elect to receive cash for your shares of AME common stock, you may receive shares of Lilly common stock in the merger due to the proration mechanism described in this proxy statement/ prospectus.

Comparison of Rights of AME Stockholders and Lilly Shareholders (page 62)

      After the consummation of the merger, AME stockholders who receive shares of Lilly common stock in the merger will become Lilly shareholders, and their rights as shareholders will be governed by Lilly’s amended articles of incorporation and its by-laws, as amended, and the Indiana Business Corporation Law, which we refer to as the IBCL. There are a number of differences between Lilly’s articles of incorporation and its by-laws and the IBCL, on one hand, and AME’s restated certificate of incorporation and its amended and restated bylaws and the Delaware General Corporation Law, which we refer to as the DGCL, on the other hand.

Comparative Market Price Data (page 8)

      Shares of Lilly common stock are listed on the New York, London and other stock exchanges, and shares of AME common stock are listed on the Nasdaq National Market. Lilly is listed under the trading symbol “LLY” on the New York Stock Exchange and AME is listed under the trading symbol “AMEV” on the Nasdaq National Market. On November 20, 2003, the last full trading day prior to the public announcement of the execution of the merger agreement, the closing price of AME common stock was $11.76 per share and the closing price of Lilly common stock was $71.53 per share.

      On January 5, 2004, the most recent practicable date prior to the printing of this proxy statement/ prospectus, the closing price of AME common stock was $17.78 per share and the closing price of Lilly common stock was $70.19 per share. You are urged to obtain current market quotations.

Listing and Trading of Lilly Common Stock (page 40)

      Lilly intends to apply to list on the New York Stock Exchange the shares of Lilly common stock to be issued and exchanged in the merger. After completion of the merger, shares of Lilly common stock will continue to be traded on the New York Stock Exchange, but shares of AME common stock will no longer be listed or traded on the Nasdaq National Market.

Appraisal Rights of Dissenting Stockholders (page 77)

      Pursuant to Section 262 of the DGCL, AME stockholders have the right to dissent from the proposed merger and may receive a cash payment for the judicially determined fair value of their shares of AME common stock. The judicially determined fair value of shares of AME common stock under Section 262 could be greater than, equal to or less than the value of the consideration that AME stockholders are entitled to receive pursuant to the merger agreement. AME stockholders wishing to exercise these appraisal rights must not vote in favor of adoption of the merger agreement and must strictly comply with all of the procedures required by the DGCL. These procedures are described more fully in the section captioned “APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS” beginning on page 77.

      We have included for your reference a copy of Section 262 of the DGCL as Appendix D to this proxy statement/ prospectus. We strongly urge you to read all of Section 262 carefully if you wish to exercise your appraisal rights. If you fail to timely and properly comply with the requirements of Section 262, you will lose your appraisal rights under Delaware law.

Interests of Certain Persons in the Merger (page 35)

      The executive officers and directors of AME have interests in the merger that differ from, and may conflict with, your interests as an AME stockholder. The AME board of directors was aware of and considered these interests when it considered and approved the merger agreement.

      Lilly has proposed compensation packages to each of William D. Huse, Jeffry D. Watkins and James B. Breitmeyer, each currently an executive officer of AME. All three executive officers have orally agreed to the offered packages. The terms proposed by Lilly to these three executive officers contemplate their continued employment with AME following the consummation of the merger. Lilly also may offer employment or consulting arrangements to one or more of AME’s other executive officers. For a more complete discussion of the compensation packages offered by Lilly, please see the section captioned “THE MERGER — Interests of Certain Persons in the Merger; Relationship between Lilly and AME — Employment Arrangements” beginning on page 35.

      Each outstanding option to purchase AME common stock, including those held by AME executive officers and directors, will become fully vested and immediately exercisable upon consummation of the merger. Each option will either be cancelled in exchange for a single, lump-sum cash payment, or will be substituted with an option to acquire Lilly common stock, depending on whether Lilly designates the individual holding the option to be a continuing employee of AME following the effective time of the merger. In addition, the restrictions on each outstanding restricted share of AME common stock, including those held by AME executive officers and directors, will lapse and become fully vested upon consummation of the merger. Each restricted share of AME common stock will be treated in the same manner as all other shares of AME common stock in the merger.

      Lilly has agreed to indemnify and hold harmless current and former directors and officers of AME, to the fullest extent permitted under applicable law and as required under the indemnity agreements of current and former directors and officers of AME to the extent permitted under applicable law, for a period of at least six years. These agreements were amended and restated prior to the execution of the merger agreement to clarify that there is a presumption that the indemnified parties are entitled to indemnification and, as a group, are entitled to at least one counsel of their choosing in any indemnifiable matter.

Voting and Support Agreements (page 38)

      Concurrently with the execution of the merger agreement, Lilly has entered into voting and support agreements with six of AME’s executive officers, who together held 4,522,197 shares of AME common stock in the aggregate as of the record date, which represents approximately 21.3% of the outstanding voting power of AME common stock as of that date. The provisions of each of the voting and support agreements are substantially similar. A form of the voting and support agreement is attached to this proxy statement/ prospectus as Appendix B.

      Pursuant to these agreements, as an inducement to Lilly to enter into the merger agreement and to facilitate the consummation of the merger, each of these executive officers has agreed, as applicable, among other things:

•	to vote all of his shares of AME common stock in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement, and against specified actions inconsistent with the merger agreement and the transactions contemplated by the merger agreement; and

•	not to sell or otherwise transfer any of his shares of AME common stock prior to the termination of the voting and support agreement.

      In addition, each of the six executive officers has granted to Lilly an irrevocable proxy and power of attorney with respect to his shares of AME common stock, allowing Lilly to vote his shares in the manner described above.

Material United States Federal Income Tax Consequences (page 41)

      Lilly and AME expect the merger to qualify as a “reorganization” for U.S. federal income tax purposes. If the merger qualifies as a reorganization, then, in general, for U.S. federal income tax purposes:

•	an AME stockholder exchanging all of its AME common stock solely for cash in the merger will recognize gain or loss in an amount equal to the difference between the amount of cash received and the AME stockholder’s aggregate tax basis in the shares of AME common stock surrendered for cash;

•	an AME stockholder exchanging all of its AME common stock solely for Lilly common stock in the merger will not recognize any gain or loss (except with respect to cash received instead of fractional shares of Lilly common stock); and

•	an AME stockholder exchanging all of its AME common stock for a combination of Lilly common stock and cash in the merger will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received in the merger and (ii) the excess, if any, of (a) the sum of the amount of cash and the fair market value of the Lilly common stock received in the merger over (b) the AME stockholder’s aggregate tax basis in its AME common stock surrendered in exchange for Lilly common stock and cash.

COMPARATIVE MARKET PRICE DATA

      Shares of Lilly common stock are listed and traded on the New York, London and other stock exchanges and are listed under the trading symbol “LLY” on the New York Stock Exchange. Shares of AME common stock are listed and traded on the Nasdaq National Market under the symbol “AMEV.”

      The following table sets out the closing prices per share of Lilly common stock, as reported on the New York Stock Exchange, and per share of AME common stock, as reported on the Nasdaq National Market, on:

•	November 20, 2003, the last trading day prior to the public announcement of the execution of the merger agreement; and

•	January 5, 2004, the most recent practicable trading date prior to the printing of this proxy statement/prospectus.

      The merger has been structured so that the merger consideration that AME stockholders will receive, whether in the form of cash, Lilly common stock or some combination of cash and Lilly common stock, will have a value of $18.00 per share of AME common stock as of the closing date of the merger.

	Lilly	AME
	Common Stock	Common Stock
	(NYSE)	(NASDAQ)

November 20, 2003	$71.53	$11.76
January 5, 2004	$70.19	$17.78

      The market prices of Lilly common stock and AME common stock are subject to fluctuation, and may be different from the prices set forth above at the effective date of the merger and at the time you receive any shares of Lilly common stock. As a result, we encourage you to obtain current market quotations prior to making any decision with respect to the merger.

COMPARATIVE HISTORICAL PER SHARE DATA

      The table below sets forth the historical earnings per share, book value per share and cash dividends declared per share on an equivalent share basis for each of Lilly and AME.

      Because the number of shares of Lilly common stock to be issued in the merger will not be known until the closing date of the merger, AME’s equivalent per share data cannot be computed at this time. Hypothetical AME equivalent per share data is presented below using the closing price of a share of Lilly common stock on January 5, 2004, which was $70.19, and a resulting hypothetical exchange ratio of approximately 0.2565. The hypothetical AME equivalent per share data assumes no exercise of appraisal rights by AME stockholders. The hypothetical AME equivalent per share data was calculated by multiplying the actual Lilly per share data by the hypothetical exchange ratio of approximately 0.2565.

      Historically, AME has not paid cash dividends on its shares of common stock.

      You should read the information presented in the table below together with the historical financial statements of Lilly and AME and the related notes and the unaudited interim consolidated financial statements appearing elsewhere in or incorporated by reference into this proxy statement/ prospectus.

      No pro forma information giving effect to the merger is presented because the merger will not materially change the historical amounts presented for Lilly.

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
Lilly	2003	2002

	(Unaudited)
Per Share Data:
Earnings per share
Basic	$1.68	$2.51
Diluted	1.68	2.50
Book value of equity per share (unaudited)(1)	8.45	7.37
Cash dividends declared per share	0.67	1.27
AME

Per Share Data:
Loss per share, basic and diluted	$(0.68)	$(0.82)
Book value of equity per share (unaudited)(1)	2.55	3.20
Cash dividends declared per share	—	—
Hypothetical AME Equivalent (unaudited)

Per Share Data:
Earnings per share, basic and diluted	$0.43	$0.64
Book value of equity per share(1)	2.17	1.89
Cash dividends declared per share	0.17	0.33

(1)	Computed by dividing the total shareholders’ or stockholders’ equity, as applicable, by the number of shares of capital stock outstanding at the end of the period indicated.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF LILLY

      The following table sets forth a summary of selected historical consolidated financial data of Lilly for each of the years in the five-year period ended December 31, 2002 and for the nine-month periods ended September 30, 2003 and September 30, 2002. The information for the nine-month periods ended September 30, 2003 and 2002 and at September 30, 2003, the years ended December 31, 2002, 2001 and 2000, and at December 31, 2002 and 2001 is derived from, and should be read in conjunction with, the audited consolidated financial statements of Lilly and related notes thereto and the unaudited interim consolidated financial statements of Lilly and related notes thereto, which are incorporated by reference into this proxy statement/ prospectus. The information for the years ended December 31, 1999 and 1998, and at December 31, 2000, 1999 and 1998 is derived from, and should be read in conjunction with, the audited consolidated financial statements of Lilly, which are not incorporated by reference into this proxy statement/prospectus. The operating results for the nine-month period ended September 30, 2003 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. Lilly’s management believes that its respective unaudited consolidated interim financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented. Please see the section captioned “WHERE YOU CAN FIND MORE INFORMATION.”

	Nine Months Ended
	September 30,		Years Ended December 31,

	2003	2002	2002	2001	2000	1999	1998

	(Unaudited)

	(Dollars in millions, except per share data)
Income Statement Data:
Net sales	$9,117.0	$8,121.9	$11,077.5	$11,542.5	$10,862.2	$10,002.9	$9,236.8
Net income	1,813.6	1,971.6	2,707.9	2,780.0	3,057.8	2,721.0	2,097.9
Earnings per share (diluted)	1.68	1.82	2.50	2.55	2.79	2.46	1.87
Weighted average shares outstanding (diluted) (thousands)	1,082,023	1,085,986	1,085,088	1,090,793	1,097,725	1,106,055	1,121,486
Cash dividends declared per share	$0.67	$0.62	$1.27	$1.15	$1.06	$0.95	$0.83
Balance Sheet Data:
Current assets	$8,583.4		$7,804.1	$6,938.9	$7,943.0	$7,055.5	$5,406.8
Current liabilities	4,687.6		5,063.5	5,203.0	4,960.7	3,935.4	4,607.2
Property and equipment — net	5,943.5		5,293.0	4,532.4	4,176.6	3,981.5	4,096.3
Total assets	20,800.8		19,042.0	16,434.1	14,690.8	12,825.2	12,595.5
Long-term debt	4,998.0		4,358.2	3,132.1	2,633.7	2,811.9	2,185.5
Shareholders’ equity	9,485.2		8,273.6	7,104.0	6,046.9	5,013.0	4,429.6

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF AME

      The following table sets forth a summary of selected historical consolidated financial data of AME for each of the years in the five-year period ended December 31, 2002 and for the nine-month periods ended September 30, 2003 and September 30, 2002. The information for the nine-month periods ended September 30, 2003 and 2002 and at September 30, 2003, the years ended December 31, 2002, 2001 and 2000, and at December 31, 2002 and 2001 is derived from, and should be read in conjunction with, the audited consolidated financial statements of AME and related notes thereto and the unaudited interim consolidated financial statements of AME and related notes thereto, which are incorporated into this proxy statement/ prospectus by reference. The information for the years ended December 31, 1999 and 1998, and at December 31, 2000, 1999 and 1998 is derived from, and should be read in conjunction with, the audited consolidated financial statements of AME, which are not incorporated by reference into this proxy statement/prospectus. The operating results for the nine-month period ended September 30, 2003 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. AME’s management believes that its respective unaudited consolidated interim financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented. Please see the section captioned “WHERE YOU CAN FIND MORE INFORMATION.”

	Nine Months Ended
	September 30,		Years Ended December 31,

	2003	2002	2002	2001	2000	1999	1998

	(Unaudited)

	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$6,121	$5,652	$7,927	$3,613	$2,693	$2,592	$2,590
Operating expenses:
Research and development	15,446	10,406	15,133	10,933	4,462	4,408	2,583
General and administrative	5,582	8,173	9,714	4,361	2,834	1,363	1,975
Stock-based compensation	1,023	2,615	3,187	6,807	12,225	455	—

Total operating expenses	22,051	21,194	28,034	22,101	19,521	6,226	4,558

Loss from operations	(15,930)	(15,542)	(20,107)	(18,488)	(16,828)	(3,634)	(1,968)
Minority interest	709	402	505	372	127	45	—
Interest income, net	1,190	2,281	2,763	4,886	3,142	213	101
Other financing charges	—	(604)	(604)	—	—	—	—

Net loss	$(14,031)	$(13,463)	$(17,443)	$(13,230)	$(13,559)	$(3,376)	$(1,867)
Deemed dividend on Series F preferred stock	—	—	—	—	(10,100)	—	—

Net loss applicable to common stockholders	$(14,031)	$(13,463)	$(17,443)	$(13,230)	$(23,659)	$(3,376)	$(1,867)
Net loss per common share, basic and diluted	$(0.68)	$(0.62)	$(0.82)	$(0.62)	$(2.17)	$(1.39)	$(1.13)
Weighted average common shares outstanding, basic and diluted	20,760	21,672	21,332	21,394	10,910	2,429	1,659
Cash dividends declared per common share	—	—	—	—	—	—	—
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$43,658		$51,119	$80,196	$89,550	$3,498	$824
Working capital	40,703		48,704	79,742	90,565	3,225	313
Total assets	65,865		79,971	90,682	94,874	5,938	2,752
Long-term obligations	4,783		10,000	—	—	17	—
Minority interest	100		—	—	372	225	—
Stockholders’ equity	53,463		65,942	85,936	91,917	3,830	725

RISK FACTORS

      In deciding whether to vote for adoption of the merger agreement and whether to elect to receive cash or shares of Lilly common stock in the merger, we urge you to carefully read and consider the following risk factors, in addition to the other information contained in this proxy statement/ prospectus. We also urge you to refer to the additional risk factors identified in the periodic reports and other documents of Lilly and AME incorporated by reference into this proxy statement/ prospectus and listed in the section captioned “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 82.

You may not receive the form of merger consideration that you elect.

      For each share of AME common stock you hold, you may elect to receive either Lilly common stock or cash, subject to proration and adjustment as described in this proxy statement/ prospectus. If you elect to receive Lilly common stock, and the stock election shares exceed the stock election number, then you will receive a combination of Lilly common stock and cash. The term “stock election shares” means the aggregate number of shares of AME common stock for which Lilly common stock is elected. The term “stock election number” means the number of shares of AME common stock outstanding immediately prior to the effective time of the merger, other than shares that will be cancelled in the merger, minus the cash election number. The term “cash election number” means the number equal to 20% of shares of the AME common stock outstanding immediately prior to the effective time of the merger. Therefore, there is a risk that even if you properly elect to receive all Lilly common stock, a portion of the merger consideration you receive will be in the form of cash which you did not elect to receive.

      In addition, if you elect to receive cash and holders of more than 20% of the shares of AME common stock outstanding immediately prior to the effective time of the merger elect cash (or exercise their dissenters’ rights), you will receive a combination of cash and Lilly common stock. Therefore, there is a risk that even if you properly elect to receive cash, a portion of the merger consideration you receive will be in the form of Lilly common stock which you did not elect to receive.

      A pro rata reduction in the cash consideration you may receive will be made if necessary to allow each of Lilly’s special tax counsel and AME’s tax counsel to deliver its opinion as to the qualification of the merger as a “reorganization” under Section 368(a) of the Internal Revenue Code. Please see the section captioned “THE MERGER AGREEMENT — Merger Consideration; Conversion or Cancellation of Shares of AME Common Stock” beginning on page 44. Accordingly, the risk that you will receive a portion of the merger consideration in a form that you did not elect could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you had elected (including the recognition of taxable gain to the extent cash is received). Please see the section captioned “THE MERGER — Material United States Federal Income Tax Consequences” beginning on page 41.

The amount of cash and the number of shares of Lilly common stock that AME stockholders will receive in exchange for their shares of AME common stock in the merger cannot be determined until after the AME special meeting is held.

      In the merger, AME stockholders will receive, at their election and subject to proration and adjustment as described in this proxy statement/ prospectus, cash, Lilly common stock or a combination of cash and stock, in each case, with a value of $18.00 per share of AME common stock on the closing date of the merger. Because any election you make may be subject to proration, whether you will receive cash, Lilly common stock or a combination of cash and Lilly common stock in the merger will depend on the elections made by you and the other AME stockholders as of the date of the AME special meeting. Additionally, the number of shares of Lilly common stock that you may receive will be determined based on the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger. As a result, Lilly cannot know at this time the exact amount of cash or Lilly common stock that AME stockholders will receive for each share of AME common stock. The value of Lilly common stock on the closing date of the merger may be greater or less than the market price of

Lilly common stock on the date of this proxy statement/ prospectus, the date of the AME special meeting or the date you submit your form of election. Please see the section captioned “THE MERGER AGREEMENT — Merger Consideration; Conversion or Cancellation of Shares of AME Common Stock” beginning on page 44 for a further discussion of the consideration to be paid to AME stockholders by Lilly in the merger.

The market price for shares of Lilly common stock may be affected by factors different from those affecting shares of AME common stock, and the market value of Lilly common stock may decrease after the closing date of the merger.

      Upon completion of the merger, many of the holders of AME common stock will become holders of Lilly common stock. Lilly’s current businesses and markets differ from those of AME and, accordingly, the results of operations of Lilly after the merger may be affected by factors different from those currently affecting the results of operations of AME. The market value of the shares of Lilly common stock you may receive in the merger could decrease following the closing date of the merger. For a discussion of the businesses of Lilly and AME and of factors to consider in connection with those businesses, please see the section captioned “THE COMPANIES” beginning on page 59 and the documents incorporated by reference into this proxy statement/ prospectus and listed under the section captioned “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 82.

      In particular, Lilly is facing a challenge to its U.S. patent for Zyprexa, its largest-selling product, from three generic pharmaceutical manufacturers: Zenith Goldline Pharmaceuticals, Inc.; Dr. Reddy’s Laboratories, Ltd.; and Teva Pharmaceuticals. The cases, pending in the federal district court in Indianapolis, have been consolidated. In July 2003, Teva and Lilly reached an agreement under which Teva’s lawsuit will be governed by the outcome of the Zenith and Reddy lawsuits. As a result, Teva will not participate in the trial of the Zenith and Reddy lawsuits, which is scheduled to begin on January 26, 2004. Lilly believes that the generic manufacturers’ claims are without merit and expects to prevail in this litigation. However, it is not possible to predict or determine the outcome of this litigation and, accordingly, Lilly can provide no assurance that it will prevail. An unfavorable outcome would have a material adverse impact on Lilly’s consolidated results of operations, liquidity, and financial position. For more information on this matter, see the “Legal Proceedings” sections of Lilly’s Annual Report on Form 10-K for the year ended December 31, 2002 and subsequent Quarterly Reports on Form 10-Q, as well as disclosure contained in other documents incorporated by reference into this proxy statement/ prospectus. Please see the section captioned “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 82.

The rights of AME stockholders who receive shares of Lilly common stock in the merger and become Lilly shareholders will differ from the rights of current AME stockholders.

      Many AME stockholders will become holders of Lilly common stock following the consummation of the merger. There are differences between the rights of current AME stockholders under AME’s restated certificate of incorporation and its amended and restated bylaws and Delaware law, on the one hand, and the rights of Lilly shareholders under Lilly’s amended articles of incorporation and its by-laws, as amended, and Indiana law, on the other hand. Because of these differences in rights, current AME stockholders may have less protection once they become Lilly shareholders. For a discussion of the differences between the rights of current AME stockholders and the rights of Lilly shareholders, please see the section captioned “COMPARISON OF RIGHTS OF AME STOCKHOLDERS AND LILLY SHAREHOLDERS” beginning on page 62.

AME’s directors and executive officers will benefit from accelerated vesting of AME stock options and the lapsing of restrictions on restricted shares of AME common stock in connection with the merger, and, as a result, their interests in the merger may be different from, or in addition to, your interests.

      The vesting of AME options issued under AME’s employee stock option or compensation plans will accelerate so that any unvested options will become immediately exercisable upon consummation of the merger. Each director and executive officer of AME holds AME stock options and will benefit from the accelerated vesting. Pursuant to the terms of the merger agreement, AME options will either be replaced with options to purchase shares of Lilly common stock or cancelled in exchange for a lump sum cash payment. For a discussion of the treatment of stock options in the merger, please see the section captioned “THE MERGER AGREEMENT — Treatment of Stock Options” beginning on page 45. Furthermore, as a result of the early exercise of their unvested stock options, some of AME’s executive officers hold restricted shares of AME common stock, which are subject to repurchase by AME in the event that these executive officers of AME cease to perform services to AME, at a price equal to the purchase price of the restricted shares. Upon consummation of the merger, the restricted shares will become fully vested and will cease to be subject to repurchase by AME. The restricted shares of AME common stock will be treated in the same manner as all other shares of AME common stock in the merger. In addition, AME’s directors and officers will benefit from provisions indemnifying them after the closing of the merger as to matters arising at or prior to the effective time of the merger. Also, Lilly will purchase, subject to specified limitations, a single payment, run-off policy of directors and officers liability insurance providing coverage for a period of six years from the effective time of the merger with respect to matters occurring at or prior to the effective time of the merger. This policy generally will be comparable to those currently maintained by AME. For a discussion regarding indemnification of AME’s directors and executive officers, please see the section captioned “THE MERGER AGREEMENT — Covenants and Agreements — Indemnification; Directors and Officers Insurance” beginning on page 54. You should consider whether any or all of these factors may have influenced AME’s directors and executive officers to support and recommend adoption of the merger agreement. For a discussion of the special interests that AME directors and executive officers may have in the merger, please see the section captioned “THE MERGER — Interests of Certain Persons in the Merger; Relationship between Lilly and AME” beginning on page 35.

If the proposed merger is not consummated, AME will have incurred substantial costs which may adversely affect AME’s financial results and operations and the market price for AME common stock.

      AME has incurred and will incur substantial costs in connection with the proposed merger. These costs will primarily relate to the costs associated with the fees of attorneys, accountants and AME’s financial advisor. In addition, AME has diverted significant management resources in an effort to complete the merger, and is subject to restrictions contained in the merger agreement on the conduct of its business. If the merger is not completed, AME will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit. Also, if the merger is not consummated under specified circumstances, the merger agreement requires AME to pay Lilly a termination fee of $20,250,000, as well as costs, expenses (including attorneys’ fees) and interest in connection with any suit brought by Lilly to obtain the termination fee if the termination fee is not promptly paid by AME when due. Please see the section captioned “THE MERGER AGREEMENT — Termination Fee and Expenses” beginning on page 57. In addition, if the merger is not consummated, AME may experience a negative reaction from the financial markets and AME’s collaborative partners, customers and employees. Each of these factors may adversely affect AME’s common stock prices, financial results and operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Forward-looking statements are included in or incorporated by reference into this proxy statement/ prospectus and may be made by spokespersons based on then-current expectations of Lilly’s or AME’s management. All forward-looking statements made by Lilly or AME are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, among other things, uncertainties related to product development, uncertainties related to the need for regulatory or other government approvals, dependence on proprietary technology, uncertainty of market acceptance of products, uncertainties related to business opportunities, the receipt of future payments, including royalties, the continuation of customer relationships and other risks identified in this proxy statement/ prospectus and the documents incorporated by reference into this proxy statement/ prospectus. One can identify forward-looking statements by the use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects,” “believes,” “anticipates,” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the growth strategy, financial results, regulatory issues, status of product approvals, development programs, litigation and investigations of Lilly and AME.

      Many factors, including but not limited to those listed below, may cause actual results to differ materially from current expectations and historical results:

•	competitive factors, including new patented products or expanded indications for existing products introduced by competitors, which can lead to declining demand for Lilly’s or AME’s products and product candidates; generic competition as patents on key products, such as Prozac®, expire; and pricing pressures, both in the United States and abroad, primarily from managed care groups and government agencies;

•	governmental factors, including federal, state and foreign laws and regulations that affect pharmaceutical pricing, such as Medicaid, Medicare, pharmaceutical importation laws, and other laws and regulations that could, directly or indirectly, impose governmental controls on the prices at which Lilly’s or AME’s products are sold;

•	difficulties and uncertainties inherent in new product development and introduction of new products; new product candidates that appear promising in development may fail to reach the market or may have only limited commercial success because of efficacy or safety concerns, inability to obtain necessary regulatory approvals, difficulty or excessive costs to manufacture, infringement of the patents or intellectual property rights of others and difficulty in predicting sales growth rates of new products;

•	delays and uncertainties in the FDA approval process and the approval processes in other countries, resulting in delays in product launches and lost market opportunity;

•	regulatory issues concerning compliance with current Good Manufacturing Practice, which we refer to as cGMP, regulations for pharmaceutical products that can lead to product recalls and seizures, interruption of production, delays in the approvals of new products pending resolution of the cGMP issues;

•	unexpected safety or efficacy concerns arising with respect to marketed products, whether or not scientifically justified, leading to product recalls, withdrawals or declining sales;

•	changes in inventory levels maintained by pharmaceutical wholesalers that can cause reported sales for a particular period to differ significantly from underlying prescriber demand;

•	economic factors over which neither AME nor Lilly has any control, including changes in inflation, interest rates and foreign currency exchange rates, and overall economic conditions in volatile areas, such as Latin America;

•	legal factors, including unanticipated litigation of product liability or other liability claims, antitrust and pricing litigation, environmental matters, and patent disputes with competitors that could preclude commercialization of products or negatively affect the profitability of existing products — in particular, see the discussion of certain patent litigation regarding Lilly’s U.S. patent for Zyprexa set forth in the section captioned “RISK FACTORS” beginning on page 12;

•	changes in tax laws, including laws related to the remittance of foreign earnings or investments in foreign countries with favorable tax rates, and settlements of federal, state and foreign tax audits;

•	changes in accounting standards promulgated by the Financial Accounting Standards Board, the SEC, the American Institute of Certified Public Accountants, and the Emerging Issues Task Force; and

•	internal factors, such as changes in business strategies and the impact of restructurings, asset impairments, technology acquisition and disposition transactions, and business combinations.

      In addition, this proxy statement/ prospectus contains forward-looking statements about the benefits of the proposed merger between Lilly and AME and the potential of AME’s directed molecular evolution technology. It reflects Lilly’s and AME’s current beliefs, assuming that the proposed merger is successfully closed; however, as with any undertaking of this type, there are substantial risks and uncertainties in the process of implementing the transaction. There is no guarantee that Lilly will realize the expected financial and technological benefits anticipated, or that AME’s technology will yield commercially successful pharmaceutical products.

      Lilly and AME undertake no duty to update forward-looking statements.

RECENT DEVELOPMENTS

      On January 5, 2004, Lilly announced that it expected earnings per share to be in the range of $0.65 to $0.67 for the first quarter of 2004 and $2.80 to $2.85 for the full-year 2004. This earnings guidance excludes significant unusual items, such as the substantial one-time charge Lilly will report for acquired in-process research and development related to the proposed merger, the amount of which cannot be determined at this time. Lilly is not currently aware of any other material unusual items that will occur in 2004. Lilly also announced that, for the full-year 2004, it expects low double-digit sales growth, gross margins as a percent of sales to be essentially flat compared with the prior year, marketing and administrative expenses to grow in the low double digits, and research and development expenses to grow in the mid-teens. Further, Lilly expects that other income/deductions (net other income less interest expense) will be approximately $100 to $120 million for 2004 and expects that the tax rate should remain essentially constant.

      For a more complete discussion of the risks and factors which may affect Lilly’s actual results, please see the section captioned “RISK FACTORS” beginning on page 12 and the section captioned “SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS” beginning on page 15.

THE AME SPECIAL MEETING

General

      This proxy statement/ prospectus is being provided to you as part of a solicitation of proxies by the AME board of directors for use at a special meeting of AME stockholders. In addition, this proxy statement/ prospectus is being furnished to AME stockholders as a prospectus for Lilly in connection with the issuance by Lilly of shares of Lilly common stock to AME stockholders in connection with the merger. This proxy statement/ prospectus, including a notice of the AME special meeting and a form of proxy card, is first being mailed on or about January 9, 2004.

Date, Time and Place of the AME Special Meeting

      The special meeting is scheduled to be held at 10:00 a.m., local time, on February 11, 2004, at AME’s principal executive offices, located at 3520 Dunhill Street, San Diego, California 92121.

Purpose of the AME Special Meeting

      The purpose of the AME special meeting is for AME stockholders to consider and vote on a proposal to adopt the merger agreement. The merger cannot be consummated unless holders of a majority of the outstanding shares of AME common stock adopt the merger agreement. As a result of the merger, each share of AME common stock will be converted into the right to receive, at each AME stockholder’s election and subject to proration and adjustment as described in this proxy statement/ prospectus, cash, Lilly common stock or some combination of cash and Lilly common stock, in each case, having a value of $18.00 per share of AME common stock on the closing date of the merger. The number of shares of Lilly common stock that AME stockholders may receive will be determined based on the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger. AME is not proposing any matters other than adoption of the merger agreement at the AME special meeting, although other business properly presented at the AME special meeting may be transacted.

Recommendation of the AME Board of Directors

      The AME board of directors unanimously recommends adoption of the merger agreement. On November 21, 2003, by a unanimous vote, the AME board of directors:

•	determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to, and in the best interests of, AME and its stockholders;

•	approved the merger agreement; and

•	resolved to recommend that its stockholders vote in favor of the proposal to adopt the merger agreement.

      Please see the section captioned “THE MERGER — Recommendation of the AME Board of Directors; AME’s Reasons for the Merger” beginning on page 27.

Record Date

      The AME board of directors has fixed the close of business on January 5, 2004 as the record date for the AME special meeting. As of that date, there were 21,191,517 shares of AME common stock outstanding. No other voting securities of AME were outstanding as of the record date. Only AME stockholders of record on the record date will receive notice of, and be entitled to vote at, the AME special meeting and any adjournments or postponements of the AME special meeting.

Required Vote and Voting Rights

      Adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of AME common stock as of the record date. Each outstanding share of AME common stock entitles its holder to one vote.

      If you hold your shares of AME common stock in an account with a broker, bank or other nominee, you must instruct the broker, bank or other nominee on how to vote your shares. If an executed proxy card returned by a broker, bank or other nominee holding shares indicates that the broker, bank or other nominee does not have authority to vote on the proposal to adopt the merger agreement, then those shares will be considered present at the AME special meeting for purposes of determining the presence of a quorum and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. This is called a “broker non-vote.” Your broker, bank or other nominee will vote your shares of AME common stock “FOR” or “AGAINST” the proposal to adopt the merger agreement only if you provide instructions on how to vote by following the instructions provided to you by your broker, bank or other nominee.

      As of the record date, the directors and executive officers of AME and their affiliates beneficially owned and had the right to vote a total of 4,601,648 shares of AME common stock, entitling them to exercise approximately 21.7% of the voting power of the outstanding shares of AME common stock. Each of the six executive officers of AME, who collectively own approximately 21.3% of the outstanding shares of AME common stock, have executed voting and support agreements with Lilly pursuant to which each AME executive officer has agreed to vote his shares of AME common stock “FOR” adoption of the merger agreement. Please see the section captioned “THE MERGER — Voting and Support Agreements” beginning on page 38.

Quorum

      The holders of a majority of the shares of AME common stock issued and outstanding and entitled to vote as of the record date must be present at the AME special meeting, either in person or represented by proxy, in order for there to be a quorum at the AME special meeting. There must be a quorum in order for AME to take a vote on the proposal to adopt the merger agreement.

      AME will count the following shares of AME common stock as present at the AME special meeting for purposes of determining whether or not there is a quorum:

•	shares held by persons who attend or are represented at the AME special meeting, whether or not the shares are voted;

•	shares for which AME receives properly executed proxies; and

•	shares held by brokers, banks or other nominees in “street name” for beneficial owners, if those brokers, banks or other nominees return an executed proxy card indicating that the beneficial owner has not given the broker, bank or other nominee specific instructions on how to vote those shares.

Voting of Proxies; Abstentions and Non-Votes

      Whether or not you plan to attend the AME special meeting in person, you should submit your proxy as soon as possible. Stockholders whose shares of AME common stock are registered in their own name may submit their proxies by following the instructions under the section captioned “— How to Vote” beginning on page 20.

      AME stockholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares.

      All properly submitted proxies received by AME before the AME special meeting that are not revoked prior to being voted at the AME special meeting will be voted at the AME special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” adoption of the merger agreement.

      Proxies marked “ABSTAIN” will not be voted at the AME special meeting. Abstentions will have the same effect as votes “AGAINST” adoption of the merger agreement. Broker non-votes also will have the same effect as votes “AGAINST” adoption of the merger agreement. Accordingly, the AME board of directors urges you to promptly submit your proxy.

      Submitting a proxy will impact your dissenters’ rights. Please see the section captioned “APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS” beginning on page 77.

How to Vote

      Each AME stockholder may vote in person at the AME special meeting or by proxy without attending the special meeting. If your shares of AME common stock are registered in your own name, you may submit your proxy by:

•	completing, signing and dating the enclosed proxy card, indicating on the proxy card how the shares are to be voted, and returning the signed proxy card in the enclosed postage prepaid envelope;

•	submitting a proxy by going to the Internet website located at http://www.eproxy.com/amev/ and following the instructions provided; or

•	submitting a proxy by telephone by calling the toll free number 1-800-560-1965 from a touchtone telephone in the United States and following the pre-recorded instructions.

      The enclosed proxy card sets forth instructions for submitting your proxy through the Internet or by touchtone telephone. If you have any questions or requests for assistance in completing and submitting your proxy, please contact The Altman Group, Inc., a firm retained by AME that provides professional proxy solicitation services, at 1-800-249-7120.

      If your shares are held in “street name” by your broker, bank or other nominee, you must follow the directions your broker, bank or other nominee provides.

Revocation of Proxy

      Your grant of a proxy on the enclosed proxy card does not prevent you from voting in person or otherwise revoking your proxy at any time before it is voted at the AME special meeting. If your shares of AME common stock are registered in your own name, you can revoke your proxy in one of the following four ways:

•	first, you may send a written notice to AME’s corporate secretary stating that you want to revoke your proxy;

•	second, you can complete and submit a new, duly executed proxy card bearing a later date;

•	third, you can revoke your proxy by touchtone telephone by calling 1-800-560-1965 from a touchtone telephone in the United States and following the pre-recorded instructions or through the Internet by going to the website located at http://www.eproxy.com/amev/ and following the instructions provided; or

•	fourth, you can attend the AME special meeting and vote in person. However, simply attending the meeting will not revoke your proxy; you must vote at the meeting.

      If you choose either of the first two methods described above to revoke your proxy, you must submit your notice of revocation or your new proxy card to:

Lawrence E. Bloch, Secretary
Applied Molecular Evolution, Inc.
3520 Dunhill Street
San Diego, California 92121

      If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions you received from your broker, bank or other nominee to change your vote.

Expenses of Solicitation

      Whether or not the merger is consummated, AME will bear the entire cost of soliciting proxies from AME stockholders. However, AME and Lilly have agreed to each bear and pay one-half of the fees and expenses associated with filing, printing and mailing this proxy statement/ prospectus and the registration statement, of which this proxy statement/ prospectus forms a part, including any amendment or supplement to the registration statement or this proxy statement/ prospectus (including any SEC filing fees). In addition, AME and Lilly will each bear and pay its own fees and expenses incurred in connection with the merger.

      In addition to soliciting proxies by mail, the directors, officers and employees of AME may, without receiving additional compensation, solicit proxies from AME stockholders by telephone, facsimile or other electronic means, in person or by other means. AME may make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of AME common stock held of record by those persons, if necessary, and AME will reimburse these brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the solicitation of proxies. The Altman Group, a firm retained by AME that provides professional proxy solicitation services, may assist AME in soliciting proxies by contacting AME stockholders by mail, telephone, facsimile or other means, or personal interview, and may request brokers, dealers and other nominee stockholders to forward materials to beneficial owners of shares of AME common stock. The Altman Group will receive reasonable and customary compensation for its services, which is estimated at approximately $6,000, and will also be reimbursed for certain of its reasonable out-of-pocket expenses.

Other Matters

      As of the date of this proxy statement/ prospectus, it is not expected that any matters will be presented for action at the AME special meeting other than as described in this proxy statement/ prospectus. If any other matters properly come before the AME special meeting, or any adjournments or postponements of the AME special meeting are proposed (including for the purpose of soliciting votes), and are properly voted upon, the enclosed proxies will give the individuals named as proxies discretionary authority to vote the shares represented by these proxies, in accordance with their best judgment, as to any of these matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the AME board of directors. Shares represented by proxies that have been voted “AGAINST” adoption of the merger agreement will not be used to vote “FOR” any proposal to postpone or adjourn the AME special meeting to a later date to allow additional time for the solicitation of additional votes in favor of adoption of the merger agreement.

      AME will admit to the AME special meeting:

•	all AME stockholders of record at the close of business on the record date;

•	persons holding proof of beneficial ownership as of the record date, such as a letter or account statement from the person’s broker;

•	persons who have been granted proxies; and

•	any other persons that AME, in its sole discretion, may elect to admit.

      All persons wishing to be admitted to the AME special meeting must present photo identification. Any AME stockholder who plans to attend the AME special meeting should check the appropriate box on the proxy card or register its intention when voting by touchtone telephone or through the Internet, according to the instructions provided.

THE MERGER

Background of the Merger

      Since its formation, AME has financed its operations, in part, through research collaborations with third parties, primarily large pharmaceutical and biotechnology companies.

      In February 2001, members of AME’s management presented non-confidential information regarding AME’s protein optimization capabilities to members of Lilly’s management. In June 2001, AME and Lilly entered into a confidential disclosure agreement to permit additional discussions concerning a possible collaboration. Since that time, AME and Lilly have had many discussions concerning both existing and future collaborations and other potential business relationships.

      In December 2001, AME entered into its first collaboration agreement with Lilly involving the optimization of an antibody and a non-antibody protein which is described more fully in the section captioned “— Interests of Certain Persons in the Merger; Relationship between Lilly and AME — Corporate Collaboration.”

      From December 2002 through February 2003, representatives of AME and Lilly met on several occasions to discuss ways to broaden their existing collaborative relationship, including potential equity or other investments by Lilly. The parties discontinued discussions regarding a broader strategic relationship in February 2003.

      In June 2003, AME entered into another collaboration agreement with Lilly involving the optimization of an antibody and a growth factor which is described more fully in the section captioned “— Interests of Certain Persons in the Merger; Relationship between Lilly and AME — Corporate Collaboration.”

      In July 2003, the parties again began to explore ways to broaden their existing collaborative relationship. On July 24, 2003, Dr. William Huse, President and Chief Executive Officer of AME, met with members of Lilly’s management to discuss a potential acquisition of AME by Lilly.

      From July 25, 2003 through August 10, 2003, discussions continued between Dr. Huse and representatives of Lilly regarding a potential acquisition. These discussions were focused primarily on strategic vision, AME’s function within the Lilly organization, scientific objectives, scientific synergies and the potential benefits of an acquisition.

      On August 13, 2003, the AME board of directors met in a regularly scheduled meeting at AME’s headquarters in San Diego and discussed Lilly’s interest in exploring a potential acquisition of AME. The AME board of directors instructed Dr. Huse to continue discussions with Lilly and to begin exploring with Lilly the price to be offered to AME stockholders.

      On August 26, 2003, representatives of AME and Lilly met to discuss a potential acquisition. During this meeting, the representatives of Lilly verbally indicated that Lilly would be interested in acquiring AME for consideration in the range of $11.00 to $13.00 per share of AME common stock, subject to due diligence and further discussions. This price range represented a significant premium to the closing price of AME common stock of $6.53 per share on August 25, 2003.

      On September 10, 2003, the AME board of directors met by conference telephone call and discussed the potential acquisition of AME by Lilly, the possible opportunity for an equity financing and AME’s strategic alternatives.

      On September 12, 2003, representatives of AME and Lilly met to discuss valuations for a potential acquisition. At the conclusion of this meeting, the representatives of AME indicated that AME was interested in a transaction at prices ranging from $19.00 to $21.00 per share of AME common stock. The closing price of AME common stock on September 11, 2003 was $7.99 per share.

      On September 22, 2003, representatives of AME and Lilly held a video conference to discuss the potential acquisition of AME by Lilly. During this meeting, the representatives of Lilly indicated a likely price range of $14.00 to $16.00 per share of AME common stock, which continued to represent a significant premium to the closing price of AME common stock of $9.74 per share on September 19, 2003, the trading day immediately preceding the date of this meeting.

      On September 26, 2003, the AME board of directors met by conference telephone call. During this meeting, the AME board of directors was updated on the status of discussions with Lilly on a potential acquisition and discussed the recent meetings of Dr. Lawrence Bloch, Chief Financial Officer and Secretary of AME, with investment banking firms regarding a possible equity financing.

      On September 29, 2003, representatives of AME and Lilly met by conference telephone call to discuss Lilly’s most recent proposal. At the conclusion of this meeting, the representatives of AME indicated AME’s interest in a potential transaction only at a price of $19.00 per share of AME common stock. Representatives of AME also indicated to the representatives of Lilly that AME preferred a transaction in which all outstanding AME common stock would be exchanged for Lilly common stock due to the tax advantages of this type of transaction over an all-cash acquisition. The closing price of AME common stock on September 26, 2003, the trading day immediately preceding the date of this meeting, was $9.73 per share.

      On September 29 and 30, 2003 and October 1, 2003, the AME board of directors met by conference telephone call and discussed the potential acquisition by Lilly and authorized management to proceed with discussions with Lilly.

      Also, on October 1, 2003, representatives of Lilly spoke with Dr. Huse by telephone and indicated that Lilly would be prepared to proceed with an acquisition of AME at a purchase price of $16.00 per share of AME common stock payable in Lilly common stock or $16.50 in cash, subject to due diligence and further discussions. The closing price of AME common stock on September 30, 2003 was $8.56 per share.

      On October 3, 2003, the AME board of directors met by conference telephone call and received a presentation by JPMorgan regarding potential equity financing alternatives which might be available to AME. The representatives of JPMorgan presented an equity capital markets update and its qualifications to act on behalf of AME in an equity financing. The potential acquisition of AME by Lilly was not discussed with JPMorgan at this time.

      On October 4, 2003, the AME board of directors met by conference telephone call and discussed the potential acquisition of AME by Lilly. The AME board of directors discussed the various components of the consideration, including a fixed value price versus other possible structures. At the conclusion of this meeting, the AME non-management directors met in executive session with AME’s outside legal counsel, Pillsbury Winthrop LLP, and discussed the potential acquisition.

      Between October 6 and October 13, 2003, the parties met several times by conference telephone call and discussed a potential transaction in the price range indicated by Lilly on October 1, 2003. During these discussions, representatives of AME proposed a structure that provided AME stockholders with a choice between cash and Lilly common stock so that, depending on the stockholders’ preference, they could realize immediate value through cash or participate in the long-term growth of Lilly through ownership of Lilly common stock. Representatives of Lilly continued to state their preference for a transaction which consisted of either all cash or all stock. As part of these discussions, representatives of Lilly proposed a non-binding term sheet for discussion purposes which contained, among other things, a requirement by Lilly that AME would negotiate exclusively with Lilly for a 60-day period and deal protection provisions, to be contained in a definitive agreement, including a break-up fee.

      During this period, the AME board of directors met by conference telephone call and discussed AME’s strategic alternatives and authorized the management of AME to enter into a confidentiality and standstill agreement with Lilly in order to continue further discussions.

      On October 13, 2003, representatives of AME and Lilly by conference telephone call agreed to continue further discussions on the basis of a price of $16.25 per share of AME common stock, payable, at the election of each AME stockholder, in cash or Lilly common stock, with the aggregate consideration payable by Lilly capped at 51 percent in stock and 49 percent in cash. Representatives of Lilly indicated that they would consider a “cash election” merger but only if the stock component did not exceed more than 51% of the aggregate consideration. Representatives of Lilly also continued to insist that further discussions would be subject to a 60-day exclusivity period. The closing price of AME common stock on October 10, 2003, the trading day immediately preceding the date of this meeting, was $11.35 per share.

      Also during this period, representatives of AME continued to explore possible private and public equity financings.

      On October 14, 2003, Dr. Huse conveyed to representatives of Lilly that, although AME desired to continue the discussions, the AME board of directors had determined earlier that day that AME could not agree to the 60-day exclusivity period. On October 15, 2003, representatives of Lilly informed AME that Lilly would not proceed with further discussions without an exclusivity period.

      On October 16 and October 17, 2003, the AME board of directors met by conference telephone call, and Dr. Huse reported on recent discussions with Lilly, including Lilly’s requirement of an exclusivity agreement in order to continue further discussions. The AME board of directors then discussed AME’s strategic alternatives. AME’s outside legal counsel reviewed with the AME board of directors its fiduciary duties. The AME board of directors authorized the management of AME to enter into a 30-day exclusivity agreement with Lilly under the terms and conditions discussed with the AME board of directors. The AME board of directors also discussed engaging an investment banker and authorized the management to engage JPMorgan with respect to assisting with a potential acquisition as well as a possible offering of equity securities. AME’s non-management directors also met in executive sessions and met with AME’s outside legal counsel to further discuss AME’s strategic alternatives.

      On October 22, 2003, AME and Lilly executed an exclusive negotiation, standstill and employee non-solicitation agreement which, among other things, amended the confidentiality agreement between the companies and provided for an exclusivity period of 30 days commencing on October 20, 2003. In addition, on October 22, 2003, Lilly’s outside legal counsel, Dewey Ballantine LLP, delivered an initial draft of a merger agreement to AME’s outside counsel.

      On October 23, 2003, members of Lilly’s management met with members of AME’s management in San Diego. During this meeting, Dr. James Breitmeyer, Vice President, Pharmaceutical Operations of AME, and Dr. Jeffry Watkins, Chief Scientific Officer of AME, described AME’s research and development capabilities and provided an overview of AME’s proprietary products, AME-527 and AME-133.

      On October 27, 2003, representatives of Lilly and its outside legal counsel met with AME’s outside legal counsel, with members of AME’s management participating by conference telephone call, to discuss the major terms and conditions of the draft merger agreement.

      On October 28, 2003, the AME board of directors met by conference telephone call, and Dr. Huse discussed with the AME board of directors AME’s alternatives in terms of private and public equity financings and potential strategic transactions. Dr. William Respess, Vice President, General Counsel and Director of AME, Dr. Keith Manchester, Vice President of Business Development of AME and AME’s outside legal counsel reported to the AME board of directors regarding the October 27, 2003 meeting with members of Lilly’s management. At the conclusion of these discussions, the AME board of directors authorized the management of AME to proceed with discussions with Lilly.

      Commencing on November 3, 2003 and continuing through the following weeks, representatives of Lilly reviewed due diligence materials of AME at a data room in San Diego, and various scientific, business and legal personnel from both Lilly and AME met at various times in San Diego and participated in a series of teleconferences to conduct due diligence.

      On November 7, 2003, AME formally retained JPMorgan as its financial advisor with respect to the potential acquisition by Lilly.

      At a meeting of the AME board of directors on November 9, 2003, representatives of JPMorgan discussed with the AME board of directors AME’s strategic alternatives and presented an equity capital markets update. The AME board of directors discussed with AME’s outside legal counsel a possible timetable for the potential acquisition and the AME board of directors’ fiduciary duties.

      On November 12, 2003, representatives of AME and Lilly and their respective outside legal counsel met to discuss and negotiate the terms and conditions of the potential acquisition and the merger agreement. The discussion included, among other terms, the relative merits of the forward triangular merger and reverse triangular merger structures, the deal protection provisions sought by Lilly and the impact of the tax-free treatment sought by AME on the form of merger consideration, including, for a reverse triangular merger, that 80 percent or more of the aggregate consideration must consist of Lilly common stock.

      On November 13, 2003, Lilly’s outside legal counsel delivered a revised draft of the merger agreement to AME’s outside legal counsel, which included a change in the structure to a reverse triangular merger with AME surviving as a wholly owned subsidiary of Lilly and provided for a merger consideration of $16.25 per share of AME common stock payable, at the election of each AME stockholder, in Lilly common stock or cash, with the aggregate merger consideration consisting of 80 percent Lilly common stock and 20 percent cash.

      On November 14, 2003 and over the following weekend, representatives of JPMorgan, representatives of Merrill Lynch & Co., Lilly’s financial advisor, and representatives of Lilly discussed the purchase price. JPMorgan indicated that the AME board of directors was proposing that Lilly increase the proposed merger consideration from the $16.25 per share then being discussed by the parties. JPMorgan also noted the possible alternatives available to AME, such as an equity financing transaction or the execution of additional licensing agreements.

      On November 17, 2003, the AME board of directors met by conference telephone call. Dr. Huse updated the AME board of directors on management’s discussions with representatives of Lilly. Dr. Huse summarized the proposed terms of the merger. AME’s outside legal counsel reviewed with the AME board of directors the status of discussions, the terms of the then current draft of the merger agreement, due diligence, regulatory matters and open issues and the fiduciary duties of the AME board of directors. Representatives of JPMorgan reported to the AME board of directors on the status of discussions with Merrill Lynch and matters relating to a financial review by JPMorgan. The AME board of directors discussed the terms and conditions of the potential acquisition and AME’s strategic alternatives and authorized the management of AME to proceed with the acquisition discussions with Lilly. At the conclusion of this meeting, the non-management directors met in executive session with AME’s outside legal counsel and discussed matters relating to the potential acquisition.

      On November 18, 2003, members of AME’s management and members of Lilly’s management and their respective outside legal counsel discussed the terms and conditions of the draft merger agreement and negotiated various provisions, including representations and warranties, covenants, closing conditions and termination provisions.

      In the morning on November 19, 2003, a number of telephone calls occurred between members of AME’s management, members of Lilly’s management and their respective legal advisors regarding the outstanding issues in the merger agreement and the purchase price to be paid.

      Later in the morning on November 19, 2003, the AME board of directors met in a regularly scheduled meeting at AME’s headquarters in San Diego. During a brief recess of the meeting, Dr. Huse spoke with representatives of Lilly by telephone and proposed a $19.00 price per share of AME common stock in response to Lilly’s request that AME make a specific counter-proposal to the $16.25 per share amount which the parties had been discussing. When the AME board meeting resumed, Dr. Huse reported upon the recent exchange of telephone calls and that he had received Lilly’s final and best proposal of $18.00 per share of AME common stock conditioned upon AME’s acceptance of the deal protection provisions requested by Lilly, including the termination provisions of the merger agreement, voting and support agreements, the obligation of AME to present the Lilly transaction to a vote of AME stockholders and the termination fee requested by Lilly. The AME board of directors then reviewed with management and AME’s outside legal counsel the status of discussions with Lilly and the proposed terms and conditions. Representatives of JPMorgan joined the meeting and discussed with the AME board of directors its financial review of, and analysts’ reports on, Lilly and AME.

      On the evening of November 20, 2003, the AME board of directors met by conference telephone call and discussed the proposed terms and conditions. Dr. Huse and AME’s outside legal counsel updated the AME board of directors on the status of the negotiations, summarized the proposed terms and conditions and outstanding negotiation points and responded to questions. AME’s outside legal counsel reviewed with the AME board of directors their fiduciary responsibilities and discussed with the AME board of directors the approvals that would be required for the acquisition. Representatives of JPMorgan reviewed with the AME board of directors the terms of the potential acquisition and discussed the proposed opinion of JPMorgan. The AME board of directors determined that, in light of the status of the negotiation of the merger agreement, it would reconvene early the next morning to receive an update and consider the transaction further.

      During the course of the evening of November 20 and the morning of November 21, 2003, the parties negotiated the remaining provisions of the merger agreement.

      On the morning of November 21, 2003, the AME board of directors met by conference telephone call. AME’s legal counsel reviewed with the AME board of directors the terms of the final draft of the merger agreement. JPMorgan delivered its oral opinion to the AME board of directors, subsequently confirmed in writing, that, based upon the assumptions made, matters considered, procedures followed and the scope of review as set forth in the opinion, the merger consideration was fair, from a financial point of view, to holders of AME common stock. After discussion, the AME board of directors unanimously determined that the merger was advisable and fair to, and in the best interests of, AME stockholders, approved the merger agreement, the merger and the voting and support agreements and unanimously resolved to recommend that AME stockholders vote to adopt the merger agreement.

      Shortly thereafter, Lilly, Merger Sub and AME entered into the merger agreement.

Recommendation of the AME Board of Directors; AME’s Reasons for the Merger

      The AME board of directors approved the merger agreement, determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, AME and its stockholders, and therefore unanimously recommends that AME stockholders vote “FOR” adoption of the merger agreement.

      In reaching its determination to recommend adoption of the merger agreement, the AME board of directors consulted with AME’s management, AME’s financial advisor and AME’s outside legal counsel and considered and reviewed various factors including those listed below. Because of the wide variety of factors considered, the AME board of directors did not believe it practicable, nor did it attempt, to quantify or otherwise assign relative weight to the specific factors it considered in reaching its decision.

Strategic Advantages of the Merger

      In particular, the AME board of directors believed that the following factors would have a positive effect:

•	Enhanced Competitive Position of AME. The AME board of directors believed that access to Lilly’s extensive resources would give AME a stronger competitive position and greater opportunities for growth than AME would have operating independently. In particular, the AME board of directors considered the strategic benefits and improved financial results to be gained from:

•	a broader spectrum of research and development activities;

•	an enhanced pipeline of pre-clinical biotherapeutic candidates; and

•	the compatibility of the scientific personnel of the two companies.

•	Lilly’s Business, Condition and Prospects. The AME board of directors determined that Lilly would make a desirable acquiror because of Lilly’s:

•	relative position in the pharmaceutical industry;

•	demonstrated ability to develop and commercialize biotherapeutics;

•	financial resources;

•	broad spectrum of research and development activities;

•	robust pipeline of pre-clinical biotherapeutic candidates;

•	experience in navigating regulatory processes;

•	diverse collaborations; and

•	international and domestic sales and marketing expertise and resources.

      The AME board of directors considered that the foregoing attributes would enable AME to accelerate the development and commercialization of its proprietary biotherapeutic product candidates, enhance the continued development of AME’s protein engineering technology and more fully realize the potential value of the proprietary AMEsystemTM directed molecular evolution technology.

•	AME’s Business, Condition and Prospects. The AME board of directors considered information with respect to the financial condition, results of operations and business of AME on both a historical and prospective basis, as well as current industry, economic and market conditions. Specifically, the AME board of directors considered:

•	the potential that AME may not realize its strategic growth objectives as an independent company with its current capital resources, including as a result of anticipated increases in expenses associated with advancing product candidates AME-527 and AME-133 into Phase I clinical trials;

•	AME’s need to raise a significant amount of capital over the next 24 months in order to remain independent due to the approximately $43.7 million in cash, cash equivalents and short term investments on AME’s balance sheet as of September 30, 2003;

•	risks associated with alternative capital-raising transactions given the current financing environment for companies at AME’s stage of development; and

•	even if capital is available to fund current activities, the difficulty of maintaining sufficient capital resources to allow for appropriate contingency planning regarding unexpected setbacks or delays in the development of its lead product candidates.

Terms of the Merger Agreement and the Merger Consideration

      In reaching its determination to recommend adoption of the merger agreement, the AME board of directors, with the assistance of its management, financial advisor and legal counsel, considered the general terms of the merger agreement and the form and amount of consideration AME stockholders would receive.

•	Merger Consideration. Based in part on the opinion of JPMorgan, the AME board of directors determined that $18.00 in cash, Lilly common stock or some combination of cash and Lilly common stock for each share of AME common stock was a fair price to AME’s stockholders and represented a significant premium over historic prices of AME common stock. In reaching its determination, in particular, the AME board of directors considered the following factors:

•	the merger consideration of $18.00 for each share of AME common stock represents a premium of approximately 48% over the average per share closing price of AME common stock for the ten consecutive trading days immediately preceding the public announcement of the execution of the merger agreement and a premium of approximately 53% over the per share closing price of AME common stock on November 20, 2003, the trading day immediately prior to the public announcement of the execution of the merger agreement;

•	the opportunity for AME stockholders to elect cash or Lilly common stock in exchange for their shares of AME common stock, subject to proration and adjustment as provided in the merger agreement;

•	AME stockholders receiving Lilly common stock in the merger will receive $18.00 in shares of Lilly common stock (based on the closing price of Lilly common stock on the closing date), even if the Lilly stock price declines between signing and closing of the merger;

•	Lilly common stock was valued attractively relative to comparable companies in its industry, given the growth prospects of its underlying business, and AME stockholders would have the ability to become holders of Lilly common stock, subject to proration and adjustment as provided in the merger agreement, and thereby participate in any future prospects of Lilly following the merger;

•	the ability of AME stockholders to receive the stock portion of the merger consideration on a tax-advantaged basis; and

•	the significantly larger public float and trading volume of Lilly common stock compared to the public float and trading volume of AME common stock, which should provide AME stockholders who receive Lilly common stock in the merger the opportunity to gain greater liquidity in their investment.

•	Opinion of Financial Advisor. The AME board of directors considered the opinion of JPMorgan that, as of the date of its opinion, and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by holders of AME common stock pursuant to the merger agreement is fair, from a financial point of view, to those holders.

•	Terms of the Merger Agreement. The AME board of directors reviewed the terms of the merger agreement, including the parties’ mutual representations, warranties and covenants, and determined they were reasonable and the merger agreement did not contain any extraordinary conditions in order to consummate the merger.

Risks of the Proposed Merger

      In addition, the AME board of directors considered the material risks inherent in the proposed transaction, which were known to it, including:

•	the merger may not be completed, given the period of time between the signing of the merger agreement and the expected closing during which a material change in AME’s business may constitute a breach of the merger agreement, entitling Lilly to terminate the merger agreement;

•	the effect of the public announcement of the merger on AME’s collaborative partners, customers and employees;

•	the effects of the diversion of management resources necessary to consummate the merger;

•	the transaction costs involved in connection with the merger;

•	the limitations imposed on the conduct of AME regarding its business and the solicitation by AME of alternative business transactions prior to the completion of the merger; and

•	other risks described in this proxy statement/ prospectus under the section captioned “RISK FACTORS.”

      This discussion of information and factors considered by the AME board of directors is not intended to be exhaustive, but is believed to include some of the material factors considered by the AME board of directors. The AME board of directors concluded that, on balance, the known potential benefits of the transaction with Lilly outweighed the known potential risks, and the proposed transaction with Lilly was more compelling than other available alternatives and was advisable and fair to, and in the best interests of, AME stockholders.

Opinion of AME’s Financial Advisor

      Pursuant to an engagement letter dated November 7, 2003, AME retained JPMorgan as its financial advisor and to deliver a fairness opinion in connection with the proposed merger.

      At the meeting of the AME board of directors on November 21, 2003, JPMorgan rendered its oral and written opinion to the AME board of directors that, based upon and subject to the various considerations set forth in JPMorgan’s opinion, as of November 21, 2003, the consideration to be paid to holders of AME common stock in the proposed merger was fair, from a financial point of view, to those holders. No limitations were imposed by the AME board of directors upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinions, except that JPMorgan was not authorized to, and did not, solicit any expressions of interest from any other parties with respect to the sale of all or any part of AME or any other alternative transaction.

      The full text of the written opinion of JPMorgan, dated November 21, 2003, which sets forth the assumptions made, matters considered and limits on the review undertaken by JPMorgan in rendering its opinion, is attached as Appendix C to this proxy statement/ prospectus and is incorporated by reference into this proxy statement/ prospectus. AME stockholders are urged to read the opinion in its entirety. JPMorgan’s written opinion is addressed to the AME board of directors, is directed only to the fairness, from a financial point of view, of the consideration to be paid in the merger and does not constitute a recommendation to any AME stockholder as to how to vote at the AME special meeting. The summary of the opinion of JPMorgan set forth in this proxy statement/ prospectus is qualified in its entirety by reference to the full text of the opinion.

      In arriving at its opinion, JPMorgan, among other things:

•	reviewed a draft of the merger agreement dated November 20, 2003;

•	reviewed certain publicly available business and financial information concerning AME and Lilly and the industries in which they operate;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for these companies;

•	compared the financial and operating performance of AME and Lilly with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of AME common stock and Lilly common stock and certain publicly traded securities of these other companies;

•	reviewed internal financial analyses and forecasts contained in equity research reports relating to the respective businesses of AME and Lilly which were approved by their respective managements; and

•	performed other financial studies and analyses and considered other information as JPMorgan deemed appropriate for the purposes of its opinion.

      JPMorgan also held discussions with members of the managements of AME and Lilly with respect to certain aspects of the merger, the past and current business operations of AME and Lilly, the financial condition and future prospects and operations of AME and Lilly, the effects of the merger on the financial condition and future prospects of AME and Lilly, and other matters JPMorgan believed necessary or appropriate to its inquiry.

      In giving its opinion, JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by AME and Lilly, or otherwise reviewed by JPMorgan, and JPMorgan has not assumed any responsibility or liability for this information. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor were any valuations or appraisals of any assets or liabilities provided to JPMorgan. In relying on the financial analyses and forecasts provided to it, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of AME and Lilly to which the analyses or forecasts relate. JPMorgan also assumed that the definitive merger agreement would not differ in any material respect from the draft of the merger agreement provided to JPMorgan and that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, and that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. JPMorgan relied as to all legal matters relevant to the rendering of its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on AME, Lilly or on the contemplated benefits of the merger.

      JPMorgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of its opinion. Subsequent developments may affect the written opinion, and JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. JPMorgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be received by holders of AME common stock in the proposed merger, and JPMorgan has expressed no opinion as to the underlying decision by AME to engage in the merger. JPMorgan expressed no opinion as to the price at which AME common stock or Lilly common stock will trade at any future time, whether before or after the closing of the merger.

      JPMorgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of AME or any other alternative transaction. Consequently, JPMorgan has assumed that the terms of the merger are the most beneficial terms from AME’s perspective that could under the circumstances be negotiated among the parties to the merger, and no opinion is expressed whether any alternative transaction might produce consideration for AME stockholders in an amount greater than that contemplated in the merger.

      In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses used by JPMorgan in connection with providing its opinion. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by JPMorgan more fully, you should read the tables together with the text of each summary. The tables do not constitute a complete description of JPMorgan’s financial analyses.

      Public Trading Multiples. Using publicly available information, JPMorgan compared selected financial data of AME with similar data for selected publicly traded directed evolution and antibody companies, which JPMorgan judged to be analogous to AME’s business. The companies selected by JPMorgan in the directed evolution sector were:

•	Diversa Corporation;

•	Genencor International Inc.; and

•	Maxygen Inc.

      The following table reflects the results of the analysis:

	Range		Mean		Median		AME		Reference Range

Ratio of firm value to projected 2003 revenue	2.5x to 4.3	x	3.6	x	4.0	x	23.7	x	4.0x to 6.5x
Ratio of firm value to projected 2004 revenue	2.4x to 4.2	x	3.2	x	2.8	x	18.9	x	3.0x to 6.5x

      Based on the ratios set forth in the table above, this analysis yielded a range of implied equity value for AME of $3.25 per share to $4.25 per share for estimated calendar year 2003 and a range of $3.00 per share to $5.00 per share for estimated calendar year 2004, as compared to the consideration of $18.00 per share provided for in the merger.

      The companies selected by JPMorgan in the antibody sector were:

•	Abgenix, Inc.;

•	Medarex, Inc.; and

•	Protein Design Labs, Inc.

      The following table reflects the results of the analysis:

	Range		Mean		Median		AME		Reference Range

Ratio of firm value to projected 2003 revenue	13.8x to 60.5	x	37.4	x	38.0	x	23.7	x	26.0x to 37.5x
Ratio of firm value to projected 2004 revenue	11.9x to 34.6	x	23.5	x	23.9	x	18.9	x	18.0x to 23.5x

      Based on the ratios set forth in the table above, this analysis yielded a range of implied equity value for AME of $12.25 per share to $16.75 per share for estimated calendar year 2003 and a range of $10.75 per share to $13.50 per share for estimated calendar year 2004, as compared to the consideration of $18.00 per share provided for in the merger.

      Using publicly available information, JPMorgan also compared selected financial data of Lilly with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be analogous to Lilly’s business. The companies selected by JPMorgan were:

•	Abbott Laboratories;

•	AstraZeneca PLC;

•	Aventis SA;

•	Bristol-Myers Squibb Company;

•	GlaxoSmithKline PLC;

•	Johnson & Johnson;

•	Merck & Co., Inc.;

•	Novartis AG;

•	Pfizer, Inc.;

•	Roche Holding AG;

•	Sanofi-Synthelabo SA;

•	Schering-Plough Corporation; and

•	Wyeth.

      The following table reflects the results of the analysis:

	Range		Mean		Median		Lilly		Reference Range

Ratio of firm value to projected 2003 revenue	2.4x to 6.0	x	3.9	x	3.9	x	6.7	x	4.0x to 6.0x
Ratio of firm value to projected 2004 revenue	2.3x to 5.1	x	3.5	x	3.5	x	6.1	x	3.5x to 5.0x
Ratio of per market share price to projected 2003 cash earnings	15.7x to 44.4	x	21.3	x	19.8	x	28.1	x	21.0x to 29.0x
Ratio of per market share price to projected 2004 cash earnings	13.9x to 48.5	x	19.7	x	16.9	x	24.7	x	19.5x to 23.0x

      Based on the ratios of firm value to projected revenue set forth in the table above, this analysis yielded a range of implied equity value for Lilly of $42.00 per share to $63.75 per share for estimated calendar year 2003 and a range of $41.50 per share to $59.75 per share for estimated calendar year 2004, as compared to the closing price of Lilly common stock on November 19, 2003 of $72.54 per share. Based on the ratios of per market share price to projected cash earnings set forth in the table above, this analysis yielded a range of implied equity value for Lilly of $54.25 per share to $74.75 per share for estimated calendar year 2003 and a range of $57.25 per share to $67.50 per share for estimated calendar year 2004, as compared to the closing price of Lilly common stock on November 19, 2003 of $72.54 per share.

      Precedent Transaction Analysis. Using publicly available information, JPMorgan examined a selected group and a broader group of comparable merger and acquisition transactions involving companies in the biotechnology industry.

      The following table reflects the results of the analysis based upon JPMorgan’s review of a selected group of 20 comparable transactions that were announced between October of 1998 and August of 2003:

	Range		Mean		Median		AME		Reference Range

Ratio of transaction value to projected revenue	2.2x to 30.7	x	12.0	x	5.5	x	18.9	x	12.0x to 25.5x

      Based on the ratios set forth in the table above, this analysis yielded a range of implied equity value for AME of $7.75 per share to $14.50 per share, as compared to the consideration of $18.00 per share provided for in the merger.

      The following table reflects the results of the analysis based upon JPMorgan’s review of a broader group of 32 comparable transactions that were announced between March of 2001 and August of 2003:

	Range		Mean		Median		AME		Reference Range

Ratio of transaction value to projected revenue	2.2x to 75.3	x	14.9	x	8.6	x	18.9	x	8.5x to 15.0x

      Based on the ratios set forth in the table above, this analysis yielded a range of implied equity value for AME of $6.00 per share to $9.25 per share, as compared to the consideration of $18.00 per share provided for in the merger.

      Discounted Cash Flow Analysis. JPMorgan also conducted a discounted cash flow analysis to determine the fully diluted equity value per share for Lilly common stock. JPMorgan calculated the unlevered free cash flows that Lilly is expected to generate during fiscal years 2004 through 2008 based upon financial projections derived from equity research reports through the years 2004 through 2008 ended December 31. JPMorgan also calculated a range of terminal asset values at the end of the 2008-year period ending December 31 by applying an exit EBITDA multiple ranging from 12.0x to 14.0x during the final year of the 2008-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 7.0% to 9.0%, which were chosen by JPMorgan based upon an analysis of the weighted average cost of capital of Lilly. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for Lilly’s estimated excess cash, option exercise proceeds and total debt for the third quarter ended September 30, 2003. Based on the exit EBITDA multiple ranging from 12.0x to 14.0x and a discount rate ranging from 7.0% to 9.0%, the discounted cash flow analysis indicated a range of implied equity value of between $61.00 and $75.00 per share of Lilly common stock on a stand-alone basis (i.e., without synergies), as compared to the closing price of Lilly common stock on November 19, 2003 of $72.54 per share.

      The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. JPMorgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan based its analyses are set forth above under the description of each of its analyses. JPMorgan’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

      As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to advise AME with respect to the merger and deliver an opinion to the AME board of directors with respect to the merger on the basis of its experience and its familiarity with AME.

      For services rendered in connection with the merger and the delivery of its opinion, AME has agreed to pay JPMorgan fees based, in part, on the aggregate consideration payable in the merger. JPMorgan’s aggregate fees are currently estimated to be approximately $3.7 million, a significant portion of which is contingent upon the consummation of the merger. In addition, AME has agreed to reimburse JPMorgan for its reasonable expenses incurred in connection with its services, including the reasonable fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under federal securities laws.

      In the ordinary course of business, JPMorgan and its affiliates have provided, from time to time, and in the future may continue to provide, commercial and investment banking services to Lilly and/or AME and their respective affiliates. In the past two years, JPMorgan and its affiliates have provided investment banking, financial advisory and financing services to Lilly in connection with Lilly’s 2002 bank facility, Lilly’s 2001 bond issuance and investment management of certain Lilly pension plan assets. JPMorgan and its affiliates have received customary compensation for the rendering of those services. In the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of AME or Lilly for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in those securities.

Lilly’s Reasons for the Merger

      To supplement its internal research and development efforts, Lilly collaborates with independent research organizations, including research-based pharmaceutical and biotechnology companies, and contracts with others for the performance of research in their facilities. In addition to using the services of research organizations worldwide to conduct clinical trials to establish the safety and effectiveness of new products, Lilly actively seeks out investments in external research and technologies that hold the promise of complementing and strengthening its own research efforts. These investments can take many forms, including licensing arrangements, co-development and co-marketing agreements, co-promotion arrangements, joint ventures, and acquisitions.

      Following the successful collaboration Lilly and AME commenced in December 2001, Lilly believes that the combination of its therapeutic area discovery and medical expertise and AME’s industry-leading protein optimization technology will enhance Lilly’s stature as a world leader in biotechnology products. In addition, Lilly believes that the synergies created by the merger will accelerate Lilly’s ability to discover and optimize biotherapeutic drugs for cancer, inflammatory diseases, and critical care, as well as diabetes and obesity — areas where proteins, such as monoclonal antibodies, are of great therapeutic benefit. Certain early stage products in AME’s drug pipeline are also potentially attractive to Lilly.

      The Lilly board of directors approved the merger on October 20, 2003, after Lilly’s senior management discussed with the Lilly board of directors the business, assets, liabilities, results of operations and financial performance of AME, the complementary nature of some of AME’s technologies and capabilities and the research and development activities of Lilly, the expectation that AME could be readily integrated with and into Lilly, and the other potential benefits that could be realized as a result of this integration.

Interests of Certain Persons in the Merger; Relationship between Lilly and AME

      Some of the executive officers and directors of AME have interests in the merger that are different from, or in addition to, their interests as stockholders of AME. The AME board of directors was aware of these additional interests when it approved the merger agreement. These interests include the following:

Employment Arrangements

      Lilly has offered compensation packages to each of William D. Huse, Jeffry D. Watkins and James B. Breitmeyer, each currently an executive officer of AME. All three executive officers have orally agreed to the compensation packages. The compensation packages offered by Lilly to each of these three executive officers contemplate their continued employment with AME following the consummation of the proposed merger.

      The compensation packages offered by Lilly to these executive officers include base compensation and bonus targets generally comparable to their current base compensation and bonus targets with AME. In addition, each of these executive officers would be eligible to receive annual stock option grants based upon individual performance. The 2004 Lilly option program ranges from 7,000 to 23,000 shares of Lilly common stock for Dr. Huse and 6,300 to 10,700 shares of Lilly common stock for each of Dr. Watkins and Dr. Breitmeyer, respectively. The exercise prices relating to the foregoing stock options would be based upon the fair market value of the underlying shares of Lilly common stock as of the date of the relevant stock option grant.

      These executive officers also would be eligible to receive additional annual stock grants based upon Lilly’s corporate performance for 2004 and thereafter. Lilly’s stock grant program for 2004 ranges from zero to 2,400 shares of Lilly common stock for Dr. Huse and zero to 1,400 shares of Lilly common stock for each of Dr. Watkins and Dr. Breitmeyer, respectively.

      As a one-time retention bonus, each of Dr. Huse, Dr. Watkins and Dr. Breitmeyer would receive a payment from Lilly of $250,000, $300,000 and $100,000, respectively. The payments to Dr. Huse would be scheduled to vest in full following the second anniversary of the closing date of the merger, subject to Dr. Huse’s continued employment with AME. One-half of each of the payments to Dr. Watkins and Dr. Breitmeyer would be scheduled to vest on the second anniversary of the closing date of the merger, and the other half would be scheduled to vest on the third anniversary of the closing date of the merger, subject, in each case, to Dr. Watkins’ and Dr. Breitmeyer’s continued employment with AME. Payments that do not vest must be repaid to Lilly.

      Each of Dr. Huse, Dr. Watkins and Dr. Breitmeyer also would receive a one-time stock option grant for 100,000, 50,000 and 35,000 shares of Lilly common stock, respectively. Dr. Huse’s stock options would be scheduled to vest in full following the second anniversary of the date of the stock option grant, if Dr. Huse is still employed by AME at that time. One-half of each of Dr. Watkins’ and Dr. Breitmeyer’s stock options would be scheduled to vest on the second anniversary of the date of the stock option grant and one-half would be scheduled to vest on the third anniversary of that date, to the extent they are still employed with AME at those times. The exercise prices relating to the foregoing stock options would be based upon the fair market value of the underlying shares of Lilly common stock as of the date of the relevant stock option grant. Also, under the terms of the proposed compensation package for Dr. Breitmeyer, the $400,000 loan made to him by AME on March 19, 2002 would be fully forgiven on the fourth anniversary from the date of grant.

      Additionally, Lilly may offer employment, consulting or severance arrangements to one or more of AME’s other executive officers. To the extent that employment arrangements are offered, the terms and conditions of those arrangements would be largely based upon the relevant executive officer’s current compensation arrangements with AME. Lilly does not expect those terms to be more favorable than the compensation terms offered by Lilly to Dr. Huse, Dr. Watkins or Dr. Breitmeyer, as outlined above. To the extent that consulting or severance arrangements are offered, the terms and conditions of those arrangements would be based on reasonable and customary terms for Lilly.

Stock-Option and Restricted Stock Awards

      The executive officers and directors of AME have received grants of stock options under AME’s various stock option plans. Pursuant to the terms of the applicable stock option plan and the merger agreement, as of the effective time of the merger, each outstanding option to purchase shares of AME common stock, including those held by AME executive officers and directors, will accelerate and become fully vested and immediately exercisable. Each outstanding AME option will either be cancelled in exchange for a lump sum cash payment (subject to any applicable withholding tax, as determined by Lilly), or substituted with an option to acquire Lilly common stock, depending upon whether Lilly designates the executive officer or director holding the AME option to be a continuing employee of AME following the effective time of the merger.

      All of the non-employee directors and executive officers who are not designated by Lilly to be continuing employees of AME following the effective time of the merger will receive, in exchange for their stock options, a lump sum cash payment equal to the product of the number of shares of AME common stock subject to each AME option held by the individual immediately prior to the effective time of the merger and the excess, if any, of $18.00 over the exercise price per share under the AME option. However, if the exercise price per share under any AME option is equal to or greater than $18.00, then that AME option will be cancelled without any cash payment being made with respect to that option. All of the non-employee directors of AME will not be designated as continuing employees of AME following the effective time of the merger.

      To the extent that any executive officer of AME is designated by Lilly to be a continuing employee of AME following the effective time of the merger, each option to purchase shares of AME common stock under any employee plan held by that AME executive officer will be substituted with an option to acquire, on substantially the same terms and conditions applicable to the AME option, the number of shares of Lilly common stock that is equal to the product of (i) the number of shares of AME common stock subject to the substituted AME option and (ii) the quotient obtained by dividing $18.00 by the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date. The exercise price per share of Lilly common stock of the substituted AME stock option will be (i) the exercise price for the stock option immediately prior to the effective time of the merger divided by (ii) the quotient obtained by dividing $18.00 by the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date, rounded up to the nearest whole penny.

      As of the record date, the executive officers and directors of AME held, in the aggregate, outstanding options to purchase 2,049,735 shares of AME common stock. Of these outstanding options, options to purchase 743,124 shares of AME common stock were unvested as of the record date, and will vest in full upon the effective time of the merger. For more details, please see the section captioned “THE MERGER AGREEMENT — Treatment of Stock Options” beginning on page 45.

      Additionally, some executive officers of AME have received restricted shares of AME common stock as the result of the early exercise of their unvested AME stock options. These restricted shares of AME common stock are subject to repurchase by AME in the event that any of these executive officers ceases to provide services to AME, at a price equal to the purchase price of the restricted shares of AME common stock. Pursuant to the terms of the applicable stock option plan and stock purchase agreement, as of the effective time of the merger, each outstanding restricted share of AME common stock will become fully vested and will cease to be subject to repurchase by AME. The restricted shares of AME common stock will be treated in the same manner as all other shares of AME common stock in the merger.

      The following table summarizes the estimated amounts, rounded to the nearest thousand, that would become payable to each of AME’s executive officers and directors, assuming that (for purposes of these calculations only):

•	all vested and accelerated stock options were cancelled and exchanged for a lump sum cash payment upon the effective time of the merger;

•	all restricted shares of AME common stock are converted into the right to receive $18.00 in cash per share upon the effective time of the merger; and

•	the effective time of the merger occurs on February 11, 2004.

      The number of vested options and the number of accelerated options are subject to variation depending upon the actual effective time of the merger.

						Aggregate Cash
						Value of Vested
						and Accelerated
	Vested Stock		Accelerated		Value of	Stock Options
	Options	Value of	Stock Options	Value of	Accelerated	and Accelerated
	(# of	Vested Stock	(# of	Accelerated	Restricted Shares	Restricted Shares
	Shares)	Options	Shares)	Stock Options	of Common Stock	of Common Stock

Executive Officers
William D. Huse, President and Chief Executive Officer(1)	432,000	$6,247,000	118,000	$1,263,000	$0	$7,510,000
Lawrence E. Bloch, Chief Financial Officer(1)	138,000	$1,310,000	92,000	$1,030,000	$0	$2,340,000
James B. Breitmeyer, Vice President, Pharmaceutical Operations(1)	113,000	$1,146,000	125,000	$1,426,000	$0	$2,572,000
Keith S. Manchester, Vice President of Business Development(1)	190,000	$1,799,000	111,000	$1,212,000	$43,000	$3,054,000
William L. Respess, Vice President, General Counsel	79,000	$1,008,000	124,000	$1,613,000	$0	$2,621,000
Jeffry D. Watkins, Chief Scientific Officer(1)	325,000	$4,751,000	89,000	$1,002,000	$0	$5,753,000
Non-Employee Directors
Raymond V. Dittamore	22,000	$261,000	13,000	$177,000	$0	$438,000
N. Coleman Owen(1)	22,000	$261,000	13,000	$177,000	$0	$438,000
John F. Richards(1)	45,000	$336,000	0	$0	$0	$336,000

(1)	The amounts shown above exclude issued and outstanding shares beneficially owned, and not subject to acceleration provisions, by the following individuals, assuming no change in ownership between January 5, 2004 and February 11, 2004: Dr. Huse, 3,025,516 shares; Dr. Bloch, 786,655 shares; Dr. Breitmeyer, 28,265 shares; Dr. Manchester, 338,858 shares; Dr. Watkins, 340,436 shares; Mr. Owen, 8,500 shares; and Mr. Richards, 70,951 shares.

AME Directors and Officers Indemnification and Insurance

      The merger agreement provides for the indemnification of AME directors and officers after the closing of the merger as to matters arising at or prior to the effective time of the merger. The merger agreement also provides that Lilly will purchase a single payment, run-off policy of directors and officers liability insurance providing coverage for a period of six years from the effective time of the merger, with respect to matters occurring at or prior to the effective time of the merger. These policies will be comparable to those currently maintained by AME. However, Lilly will not be obligated to pay any premium for this coverage in excess of 300% of the last annual aggregate premium paid by AME. Please see the section captioned “THE MERGER AGREEMENT — Covenants and Agreements — Indemnification; Directors and Officers Insurance” beginning on page 54.

      Prior to the execution of the merger agreement, AME entered into restated and amended indemnity agreements with each of its directors and officers, pursuant to which AME agreed, among other things:

•	to indemnify and hold harmless the present and former directors and officers of AME in respect of acts or omissions occurring in his or her capacity as a director or officer of AME to the fullest extent permitted by applicable law or the certificate of incorporation of AME;

•	that no initial finding by the AME board of directors, its counsel, independent legal counsel, arbitrators or stockholders will deprive the indemnified individual of the protection of the indemnity agreement;

•	that the indemnified individual will be presumed to be entitled to indemnification under the agreement, and AME will have the burden of proof to overcome that presumption;

•	to pay the fees and expenses of the legal counsel selected by the indemnified individual and otherwise advance to the indemnified individual reimbursement of reasonably incurred expenses; and

•	to cooperate in the defense of any matter pursuant to which the individual seeks indemnity.

     Corporate Collaboration

      In December 2001, Lilly and AME entered into a corporate collaboration agreement covering the optimization of an antibody and a non-antibody protein therapeutic candidate. Under the terms of this agreement, AME received an upfront signing fee and may receive milestone payments and royalties on the sales of products resulting from the collaboration with Lilly. In February 2002, an additional agreement was entered into by AME and Lilly to include the optimization of an additional antibody therapeutic candidate. In June 2003, an additional agreement was entered into by AME and Lilly to create optimized versions of both a growth factor and an antibody candidate under terms similar to the earlier collaboration agreements.

      As of the date of this proxy statement/ prospectus, Lilly does not beneficially own any shares of AME common stock and, to Lilly’s knowledge, no director or executive officer of Lilly owns any shares of AME common stock.

Voting and Support Agreements

      In order to induce Lilly to enter into the merger agreement and to facilitate the consummation of the merger, each of the following executive officers has entered into a voting and support agreement with Lilly: William D. Huse; Lawrence E. Bloch; James B. Breitmeyer; Keith S. Manchester; William L. Respess; and Jeffry D. Watkins. Pursuant to these agreements, each of these executive officers has agreed, as applicable, among other things:

•	to vote all of his shares of AME common stock:

•	in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement;

•	against any competing “takeover proposal” (as defined in the merger agreement) or any other merger agreement, merger, sale of assets or any other liquidation, dissolution or similar corporate transaction involving AME or any of its subsidiaries; and

•	against any amendment of any of AME’s corporate organizational documents or any other proposal or transaction involving AME or any of its subsidiaries which would or could reasonably be expected to impede, frustrate, prevent, nullify or result in a breach of any representation, warranty, covenant or any other obligation or agreement of AME with respect to the merger, the merger agreement or any of the transactions contemplated by the merger agreement or the voting and support agreement; and

•	not to sell, transfer, pledge, encumber or otherwise dispose of any of his shares of AME common stock prior to the termination of the voting and support agreement, or grant any proxy or power of attorney with respect to those shares, other than as contemplated by the voting and support agreement.

      Each of the six executive officers also has granted to Lilly an irrevocable proxy and power of attorney with respect to his shares of AME common stock, which permits Lilly to vote, or grant a consent or approval with respect to, each executive officer’s shares at any time prior to the effective date or the termination date of the merger agreement in accordance with the terms of the voting and support agreements.

      The voting and support agreements relate to the following numbers of shares of AME common stock, as of January 5, 2004:

Number of Shares of AME
Common Stock to Which
Voting and Support
Name	Agreements Relate

William D. Huse	3,025,516
Lawrence E. Bloch	786,655
James B. Breitmeyer	28,265
Keith S. Manchester	341,325
William L. Respess	0
Jeffry D. Watkins	340,436

      As of January 5, 2004, these six executive officers together held 4,522,197 shares of AME common stock in the aggregate, which represents approximately 21.3% of the outstanding voting power of AME common stock. Pursuant to the terms of these voting and support agreements, any additional shares of AME common stock acquired by the six executive officers during the term of the agreements (including through the exercise of any stock options, warrants or similar instruments) will also be subject to the provisions of the agreements.

      A form of the voting and support agreement is attached to this proxy statement/ prospectus as Appendix B.

Procedures for Making Elections

      Lilly has retained Wells Fargo Shareowner Services, which currently acts as transfer agent and registrar for shares of Lilly common stock, to act as exchange agent in connection with the merger.

      If you hold shares of AME common stock registered in your own name, you must complete and sign the form of election that we are providing to you, and send it to the exchange agent, together with the stock certificates representing the shares which you wish to exchange, properly endorsed for transfer (or if your shares are held in book-entry form, the documents specified on the form of election). You must indicate on the form of election whether you are electing to receive cash, Lilly common stock or some combination thereof for your shares of AME common stock.

      If your shares of AME common stock are held in “street name” by your broker, bank or other nominee, you must follow the instructions your broker, bank or other nominee provides.

      Your form of election must be received by the exchange agent not later than 5:00 p.m., New York City time, on the day of the AME special meeting, at the exchange agent’s addresses indicated on the enclosed form of election.

Exchange of Lilly Common Stock Certificates and Payment of Cash Consideration

      As soon as reasonably practicable, but no more than two business days following the effective time of the merger, Lilly will deliver to the exchange agent a sufficient number of shares of Lilly common stock to pay the aggregate stock consideration and an amount of cash sufficient to deliver the aggregate cash consideration, cash payable instead of fractional shares and any applicable dividends or distributions.

      Under no circumstances will interest be paid by Lilly to AME stockholders on the cash consideration paid for shares of AME common stock (including cash payments made instead of fractional shares of Lilly common stock), even if there is a delay in making the exchange and payments.

Cash Instead of Fractional Shares of Lilly Common Stock

      Fractional shares of Lilly common stock will not be issued to any AME stockholders in connection with the merger. To the extent that AME stockholders would otherwise be entitled to receive fractional shares of Lilly common stock in exchange for their shares of AME common stock, those AME stockholders will receive from the exchange agent a cash payment in an amount equal to the product of (i) the fractional part of the share of Lilly common stock multiplied by (ii) the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger.

      AME stockholders will not receive any interest on the cash to be paid for fractional shares of Lilly common stock, even if there is a delay in making the exchange and payments.

Stock Exchange Listing

      Shares of Lilly common stock are listed and traded on the New York, London and other stock exchanges and are listed under the trading symbol “LLY” on the New York Stock Exchange. Shares of Lilly common stock will continue to be listed and traded on these stock exchanges following consummation of the merger. In addition, Lilly intends to apply to list on the New York Stock Exchange the shares of Lilly common stock that Lilly plans to issue and exchange pursuant to the merger.

      Shares of AME common stock are currently listed and traded on the Nasdaq National Market under the trading symbol “AMEV.” Upon consummation of the merger, shares of AME common stock will no longer be listed or traded on the Nasdaq National Market.

Resale of Lilly Common Stock Received by AME Stockholders

      The shares of Lilly common stock that AME stockholders will own following the merger will have been registered under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Therefore, they may be traded freely and without restriction by you if you are not an “affiliate” of AME under the Securities Act. An affiliate of AME, as defined by the rules promulgated under the Securities Act, is a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, AME. Persons who are affiliates of AME at the time the merger agreement is submitted to the vote of AME stockholders may not sell their shares of Lilly common stock acquired in the merger except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rules 144 and 145 promulgated by the SEC under the Securities Act. Affiliates generally include directors, executive officers and beneficial owners of 10% or more of any class of capital stock. Pursuant to the merger agreement, AME has agreed to cause each of its affiliates to execute a written affiliate agreement to the effect that those affiliates will not offer or sell or otherwise dispose of any of the shares of Lilly common stock issued to those affiliates in the merger in violation of the Securities Act or the related SEC rules and regulations. A form of affiliate agreement is attached as Exhibit A to the merger agreement which is attached to this proxy statement/ prospectus as Appendix A.

      This proxy statement/ prospectus does not cover any resale of Lilly common stock received in the merger by any person that may be deemed to be an affiliate of AME.

Accounting Treatment

      The merger will be accounted for as a purchase in accordance with GAAP. Accordingly, a determination of the fair market value of AME’s assets and liabilities will be made in order to allocate the purchase price of the assets acquired and the liabilities assumed. On and after the effective date of the merger, AME’s results of operations will be included in Lilly’s consolidated results of operations.

Material United States Federal Income Tax Consequences

      The following summary discusses the material anticipated U.S. federal income tax consequences of the merger applicable to a holder of shares of AME common stock that surrenders all of its common stock for shares of Lilly common stock and/or cash in the merger. These consequences are based upon representation letters from each of Lilly, AME and Merger Sub, which will be reconfirmed prior to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service, which we refer to in this proxy statement/ prospectus as the IRS, and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. residents and citizens that hold their shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, tax-exempt organizations, dealers in securities or foreign currencies, banks, insurance companies, financial institutions or persons that hold their AME common stock as part of a hedge, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar, holders that exercise appraisal rights, persons that are, or hold their AME common stock through, partnerships or other pass-through entities, or persons who acquired their AME common stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

AME stockholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Opinion Conditions

      The completion of the merger is conditioned upon the delivery of an opinion by each of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Lilly, and Pillsbury Winthrop LLP, tax counsel to AME, that the merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. Lilly and AME expect to be able to obtain the tax opinions if, as expected:

•	Lilly, AME and Merger Sub are able to deliver customary representations to Lilly’s special tax counsel and AME’s tax counsel;

•	there is no adverse change in U.S. federal income tax law; and

•	the aggregate fair market value of the Lilly common stock delivered as consideration in the merger is equal to or greater than 80% of the sum of (i) the aggregate fair market value of such Lilly common stock and (ii) the aggregate amount of cash and other property paid to AME stockholders in connection with the merger, including any cash that may be payable, directly or indirectly, by Lilly to AME stockholders who perfect their appraisal rights.

If any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the tax consequences of the merger could be adversely affected. The determination by special tax counsel and tax counsel as to whether the proposed merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code will depend upon the facts and law existing at the effective time of the proposed merger. The following discussion assumes that the merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code.

Exchange of AME Common Stock Solely for Cash

      An AME stockholder that exchanges all of its shares of AME common stock solely for cash in the merger will recognize capital gain or loss as a result of the merger in an amount equal to the difference, if any, between the amount of cash received and the AME stockholder’s aggregate tax basis in the shares surrendered in exchange therefor. The gain or loss will be long-term capital gain or loss if the AME stockholder’s holding period for its AME common stock is more than one year as of the date of the exchange.

Exchange of AME Common Stock Solely for Lilly Common Stock

      An AME stockholder that exchanges all of its AME common stock solely for Lilly common stock in the merger will not recognize any gain or loss (except with respect to cash received instead of fractional shares of Lilly common stock, as discussed below). The aggregate tax basis of shares of Lilly common stock received in the merger will be equal to the aggregate tax basis of the shares of AME common stock surrendered in exchange therefor, and an exchanging AME stockholder’s holding period in the Lilly common stock received in the merger will include the holding period of the AME common stock surrendered in exchange therefor.

Exchange of AME Common Stock for Cash and Lilly Common Stock

      An AME stockholder that exchanges all of its AME common stock for a combination of Lilly common stock and cash in the merger will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received in the merger and (ii) the excess, if any, of (a) the sum of the amount of cash and the fair market value of the Lilly common stock received in the merger over (b) the AME stockholder’s aggregate tax basis in its AME common stock surrendered in exchange therefor.

      The gain recognized will be capital gain unless the AME stockholder’s receipt of cash has the effect of a distribution of a dividend, in which case the gain will be treated as ordinary dividend income to the extent of the holder’s ratable share of accumulated earnings and profits, as calculated for U.S. federal income tax purposes. For purposes of determining whether an AME stockholder’s receipt of cash has the effect of a distribution of a dividend, the AME stockholder will be treated as if it first exchanged all of its AME common stock solely in exchange for Lilly common stock and then Lilly immediately redeemed a portion of that stock for the cash that the holder actually received in the merger. Receipt of cash will generally not have the effect of a distribution of a dividend of the AME stockholder if such receipt is, with respect to the AME stockholder, “not essentially equivalent to a dividend” or “substantially disproportionate,” each within the meaning of Section 302(b) of the Internal Revenue Code. The IRS has indicated in rulings that any reduction in the interest of a minority stockholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain (as opposed to dividend) treatment. In determining the interest of a stockholder in a corporation, certain constructive ownership rules must be taken into account. Any capital gain will be long-term if the AME stockholder’s holding period for its AME common stock is more than one year as of the date of the exchange.

      An AME stockholder’s aggregate tax basis in the Lilly common stock received in the merger will be equal to the stockholder’s aggregate tax basis in its AME common stock surrendered, decreased by the amount of any cash received and increased by the amount of any gain recognized. An AME stockholder’s holding period for Lilly common stock received in the merger will include the holding period of the AME common stock surrendered in the merger.

Cash Received Instead of a Fractional Share of Lilly Common Stock

      Subject to the discussion above regarding possible dividend treatment, an AME stockholder that receives cash instead of a fractional share of Lilly common stock in the merger will recognize capital gain or loss with respect to the fractional share in an amount equal to the difference, if any, between the amount of cash received instead of the fractional share and the portion of the stockholder’s tax basis in its AME common stock that is allocable to the fractional share. The capital gain or loss will be long-term if the holding period for such AME common stock is more than one year as of the date of the exchange.

Tax Treatment of the Entities

      No gain or loss will be recognized by Lilly, AME or Merger Sub as a result of the merger.

Information Reporting and Backup Withholding

      In general, an AME stockholder receiving cash in the merger will be subject to information reporting to the IRS. In addition, backup withholding at the applicable rate (currently 28%) will generally apply if the exchanging AME stockholder fails to provide an accurate taxpayer identification number or fails to properly certify that it is not subject to backup withholding (generally on a substitute IRS Form W-9). Certain holders (including, among others, U.S. corporations) are not subject to information reporting or backup withholding, but they may still need to furnish a substitute IRS Form W-9 or otherwise establish an exemption. Any amount withheld as backup withholding from payments to an exchanging AME stockholder will be creditable against the AME stockholder’s federal income tax liability, provided that it timely furnishes the required information to the IRS. AME stockholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

THE MERGER AGREEMENT

Structure of the Merger

      If AME stockholders adopt the merger agreement and all of the other conditions to the merger are either satisfied or waived, Merger Sub, a newly formed and wholly owned subsidiary of Lilly, will be merged with and into AME, and the separate corporate existence of Merger Sub will cease. After consummation of the merger, AME will be the surviving corporation and will become a wholly owned subsidiary of Lilly. Lilly and AME anticipate that the closing of the merger will occur promptly after AME stockholders adopt the merger agreement at the AME special meeting and all of the other conditions to the merger are satisfied or waived.

Merger Consideration; Conversion or Cancellation of Shares of AME Common Stock

      As of the effective time of the merger, each share of AME common stock held by AME or any of its subsidiaries or owned by Lilly or any of its subsidiaries immediately prior to the effective time shall be cancelled, and no payment will be made for those shares. Each issued and outstanding share of AME common stock, excluding cancelled shares, will automatically be converted into the right to receive, at each AME stockholder’s election and subject to proration and adjustment as described below:

•	a fraction of a share of Lilly common stock determined by dividing $18.00 by the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger, which we refer to in this proxy statement/ prospectus as the exchange ratio;

•	$18.00 in cash, without interest; or

•	if proration or adjustment is required, some combination of cash and Lilly common stock having a value of $18.00 per share of AME common stock, in which case the value of the Lilly common stock consideration will be based on the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger.

      However, the total cash consideration AME stockholders may receive in exchange for their shares of AME common stock is subject to a pro rata reduction if the aggregate number of shares for which cash elections are made, which we refer to in this proxy statement/ prospectus as the cash election shares, and shares for which appraisal rights are exercised exceeds 20% of the shares of AME common stock outstanding immediately prior to the effective time of the merger. If the aggregate number of shares of AME common stock for which cash is elected plus any shares which were not voted in favor of the merger agreement and for which appraisal rights are exercised, which we refer to in this proxy statement/ prospectus as the cash election shares, exceeds the number of shares equal to 20% of the number of shares of AME common stock outstanding immediately prior to the effective time of the merger (rounded to the nearest whole share), which we refer to in this proxy statement/ prospectus as the cash election number, then each cash election share (other than dissenting shares) will be entitled to receive:

•	an amount of cash (rounded to the nearest cent), without interest, equal to the product of $18.00 and a fraction, which we refer to in this proxy statement/ prospectus as the cash fraction, the numerator of which will be the cash election number and the denominator of which will be the total number of cash election shares; and

•	a number of shares of Lilly common stock equal to the product of the exchange ratio and a fraction equal to one minus the cash fraction.

In this case, all shares of AME common stock for which the stock consideration was elected, which we refer to in this proxy statement/ prospectus as the stock election shares, and all shares of AME common stock for which no election was made, which we refer to in this proxy statement/ prospectus as the non-election shares, will be entitled to receive Lilly common stock.

      For example, if you own 1,000 shares of AME common stock and you elect to receive all of your merger consideration in cash, and assuming that:

•	the closing price for a share of Lilly common stock on the New York Stock Exchange Composite Tape on the closing date of the merger is $70.19; and

•	there are 21,191,517 shares of AME common stock outstanding immediately prior to the effective time of the merger, and the aggregate number of shares for which cash elections are made and shares for which dissenters’ rights are exercised equals 50% of the outstanding shares of AME common stock immediately prior to the effective time, then you will receive $7.20 in cash and 0.1539 of a share of Lilly common stock for each share of AME common stock you own.

      In addition, a pro rata reduction in the cash consideration that AME stockholders may receive will be made if doing so is necessary to allow Lilly’s special tax counsel and AME’s tax counsel to deliver their opinions as to the qualification of the merger as a “reorganization” under Section 368(a) of the Internal Revenue Code.

      If the aggregate number of stock election shares exceeds the stock election number (which is the number of shares of AME common stock outstanding immediately prior to the effective time of the merger, other than the shares that will be cancelled in the merger, minus the cash election number), then each stock election share will be entitled to receive:

•	a number of shares of Lilly common stock equal to the product of the exchange ratio and a fraction, which we refer to in this proxy statement/ prospectus as the stock fraction, the numerator of which will be the stock election number and the denominator of which will be the total number of stock election shares; and

•	an amount of cash (rounded to the nearest cent), without interest, equal to the product of $18.00 and a fraction equal to one minus the stock fraction.

In this case, all cash election shares and all non-election shares will be entitled to receive $18.00 in cash, without interest.

      If none of the foregoing determinations with respect to cash proration or Lilly common stock adjustment are necessary, all cash election shares will be entitled to receive $18.00 per share, without interest, all stock election shares will be entitled to receive the applicable number of shares of Lilly common stock, and each non-election share will be entitled to receive:

•	an amount of cash (rounded to the nearest cent), without interest, equal to the product of $18.00 and a fraction, the numerator of which will be the cash election number less the number of cash election shares and the denominator of which will be the number of non-election shares; and

•	a number of shares of Lilly common stock equal to the product of the exchange ratio and a fraction, the numerator of which will be the stock election number less the number of stock election shares and the denominator of which will be the number of non-election shares.

      If, prior to the effective time of the merger, there is a reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or if rights are issued in respect of, shares of either AME common stock or Lilly common stock, the exchange ratio, as well as the Lilly common stock to be exchanged and the cash consideration to be paid by Lilly, will be adjusted accordingly to provide AME stockholders with the same economic effect that the merger agreement contemplated prior to any of the foregoing events.

Treatment of Stock Options

      Each option to purchase shares of AME common stock under any AME stock option plan held by any AME employee designated by Lilly to continue as an AME employee following the effective time of the merger will be replaced with an option to purchase that number of shares of Lilly common stock equal to the number (rounded down to the nearest whole number of shares of Lilly common stock for each holder) of shares of AME common stock subject to the AME option multiplied by the exchange ratio. The exercise price for each substituted option for each share of Lilly common stock will equal the amount, rounded up to the nearest whole penny, determined by dividing the per share exercise price of the AME option by the exchange ratio. The substituted options will otherwise be subject to, and exercisable and vested on, comparable terms and conditions as were applicable to the options as of the effective time of the merger, and will, to the maximum extent permitted by applicable law, continue to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code.

      Each outstanding AME option held at the effective time of the merger by anyone not designated by Lilly to continue as an AME employee, whether exercisable or not at that time, will be cancelled as of the effective time of the merger, in exchange for a lump sum cash payment (subject to any applicable withholding tax, as determined by Lilly), which will be paid no later than five business days following the effective time of the merger. This payment will equal the product of (i) the number of shares of AME common stock subject to the AME option immediately prior to the effective time and (ii) the excess, if any, of $18.00 over the exercise price per share under the AME option. However, if the exercise price per share under any AME option is equal to or greater than $18.00, the AME option will be cancelled without any cash payment being made with respect to that option.

      In its sole discretion, Lilly may either file with the SEC a registration statement to register the Lilly shares issuable upon the exercise of the substituted options (and use its reasonable efforts to cause the registration statement to become effective at or immediately following the effective time of the merger), or issue shares of Lilly common stock upon the exercise of the substituted options under an existing registration statement.

Conditions to the Merger

Conditions to Each Party’s Obligation to Effect the Merger

      The obligations of Lilly and AME to complete the merger are conditioned upon the following conditions being fulfilled:

•	adoption of the merger agreement by AME stockholders;

•	the absence of any statute, law, ordinance, rule or regulation or any judgment, order, writ, preliminary or permanent injunction or decree of any governmental entity or other legal restraint or prohibition preventing the consummation of the merger;

•	the obtaining of all necessary consents and approvals of any governmental entity required to consummate the transactions contemplated by the merger agreement and the expiration or termination of any waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act;

•	the approval of the shares of Lilly common stock to be issued in the merger, and any other shares to be reserved for issuance in connection with the merger, for listing on the New York Stock Exchange, subject to official notice of issuance; and

•	the declaration and continuing effectiveness of the registration statement on Form S-4, of which this proxy statement/ prospectus forms a part, including any amendments of or supplements to the registration statement, and the absence of any proceedings pending before or threatened by the SEC for the purpose of issuing a stop order suspending the effectiveness of the Form S-4.

Conditions to Lilly’s and Merger Sub’s Obligation to Effect the Merger

      The obligation of Lilly and Merger Sub to complete the merger are conditioned on the fulfillment of the following additional conditions, any one or more of which may be waived, in writing, by Lilly:

•	the representations and warranties of AME being true and correct, without giving effect to any exception or qualification in the merger agreement relating to materiality or material adverse effect, as of the date of the merger agreement and at and as of the closing date, except where the failure of any representations or warranties of AME to be true and correct, individually or in the aggregate, has not had, and would not be reasonably likely to have, a material adverse effect on AME;

•	AME having complied, in all material respects, with all agreements, obligations, covenants and conditions required by the merger agreement to be complied with by AME on or prior to the closing date;

•	the receipt by Lilly of the required certificate of an executive officer of AME;

•	the receipt by Lilly of evidence satisfactory to it that AME shall have obtained all consents, approvals, authorizations, qualifications and orders of third parties required in connection with the merger agreement and the transactions contemplated thereby;

•	the active employment as of the closing of the merger no fewer than 70% of the specified scientific and/or technical employees of AME, as well as William D. Huse and Jeffry D. Watkins (except where the failure of either Dr. Huse or Dr. Watkins to be actively employed results solely from his death or permanent and total disability);

•	the receipt by Lilly from AME of a certification in accordance with Section 1.1445-2(c) of the Treasury Regulations, and otherwise reasonably satisfactory to Lilly, certifying that an interest in AME is not a real property interest because AME is not and has not been a U.S. real property holding corporation (as defined in Section 897(c)(2) of the Internal Revenue Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code. If Lilly does not receive this certification prior to the closing date of the merger despite AME’s reasonable efforts, Lilly will waive this condition and withhold from the consideration payable under the merger agreement in accordance with Section 1445 of the Internal Revenue Code;

•	the restated license agreement, dated as of November 19, 2003, by and between AME and Novasite being in full force and effect; and

•	the receipt by Lilly of an opinion from its special tax counsel that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Conditions to AME’s Obligation to Effect the Merger

      The obligation of AME to complete the merger depends on the fulfillment of the following additional conditions, any one or more of which may be waived, in writing, by AME:

•	the truth and accuracy of the representations and warranties of Lilly and Merger Sub, without giving effect to any exception or qualification in the merger agreement relating to materiality or material adverse effect, as of the date of the merger agreement and at and as of the closing date, except where the failure of any representations or warranties of Lilly to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on Lilly;

•	the compliance by Lilly and Merger Sub, in all material respects, with all agreements, obligations, covenants and conditions required by the merger agreement to be complied with by Lilly and Merger Sub on or prior to the closing date;

•	the receipt by AME of the required certificate of an executive officer of Lilly and Merger Sub; and

•	the receipt by AME of an opinion from its tax counsel that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

      None of AME, Lilly or Merger Sub may rely on the failure of any of the foregoing conditions to be satisfied if the failure was caused by that party’s failure to act in good faith or to use its reasonable efforts to consummate the transactions contemplated by the merger agreement.

Effective Time of the Merger

      The merger agreement provides that, if all of the conditions to the merger have been satisfied or waived and the merger agreement has not been terminated, the merger will become effective when a certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at any later time that the parties specify in the certificate of merger. However, either Lilly or AME may terminate the merger agreement if the merger is not consummated by June 30, 2004. For a more complete discussion of the termination provisions of the merger agreement, please see the section captioned “THE MERGER AGREEMENT — Termination; Effect of Termination” beginning on page 56 and the section captioned “— Termination Fee and Expenses” beginning on page 57.

Representations and Warranties

      The merger agreement contains various representations and warranties made by each of Lilly and AME. Lilly has made representations and warranties to AME regarding, among other things:

•	corporate organization, existence, good standing and corporate authority;

•	capitalization;

•	corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of any required consents or approvals, except as provided in the merger agreement, and the absence of conflicts with any of Lilly’s contracts or charter documents or laws or orders applicable to Lilly;

•	accuracy and content of reports and financial statements filed with the SEC since January 1, 2001;

•	brokers and finders;

•	information supplied in this proxy statement/ prospectus being true and not misleading;

•	sufficiency of funds to complete the merger;

•	board approval;

•	no Lilly shareholder approval required;

•	no interim operations of Merger Sub; and

•	neither Lilly nor Merger Sub is or was at any point in the last three years an “interested stockholder” of AME under Section 203 of the DGCL.

      AME has made representations and warranties to Lilly regarding, among others things:

•	corporate organization, existence, good standing and corporate authority;

•	capitalization;

•	organization, existence, good standing, corporate authority and capitalization of each of its subsidiaries;

•	corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of any required consents or approvals, except as provided in the merger agreement, and the absence of conflicts with any of AME’s contracts or charter documents or laws or orders applicable to AME;

•	maintenance of books, accounts and records;

•	accuracy and content of reports and financial statements filed with the SEC since January 1, 2001;

•	absence of changes and events, except as disclosed in documents filed with the SEC since December 31, 2002 and publicly available prior to the date of the merger agreement, having a material adverse effect or that would be restricted by the merger agreement;

•	no undisclosed liabilities;

•	benefit plans; employees and employment practices;

•	contracts;

•	insurance;

•	litigation;

•	compliance with applicable law;

•	taxes and tax returns;

•	hazardous substances;

•	state takeover statutes;

•	the AME rights agreement;

•	intellectual property;

•	regulatory compliance;

•	absence of indemnifiable claims;

•	opinion of financial advisor;

•	board approval;

•	stockholder voting requirements;

•	brokers and finders; and

•	information supplied in this proxy statement/ prospectus being true and not misleading.

Covenants and Agreements

Covenants of AME

      AME has agreed that until the effective time of the merger, it will, and it will cause its subsidiaries to, conduct its business in the ordinary course in the same manner as in the past, use reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with AME and its subsidiaries and use reasonable efforts to protect its intellectual property so that its and its subsidiaries’ goodwill and ongoing business will not be impaired in any material respects as of the closing date of the merger.

      In addition, subject to exceptions in and except as expressly permitted by the merger agreement or Lilly’s express written consent, from the date of the merger agreement until the effective time, in the merger agreement AME has expressly agreed not to (and to not agree to), and to cause its subsidiaries not to (and to not agree to) take any of the following actions:

•	declare, set aside, make or pay dividends;

•	split, combine or reclassify any of its capital stock or issue any other securities in respect of shares of its capital stock;

•	repurchase, redeem or otherwise acquire or modify any shares of its or its subsidiaries’ capital stock or any other securities or any rights, warrants or options to acquire any securities, except with respect to repurchases of unvested shares of AME or a subsidiary’s common stock upon an employment termination;

•	issue, deliver, sell, pledge or encumber any of its stock, securities, or other rights to acquire its stock, except upon exercise of options issued under AME and Novasite stock option plans, upon exercise of warrants issued by Novasite, and a specified number of options granted to AME’s employees hired after the date of the merger agreement;

•	amend or change AME’s or any of its subsidiaries’ governing corporate documents;

•	amend AME’s rights agreement, redeem the rights or take any action with respect to, or make any determination under, AME’s rights agreement;

•	acquire in any manner any business or division or otherwise acquire assets of, or a substantial equity interest in, another company (excluding assets that have a purchase price individually of less than $200,000 or, in the aggregate, less than $500,000);

•	sell, lease, license or dispose of any of its assets (including capital stock of AME’s subsidiaries but excluding intellectual property, which is addressed below), excluding assets that have an aggregate purchase price of less than $200,000;

•	make any loans, advances or capital contributions to, or investments in, any entity, other than loans or investments by AME or a wholly owned subsidiary of AME to or in AME or a wholly owned subsidiary of AME;

•	incur or guarantee any additional indebtedness for borrowed money, other than a guaranty by AME on behalf of one of its subsidiaries (except for any payments due to AME for services provided to Novasite);

•	issue or sell any debt securities or warrants or rights to acquire any debt securities of AME or any of its subsidiaries;

•	guarantee any debt securities of another person or enter into any agreement to maintain any financial statement condition of another person;

•	except as disclosed in SEC filings prior to November 21, 2003, change its methods of accounting in effect at December 31, 2002, except as required by changes in GAAP as agreed to by AME’s independent public accountants or as may be required by law;

•	make or agree to make any new capital expenditure or expenditures in excess of $250,000 individually or $1,000,000 in the aggregate;

•	act or fail to act in a manner which would reasonably be expected to prevent, materially delay or impede consummation of the transactions contemplated by the merger agreement, except as permitted by the merger agreement;

•	pay, discharge, settle or satisfy any claims, liabilities or obligations, other than in the ordinary course of business consistent in amount and kind with past practice or in accordance with their terms, of claims, liabilities or obligations disclosed in AME’s most recent financial statements (or the notes to the financial statements) filed with the SEC or incurred since the date of the financial statements, in the ordinary course of business;

•	except as otherwise set forth in the merger agreement,

•	terminate, cancel, request or agree to any material change in any specified contract to which it is a party,

•	enter into any contract material to the condition of AME and its subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice, or

•	enter into any optimization contract or agreement;

•	with respect to intellectual property, except to the extent set forth in AME’s disclosure schedule to the merger agreement,

•	sell, assign, license, sublicense, encumber, impair, abandon or fail to maintain any of AME’s intellectual property,

•	grant, extend, amend, waive or modify any rights in or to AME’s intellectual property,

•	fail to diligently prosecute its and its subsidiaries’ patent applications,

•	enter into any intellectual property contract, or

•	amend, assign, terminate or fail to exercise a right of renewal or extension under any intellectual property contract to which it is a party;

•	with respect to employee matters,

•	increase the compensation or benefits of any director, officer, or any other employee or consultant (except for annual salary increases in the ordinary course of business consistent with past practice at the regularly scheduled times, which will not exceed, in the aggregate, the corresponding amount for the year 2002 and, in the case of incentive bonuses, will not exceed 125% of the amount paid for the year 2002),

•	adopt any new employee benefit plan or amend any existing plan other than as required by law or the merger agreement,

•	enter into any agreement with any director, officer or employee, except for:

•	customary employee proprietary information and inventions agreements;

•	stock option agreements as permitted under the merger agreement; and

•	employment agreements for new employees containing terms that are in the ordinary course and consistent with past practice (although AME and its subsidiaries may not hire more than a total of 15 new employees, and any new hire for an officer position at the director level or higher will be subject to Lilly’s prior written consent),

•	enter into any consulting agreement to pay any consultant in excess of $100,000,

•	accelerate the payment of compensation or benefits to any director, officer, employee or consultant, except as required by law or pursuant to the terms of an agreement existing as of the date of the merger agreement or as contemplated by the merger agreement with respect to the options of a continuing employee,

•	enter into any employment, severance, retention or change of control arrangement with any employee or other service provider of AME or any of its subsidiaries, or

•	grant any stock option or other equity awards to any director, officer, employee or consultant, except as permitted by the merger agreement;

•	enter into any transaction with any of its affiliates other than pursuant to arrangements in effect on the date of the merger agreement, including the reimbursement of reasonable expenses of AME’s officers and directors in the ordinary course of business consistent with past practice; or

•	authorize or permit any of its subsidiaries to authorize, commit or agree to take any action which would result in a breach of any representation or warranty of AME contained in the merger agreement.

No Solicitation

      The merger agreement requires AME and its subsidiaries and its and their officers, directors, employees, financial advisors, attorneys, accountants and other agents to immediately cease and terminate any discussions or negotiations with third parties that may be ongoing or that could reasonably be expected to lead to a “takeover proposal” (as defined below). In addition, AME may not, among other things:

•	solicit, initiate, encourage, or knowingly facilitate any takeover proposal;

•	enter into any agreement, arrangement or understanding with respect to any takeover proposal or which requires it to not consummate the merger or any other transaction contemplated by the merger agreement;

•	initiate or participate in any negotiations or discussions regarding, or in any way knowingly facilitate, any inquiries or proposals that constitute or could be reasonably expected to lead to, a takeover proposal; or

•	grant any waiver or release under a standstill or similar agreement with respect to any class of AME’s equity securities.

      The merger agreement defines a “takeover proposal” as any inquiry, proposal or offer from any person or group relating to:

•	any direct or indirect acquisition or purchase of 15% or more of the assets of AME and its subsidiaries taken as a whole or 15% or more of any class of equity securities of AME or any of its subsidiaries;

•	any tender offer or exchange offer that, if consummated, would result in any person beneficially owning at least 15% of any class of equity securities of AME; or

•	any merger, consolidation, business combination, sale of all or any substantial portion of the assets, recapitalization, liquidation or a dissolution of, or similar transaction involving AME, other than the merger.

      Notwithstanding the restrictions described above, if, prior to AME stockholders’ adoption of the merger agreement, the AME board of directors receives a bona fide, unsolicited written takeover proposal, which it determines in good faith constitutes a “superior proposal,” as defined below, and the proposal did not result from AME’s breach of the merger agreement, AME may, as its board of directors determines in good faith is required by the board’s fiduciary duties, furnish information with respect to AME and its subsidiaries to the person making the takeover proposal pursuant to customary confidentiality and standstill agreements no less restrictive of that person than the equivalent agreements between AME and Lilly, so long as all of this information has previously been or is concurrently provided to Lilly, and participate in discussions or negotiations regarding the takeover proposal with the person making the takeover proposal.

      The merger agreement defines a “superior proposal” as a bona fide written takeover proposal by a third party to purchase at least 80% of AME’s outstanding equity securities pursuant to a tender or exchange offer or effect any merger, consolidation, business combination or sale of all or substantially all of the assets, recapitalization or similar transaction involving AME, in each case, on terms which the AME board of directors determines in good faith to be financially superior for AME stockholders as compared to the merger and any alternative proposed by Lilly or Merger Sub, and which is reasonably likely to be consummated, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the identity of the offeror.

      AME must provide Lilly with 48 hours’ prior written notice (or other reasonably practicable prior notice if the AME board of directors receives less than 48 hours’ notice) of any meeting of its board of directors at which the board of directors is reasonably expected to consider any takeover proposal.

      At any time before AME stockholders adopt the merger agreement, if the AME board of directors determines that an alternative transaction is a superior proposal, subject to meeting specified requirements, including negotiating with Lilly in good faith to alter the existing terms of the merger, the AME board of directors may change its recommendation of the merger in a manner adverse to Lilly if the AME board of directors determines in good faith that it is required to do so to comply with its applicable fiduciary duties to AME stockholders. In addition, AME has agreed to advise Lilly of any request for information that could reasonably be expected to lead to a takeover proposal or any takeover proposal or related inquiry, discussions or negotiations, as well as the terms and conditions of any of the foregoing, and will keep Lilly fully informed of the status and details of any of the foregoing.

      The merger agreement does not prohibit AME from complying with the requirements of Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or other applicable law.

      AME has agreed that immediately following the execution of the merger agreement, it will request that each person who has executed a confidentiality agreement with AME since July 24, 2000 in connection with that person’s consideration of acquiring AME return or destroy all confidential information furnished to the person by or on behalf of AME.

AME Stockholder Meeting; Preparation of Form S-4 Proxy Statement/ Prospectus

      The merger agreement requires AME to call and hold a meeting of its stockholders to adopt the merger agreement. Subject to specified limitations and fiduciary duty considerations, the AME board of directors has agreed to recommend that AME stockholders vote in favor of adoption of the merger agreement.

      The merger agreement also requires AME and Lilly to, among other things, prepare and file with the SEC a proxy statement/ prospectus (including any necessary supplements of, or amendments to, the proxy statement/ prospectus) relating to the AME special meeting and a registration statement on Form S-4 (including all amendments to the Form S-4), of which the proxy statement/ prospectus is included as a part, in connection with the registration under the Securities Act of the shares of Lilly common stock to be exchanged for shares of AME common stock in the merger.

Access to Information

      Subject to applicable laws relating to the exchange of information, AME has agreed to afford Lilly and its officers, employees, accountants, counsel, agents and other representatives reasonable access to all of the properties, personnel, books and records of AME and its subsidiaries (including books and records related to taxes). Lilly has agreed to keep all information confidential, excluding information relevant to the tax treatment and tax structure of the merger, in accordance with the terms of the parties’ confidentiality agreement.

Disclosure Supplements

      AME has agreed to promptly inform Lilly, prior to the effective time of the merger, of any third party claim that a material contract has been breached, is in default, may not be renewed, or that a consent would be required as a result of the transactions contemplated by the merger agreement.

Reasonable Efforts

      Lilly, AME and Merger Sub have agreed to use their reasonable efforts to expeditiously consummate and make effective the transactions contemplated by the merger agreement, including preparing and filing all necessary documents and obtaining all necessary approvals, consents, orders, exemptions or waivers and satisfying all closing conditions to the merger. Each party will promptly consult and inform the others with respect to any filing or other information made or supplied by each party to a governmental entity in connection with the merger, as well as with respect to any communication from a governmental entity regarding the merger. Each party has agreed to appropriately respond to any request for information or documents from any governmental entity after consultation with the other parties.

State Takeover Statutes

      Lilly, AME and their respective boards of directors have agreed to take all reasonable action necessary to ensure that no state takeover or similar statute or regulation is or becomes applicable to the merger agreement or any of the transactions contemplated by the merger agreement and, if any such statute becomes applicable, take all reasonable action necessary to ensure that the transactions contemplated by the merger agreement may be consummated as soon as practicable on the terms contemplated by the merger agreement.

Indemnification; Directors and Officers Insurance

      The merger agreement provides that, for a minimum period of six years after the effective time of the merger, Lilly will indemnify and hold harmless, to the fullest extent permitted by applicable law and as required pursuant to existing indemnity agreements of AME to the extent permitted under applicable law, each present and former director and officer of AME and its subsidiaries against any costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger (including the transactions contemplated by the merger agreement). The AME indemnity agreements were amended and restated prior to the time AME entered into the merger agreement to clarify that there is a presumption that the indemnified parties are entitled to indemnification and, as a group, are entitled to at least one counsel of their choosing. In addition, for a period of six years from the effective time of the merger, Lilly will purchase, subject to specified limitations, a single payment, run-off policy of directors and officers liability insurance with respect to acts or omissions occurring at or prior to the effective time of the merger, covering each person currently covered by AME’s current directors and officers liability insurance, on terms with respect to coverage and amounts as favorable as those of the insurance in effect on the date of the merger agreement.

Certain Litigation

      AME has agreed not to settle any litigation commenced after the date of the merger agreement against AME or any of its directors by any AME stockholder relating to the merger or the merger agreement without Lilly’s prior written consent. AME also has agreed not to cooperate with any third party that may seek to impede in any way the merger, and will cooperate with Lilly and Merger Sub to resist any effort to impede the merger.

Listing of Parent Shares

      Lilly has agreed to use its reasonable efforts to cause the shares of Lilly common stock to be issued in the merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the closing date. Lilly will pay any fees in connection with the listing.

Affiliates

      AME has agreed to deliver to Lilly a letter identifying all persons who may be deemed, at the time the merger agreement is submitted for adoption by AME stockholders, “affiliates” of AME for purposes of Rule 145 under the Securities Act and the applicable rules and regulations of the Securities Act and to update this list as necessary to reflect changes after that date. AME will use its reasonable efforts to cause each person identified on the list to deliver to Lilly prior to the effective time of the merger a written agreement, substantially in the form attached as Exhibit A to the merger agreement, that the identified person will not dispose of shares of Lilly common stock in violation of the Securities Act. A copy of the merger agreement is attached to this proxy statement/ prospectus as Appendix A.

Notification of Certain Matters

      AME has agreed to promptly notify Lilly of any of the following:

•	any communication relating to a default or potential default received by AME or any of its subsidiaries following the date of the merger agreement and prior to the effective time, under any material contract to which it or any of its subsidiaries is a party or is subject,

•	any communication from any third party alleging that the third party’s consent is or may be required in connection with the merger,

•	any material adverse effect or the occurrence of any event or events reasonably likely to result, individually or in the aggregate, in a material adverse effect with respect to AME, or

•	any event which makes or is reasonably likely to make any representation or warranty contained in the merger agreement untrue.

      However, the delivery of notice will not limit or otherwise affect the remedies available to Lilly under the merger agreement.

Tax Covenants

      AME has agreed to prepare and file, consistent with past practice, all tax returns required to be filed (with extensions) on or before the closing date. However, Lilly will have a reasonable opportunity, beginning at least 15 days prior to the due date of the tax returns, to review and comment on the form and substance of the tax returns. AME has also agreed that all arrangements under which it or any of its subsidiaries may have an obligation to indemnify for, or share the payment of or liability for, any portion of a tax will be terminated with respect to AME and each subsidiary on or prior to the closing date, and AME and each subsidiary will afterward be released from any liability thereunder. AME has also agreed that, except as required by law, without obtaining Lilly’s prior written consent, it will not, and will not permit any of its subsidiaries to, make, change or revoke any election in respect of taxes, file any amended tax return, adopt or change any material accounting method or period in respect of taxes, enter into any material closing agreement, settle any material claim or assessment in respect of taxes, consent to any extension or waiver of any statute of limitation applicable to any material claim or assessment in respect of taxes or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund in respect of taxes.

      Lilly and AME have agreed that they intend that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Each of Lilly, Merger Sub and AME will, and will cause their respective subsidiaries to, use reasonable efforts to cause the merger to so qualify, and each has agreed that it will not take, and will cause its subsidiaries not to take, any action, or fail to take any action, that would be reasonably likely to cause the merger not to so qualify.

Section 16 Matters

      AME has agreed that, prior to the effective time of the merger, it will take all steps as may be required and permitted to cause the transactions contemplated by the merger agreement, including any dispositions of shares of AME common stock (including associated derivative securities) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to AME, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Benefits and Other Employee Matters

      Lilly has agreed that, for one year after the effective time of the merger, the employees of AME and its subsidiaries will continue to be provided with benefits under employee benefit plans (other than equity incentive plans) that are comparable in the aggregate to those provided by AME and its subsidiaries immediately prior to the effective time. However, with respect to any employees whose primary employment location is also the primary employment location of the employees of Lilly and its subsidiaries, Lilly may provide these employees with benefits under employee benefit plans (other than equity incentive plans) that are comparable in the aggregate to those provided by Lilly and its subsidiaries to similarly situated employees of Lilly and its subsidiaries. In addition, following the effective time, Lilly will take into account service performed by the employees of AME and its subsidiaries for AME or its subsidiaries for purposes of eligibility, vesting, and determining severance, vacation and other paid time off entitlements under Lilly’s and its subsidiaries’ benefit plans in which AME’s and its subsidiaries’ employees participate, to the extent their service was credited by AME and its subsidiaries under similar benefit plans. Also, Lilly has agreed to waive any pre-existing condition limitations under its or its subsidiaries’ welfare benefit plans, policies or practices in which AME employees will participate after the effective time. Lilly will also credit any deductibles and out-of-pocket expenses incurred by these employees and their beneficiaries and dependents during the portion of the calendar year prior to participation in the benefit plans provided by Lilly and its subsidiaries.

      As of the date of the merger agreement, Lilly and AME do not intend for there to be any major reductions in work force at AME or any of its subsidiaries following the merger.

Subsidiary Matters

      To the extent that Novasite would not be deemed a “subsidiary” of AME after the date of the merger agreement based on the definition of “subsidiary” in the merger agreement, AME will use its reasonable efforts to cause Novasite to comply with all of the obligations under the merger agreement applicable to, or with respect to, a subsidiary of AME.

Regulatory Approvals

      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, and the rules of the Federal Trade Commission, which we refer to as the FTC, the merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the U.S. Department of Justice, which we refer to as the Antitrust Division, and specified waiting period requirements have been satisfied. Lilly and AME each filed notification and report forms with the FTC and the Department of Justice effective December 16, 2003. The waiting period under the HSR Act is scheduled to expire on January 15, 2004, unless earlier terminated. Except for these antitrust clearances and compliance with applicable federal and state securities and corporate laws, neither Lilly nor AME is aware of any other material governmental or regulatory approvals required in order to consummate the merger.

Termination; Effect of Termination

      The merger agreement may be terminated at any time prior to the effective time of the merger:

•	by the mutual written consent of Lilly, Merger Sub and AME;

•	by either Lilly or AME if:

•	AME stockholders do not adopt the merger agreement at the AME special meeting;

•	the merger has not been consummated by June 30, 2004, if not due to the fault of the party seeking termination;

•	there is any statute, law, ordinance, rule or regulation or any judgment, order, writ, preliminary or permanent injunction or decree of any governmental entity preventing consummation of the merger; or

•	the other party (Lilly and Merger Sub will be treated as the same party for this purpose) has breached any of its covenants, agreements, representations or warranties contained in the merger agreement, so that a closing condition would not be satisfied and the breach is incapable of being cured by June 30, 2004 or is not cured by the breaching party within 20 business days of that party receiving written notice of the breach from the other, non-breaching party; and

•	by Lilly if:

•	prior to AME stockholders’ adoption of the merger agreement, the AME board of directors, among other things, withdraws or modifies its recommendation of the merger in a manner adverse to Lilly, fails to include in this proxy statement/ prospectus its recommendation of the merger, or fails to publicly reaffirm its recommendation of the merger in specified cases; or

•	AME breaches any of its no-solicitation covenants in the merger agreement.

      If the merger agreement is terminated by AME or Lilly, the merger agreement will be void and there will be no liability or obligation on the part of any party or its officers or directors. However, no termination will relieve any party of any liability or damages resulting from any willful breach of the representations, warranties, or the breach of any of its covenants or agreements contained in the merger agreement or from any rights, claims, causes or action or remedies arising from fraud, intentional misrepresentation or concealment. Also, the provisions of the merger agreement relating to the effect of termination, fees and expenses, the termination fee, publicity and miscellaneous matters, as well as the confidentiality agreement and the standstill agreement, except as provided in the standstill agreement, will remain in full force and effect and survive any termination of the merger agreement.

Termination Fee and Expenses

      AME has agreed to pay Lilly a non-refundable termination fee of $20,250,000 if the merger agreement is terminated by Lilly because:

•	prior to AME stockholders’ adoption of the merger agreement, the AME board of directors, among other things, withdraws or adversely modifies its recommendation of the merger, fails to include in this proxy statement/ prospectus its recommendation of the merger, or fails to publicly reaffirm its recommendation of the merger upon Lilly’s request; or

•	AME breaches any of its no-solicitation covenants contained in the merger agreement.

      In this case, AME must pay the termination fee within one business day following the termination of the merger agreement.

      AME also has agreed to pay Lilly a non-refundable termination fee of $20,250,000 if the merger agreement is terminated either by Lilly or AME because the AME stockholders do not adopt the merger agreement at the AME special meeting or the merger has not been consummated by June 30, 2004 (if not due to the fault of the party seeking termination), or by Lilly because AME has materially breached any of its covenants, agreements, representations or warranties contained in the merger agreement, so that a closing condition would not be satisfied and the breach is incapable of being cured by June 30, 2004 or is not cured by AME within 20 business days of receiving written notice of the breach from Lilly; and

•	at any time after the date of the merger agreement, a competing takeover proposal (relating to the acquisition of 15% or more of AME’s and its subsidiaries’ assets or any class of their equity securities) has been publicly announced or otherwise communicated to the AME board of directors; and

•	within 12 months following the termination of the merger agreement, AME enters into a definitive agreement with respect to a transaction similar to a takeover proposal relating to the acquisition of

30% or more of AME’s and its subsidiaries’ assets or any class of their equity securities, or this type of transaction is consummated.

In this case, AME must pay the termination fee upon the earlier to occur of the execution of the definitive agreement relating to the transaction described immediately above and the consummation of that transaction.

      If AME fails to promptly pay the termination fee described above, and Lilly commences a suit to obtain the termination fee which results in a judgment against AME for the termination fee, AME will pay Lilly its costs and expenses (including attorneys’ fees) in connection with the suit, together with interest on the amount of the termination fee at the prime rate in effect from time to time and quoted in The Wall Street Journal during this period.

Amendment and Waiver

Amendment

      The merger agreement may be supplemented, modified or amended by the written agreement of the parties at any time.

Waiver

      At any time prior to the effective time of the merger, AME, Lilly and Merger Sub may, as permitted by applicable law and the merger agreement:

•	extend the time for the performance of any of the obligations or other acts of the other parties pursuant to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

      Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if set forth in a written instrument signed on behalf of that party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

THE COMPANIES

Eli Lilly and Company

      Eli Lilly and Company, an Indiana corporation, is a leading worldwide research-based pharmaceutical company. Founded in Indianapolis, Indiana, in 1876 by Colonel Eli Lilly, Lilly is engaged in the discovery, development, manufacture, and sale of products in one significant business segment — pharmaceutical products. Lilly’s products are sold in approximately 150 countries.

      Among the products Lilly has introduced are: Zyprexa®, a breakthrough product for schizophrenia and acute mania associated with bipolar disorder; Humulin®, Humalog® and Humalog Mix 75/25®, injectable human insulin products of recombinant DNA origin; Gemzar®, for the treatment of pancreatic and non-small-cell lung cancer, one of the world’s best-selling oncology agents; Evista®, an oral agent for the prevention and treatment of osteoporosis in post-menopausal women; StratteraTM, approved in late 2002 in the United States for the treatment of attention-deficit hyperactivity disorder in children and adults; CialisTM, approved in November 2003 in the United States for the treatment of erectile dysfunction (the product of a joint venture between Lilly and ICOS Corporation); Forteo®, a recombinant form of parathyroid hormone approved in late 2002 in the United States for the treatment of osteoporosis in women and men; and Xigris®, a novel treatment for severe sepsis.

Applied Molecular Evolution, Inc.

      Applied Molecular Evolution, Inc., a Delaware corporation, was incorporated on August 14, 1989. AME is a leader in the application of directed molecular evolution to the optimization and development of human biotherapeutics. Directed molecular evolution is a process for optimizing genes and proteins for specific commercial purposes. Since its inception, AME’s principal focus has been on applying its proprietary AMEsystemTMdirected molecular evolution technology platform to human biotherapeutics, the largest market for directed molecular evolution. Biotherapeutics, or biopharmaceuticals, are protein pharmaceuticals such as antibodies, cytokines, hormones and enzymes. AME’s technology has been validated by, among other things, the ongoing clinical trials of Vitaxin®, a humanized and optimized therapeutic monoclonal antibody candidate, that AME licensed to MedImmune, Inc., the successful creation of NumaxTM candidates by optimizing Synagis® for MedImmune and the engineering of product candidates AME-527 and AME-133, optimized versions of the FDA-approved, currently marketed monoclonal antibodies Remicade® and Rituxan®, respectively. AME uses its proprietary AMEsystem technology to develop improved versions of FDA approved, currently marketed biopharmaceuticals as well as novel human biotherapeutics. AME’s majority owned subsidiary, Novasite Pharmaceuticals, Inc., applies directed molecular evolution to small molecule drug discovery and optimization.

      Remicade® is a registered trademark of Centocor, Rituxan® is a registered trademark of IDEC Pharmaceuticals, Inc., Vitaxin® and Synagis® are registered trademarks of MedImmune, Inc., and NumaxTM is a trademark of MedImmune.

MARKET PRICE AND DIVIDEND MATTERS

Market Price History

      Lilly common stock is listed and traded on the New York, London and other stock exchanges and is quoted under the symbol “LLY” on the New York Stock Exchange. Shares of AME common stock are listed and traded on the Nasdaq National Market and are quoted under the symbol “AMEV.” The following table sets forth, for the periods indicated, the high and low last reported closing prices per share of Lilly common stock, as reported on the New York Stock Exchange Composite Tape, and per share of AME common stock, as reported on the Nasdaq National Market, as well as the cash dividends declared per share of Lilly common stock and AME common stock.

	Lilly Common Stock			AME Common Stock

	High	Low	Dividends	High	Low	Dividends

2001
First Quarter	$90.23	$71.83	—	$18.23	$5.75	—
Second Quarter	87.47	73.15	$0.56	14.06	6.18	—
Third Quarter	83.37	73.65	—	13.80	7.00	—
Fourth Quarter	83.60	74.73	0.59	12.80	7.00	—
2002
First Quarter	80.28	72.49	—	13.20	7.71	—
Second Quarter	78.34	56.11	0.62	8.30	5.00	—
Third Quarter	61.84	47.91	—	5.55	3.83	—
Fourth Quarter	69.00	55.14	0.645	3.50	1.91	—
2003
First Quarter	67.98	53.70	—	3.64	2.12	—
Second Quarter	69.83	57.73	0.67	4.81	2.78	—
Third Quarter	70.33	57.99	—	10.51	4.21	—
Fourth Quarter	73.89	60.78	0.69	17.83	9.00	—

      On November 20, 2003, which was the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of Lilly common stock was $71.53 per share and the closing price of AME common stock was $11.76 per share. On January 5, 2004, the most recent practicable date prior to the printing of this proxy statement/ prospectus, the closing price of Lilly common stock was $70.19 per share and the closing price of AME common stock was $17.78 per share.

      We encourage you to obtain current market quotations for Lilly common stock and AME common stock.

Dividend Information

Lilly

      Lilly paid dividends of $1.24 per share of Lilly common stock in 2002, an increase of 11 percent from the $1.12 per share it paid in 2001. In 2003, Lilly paid dividends of $1.34 per share, an 8 percent increase over the dividends Lilly paid in 2002. In the fourth quarter of 2003, effective for the first-quarter dividend in 2004, Lilly increased the quarterly dividend to $0.355 per share (a 6 percent increase), resulting in an indicated annual rate for 2004 of $1.42 per share. The year 2003 was the 119th consecutive year in which Lilly made dividend payments and the 36th consecutive year in which Lilly increased dividends. On January 2, 2004, there were approximately 54,633 holders of record of Lilly common stock, including brokers, banks and other nominees holding Lilly common stock in “street name.”

AME

      AME has never declared or paid dividends on its capital stock. AME currently intends to retain future earnings, if any, for development of its business and, therefore, does not anticipate declaring or paying cash dividends on its capital stock in the foreseeable future. On January 5, 2004, there were approximately 104 holders of record of AME common stock, including brokers, banks and other nominees holding AME common stock in “street name.”

COMPARISON OF RIGHTS OF AME STOCKHOLDERS AND LILLY SHAREHOLDERS

      Many holders of AME common stock will receive shares of Lilly common stock as consideration in the merger. As a result, after the merger, the rights of these former AME stockholders will be governed by the laws of the State of Indiana, the state in which Lilly is incorporated, Lilly’s amended articles of incorporation, which we refer to as Lilly’s articles of incorporation, and Lilly’s by-laws, as amended, which we refer to as Lilly’s by-laws. The rights of AME stockholders are currently governed by the laws of the State of Delaware, the state in which AME is incorporated, AME’s restated certificate of incorporation, which we refer to as AME’s certificate of incorporation, and AME’s amended and restated bylaws, which we refer to as AME’s bylaws. The current rights of AME stockholders differ in certain respects from the rights they will have as Lilly shareholders following the merger, including rights relating to anti-takeover measures and the vote required for the amendment of significant provisions of Lilly’s articles of incorporation.

      The following is a summary of the material differences between the current rights of Lilly shareholders under the IBCL, Lilly’s articles of incorporation and Lilly’s by-laws, on the one hand, and the current rights of AME stockholders under the DGCL, AME’s certificate of incorporation and AME’s bylaws, on the other hand. The following summary is subject in all respects, and is qualified by reference, to U.S. state and federal securities law, the IBCL, the DGCL, Lilly’s articles of incorporation, Lilly’s by-laws, AME’s certificate of incorporation and AME’s bylaws.

Authorized Capital Stock

Lilly

      Lilly is currently authorized to issue up to 3,200,000,000 shares of common stock, no par value, of which 1,123,725,519 shares were outstanding as of January 2, 2004. Lilly is also authorized to issue up to 5,000,000 shares of preferred stock, no par value, of which no shares were outstanding as of January 2, 2004. Although these shares do not have any par or stated value, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of Lilly, each of Lilly’s capital shares is deemed to have a par value of $0.01 per share. Currently, there are no shares of Lilly preferred stock outstanding. If any series of preferred stock is issued, the Lilly board of directors may fix the designation, relative rights, preferences and limitations, and any other powers, preferences and relative, participating, optional and special rights, and any qualifications, limitations and restrictions, of the shares of that series of preferred stock.

      As of January 2, 2004, options to purchase approximately 82,810,225 shares of Lilly common stock were outstanding.

AME

      AME’s certificate of incorporation authorizes the AME board of directors to issue 50,000,000 shares of capital stock, of which 45,000,000 shares are common stock, par value $0.001 per share, and 5,000,000 are preferred stock, par value $0.001 per share. As of January 5, 2004, 21,191,517 shares of AME common stock were issued and outstanding and no shares of AME preferred stock were issued or outstanding. As of January 5, 2004, options to purchase 4,034,111 shares of AME common stock were outstanding.

Rights Plan

Lilly

      The Lilly board of directors has adopted a shareholder rights plan. To implement the rights plan, the Lilly board of directors declared a dividend of one preferred share purchase right, which we refer to in this proxy statement/ prospectus as a right, for each outstanding share of Lilly common stock, which was paid on July 28, 1998 to shareholders of record on that date. Each right entitles its registered holder to purchase from Lilly one one-thousandth of a share of Series B junior participating preferred stock of Lilly, without par value, at a price of $325 per one one-thousandth of a preferred share, subject to adjustment. Initially, and until a distribution date (as described below), the rights are attached to all shares of Lilly common stock, and no separate rights certificates will be issued. During this initial period, the rights are not exercisable and are only transferable with the shares of Lilly common stock to which they are attached. The transfer of any shares of Lilly common stock also constitutes the transfer of the attached rights.

      The “distribution date” is the earlier to occur of the following (or later as the Lilly board of directors may determine upon the approval of a majority of continuing directors, as described below):

•	the tenth day after a public announcement that a person or group (with specified exceptions) has acquired 15% or more of Lilly’s outstanding shares of common stock (thereby becoming an “acquiring person” under the rights plan); or

•	a date as may be determined by the Lilly board of directors upon the approval of a majority of the continuing directors after the commencement or announcement of a tender or exchange offer by a person or group for 15% or more of the outstanding shares of Lilly common stock.

      After the distribution date, the rights will be tradable separately from shares of Lilly common stock. Additionally, after the distribution date and after Lilly’s right to redeem (as described below) has expired, the rights will be exercisable as follows:

•	if a person or group becomes an acquiring person, each rights holder (except for rights held by the acquiring person and its affiliates and associates) generally will have the right to purchase shares of Lilly common stock at a 50% discount; and

•	if, in a transaction not approved by the Lilly board of directors and the continuing directors, Lilly is acquired in a business combination or 50% or more of its assets or earning power are sold after a person or group has become an acquiring person, each rights holder will generally have the right to purchase shares of common stock of the acquiring company at a 50% discount.

      At any time after any person or group becomes an acquiring person and before the acquiring person acquires 50% or more of the outstanding shares of Lilly common stock, the Lilly board of directors may generally exchange the rights at an exchange ratio of one share of Lilly common stock, or one one-thousandth of a share of preferred stock per right, subject to adjustment.

      The rights are redeemable by Lilly at a price of $0.005 per right at any time up to and including the tenth day after a person or a group has become an acquiring person, subject to extension of this redemption period by the Lilly board of directors. Immediately upon redemption, the right to exercise will terminate and each holder’s only right will be to receive the redemption price. As long as the rights are redeemable, the terms of the rights may be amended by the Lilly board of directors (upon the approval of a majority of the continuing directors), without the rights holders’ consent. After that time, no amendment may adversely affect the rights holders’ interests. Because of the nature of the preferred stock dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of preferred stock that may be purchased upon exercise of each right should approximate the value of one share of Lilly common stock.

      The rights plan defines a “continuing director” as a member of the Lilly board of directors who is not an acquiring person and who either was a member of the Lilly board of directors on the date of the rights agreement or thereafter became a member of the Lilly board of directors, and whose nomination for election or election to the Lilly board of directors was recommended or approved by a majority of the continuing directors then on the Lilly board of directors. Lilly’s rights plan has been amended to eliminate any circumstance under which a majority of the continuing directors is required to redeem the rights.

      The rights expire on July 28, 2008 unless the expiration date is extended by amendment or unless the rights are earlier redeemed or exchanged by Lilly, as described above.

AME

      The AME board of directors has adopted a stockholder rights agreement which will expire upon consummation of the merger. Pursuant to the terms of the rights agreement and except as set forth below, each right, when exercisable, entitles the holder of the right to purchase from AME one one-thousandth of a share of Series A participating preferred stock, $0.001 par value, at a price of $100 per one one-thousandth of a share, subject to adjustment. Initially, the rights attached to all outstanding shares of AME common stock, and no separate rights certificates were issued. The rights are transferable only with the shares of AME common stock to which they are attached.

      AME’s rights agreement has been amended to prevent each of William D. Huse, M.D., Ph.D., BVF Partners L.P. and any of their affiliates or associates from becoming an “acquiring person” as a result of acquisitions of specified percentages of the outstanding shares of AME common stock. In addition, in connection with the merger, AME’s rights agreement has been amended to prevent each of Lilly, Merger Sub and any of their affiliates or associates from becoming an “acquiring person” (as described below) as a result of the merger agreement, the voting and support agreements or the transactions contemplated by these agreements, or the public announcement of any of the foregoing. This amendment also provides that the rights plan will terminate, and the rights will expire, immediately prior to the effective time of the merger agreement.

      The rights are not exercisable until the distribution date, and will expire on the earliest to occur of:

•	May 10, 2011;

•	consummation of a merger transaction with a person or group which acquired AME common stock pursuant to an offer permitted by the terms of the rights plan, and the price per share of AME common stock and form of consideration offered to the remaining holders of AME common stock in the transaction is the same price per share and form of consideration paid in the permitted offer; or

•	redemption or exchange by AME, as described below.

      The rights agreement defines “distribution date” as the earlier of:

•	a public announcement that a person or group (defined in the rights agreement as an “acquiring person”) has acquired, or obtained the right to acquire beneficial ownership of, securities having 15% or more of the voting power of all of AME’s outstanding voting securities; or

•	ten days, unless the date is extended by the AME board of directors, following the commencement of, or a public announcement of an intention to make, a tender or exchange offer which would result in any person or group becoming an acquiring person.

      The rights are generally exercisable in two ways:

•	if, after the public announcement of the existence of an acquiring person, AME is involved in any business combination, or 50% or more of AME’s assets or earning power are sold, each holder of a right (other than an acquiring person) will have the right to receive, upon exercise, at the then current exercise price of the right, a number of shares of common stock of the surviving corporation at a 50% discount; and

•	if a person or group becomes an acquiring person, unless pursuant to an offer previously approved by AME’s independent directors, each holder of a right will for 60 days (subject to certain extensions) have the right to purchase shares of AME common stock at a 50% discount.

      At any time prior to the earlier to occur of a person becoming an acquiring person or the expiration of the rights, AME may redeem the rights in whole, but not in part, at a price of $0.001 per right, effective upon the action of the AME board of directors. Additionally, AME may thereafter redeem the then-outstanding rights in whole, but not in part, at the redemption price if redemption is incidental to a business combination involving AME but not an acquiring person or specified related persons, or following specified triggering events, if and for as long as the acquiring person beneficially owns less than 15% of the voting power of AME’s voting securities. Upon the effective date of any redemption, the right to exercise the rights will terminate and rights holders’ only right will be to receive the redemption price.

      Subject to applicable law, the AME board of directors may, at any time after a person becomes an acquiring person (but not after an acquiring person has acquired 50% or more of the outstanding shares of AME common stock), exchange all or part of the then outstanding and exercisable rights for shares of AME common stock equivalent to one share of AME common stock per right (subject to adjustment), or substitute consideration.

      The AME preferred stock purchasable upon exercise of a right will be non-redeemable and junior to any other series of preferred stock AME may issue (unless otherwise provided in the terms of that preferred stock), and each share of preferred stock purchasable upon exercise of a right will have the following rights, including customary antidilution protection, where applicable:

•	the right to receive a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of AME common stock, but in no event less than $100.00;

•	in the event of liquidation, the right to receive a preferred liquidation payment equal to the greater of 1,000 times $1.00 or 1,000 times the payment made per each share of AME common stock;

•	1,000 votes, voting together with the shares of AME common stock; and

•	in the event of any merger, consolidation or other transaction in which shares of AME common stock are exchanged, the right to receive 1,000 times the amount and type of consideration received per share of AME common stock.

      Until a right is exercised, the holder will not have any of the rights of an AME stockholder, including the right to vote or to receive dividends.

      A total of 50,000 shares of AME’s 5,000,000 shares of authorized preferred stock have been designated as Series A participating preferred stock. This number may be increased or decreased in the future by the AME board of directors.

Preemptive Rights

Lilly

      Although permitted by the IBCL, Lilly’s articles of incorporation do not provide for preemptive rights to subscribe for any new or additional Lilly common stock or other securities. However, preemptive rights may be granted to Lilly’s shareholders if Lilly’s articles of incorporation are amended to permit preemptive rights.

AME

      Under the DGCL, a stockholder of a Delaware corporation is not entitled to preemptive rights to subscribe for additional issuances of stock or any security convertible into stock unless preemptive rights are specifically granted in the corporation’s certificate of incorporation or otherwise contractually granted. AME’s certificate of incorporation does not provide for any preemptive rights.

Dividend Rights

Lilly

      Under Lilly’s articles of incorporation, dividends or other distributions may be declared and paid from time to time on Lilly common stock, when and if declared by the Lilly board of directors, unless after giving effect to such dividend or other distribution Lilly would not be able to pay its debts as they become due in the usual course of business or Lilly’s total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if Lilly were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to any outstanding series of Lilly preferred stock). Holders of the Lilly common stock are entitled to share ratably in any dividends or other distributions declared and paid from time to time by the Lilly board of directors (other than purchases, redemptions, or other acquisitions of shares by Lilly), and in any assets available for distribution on any liquidation, dissolution or winding up of Lilly, subject, if Lilly preferred stock is then outstanding, to any preferential rights of the preferred stock.

AME

      Under AME’s certificate of incorporation, subject to the preferential rights of AME preferred stock, holders of AME common stock are entitled to receive, when and if declared by the AME board of directors and if lawfully available out of AME’s assets, any dividend payable in cash, property or shares of AME capital stock.

Action Without a Meeting

Lilly

      The IBCL provides that shareholders of an Indiana corporation may act without a meeting only by a unanimous written consent that is signed by all the shareholders entitled to vote on an action and delivered to the corporation. Neither Lilly’s articles of incorporation nor its by-laws provide otherwise.

AME

      Under the DGCL, unless otherwise provided in a Delaware corporation’s certificate of incorporation, any action required or permitted to be taken at a stockholders’ meeting may be taken by a written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders. AME’s certificate of incorporation expressly prohibits AME stockholders from taking action by written consent.

Amendments to Charter Documents

Lilly

      The IBCL generally requires the approval of at least a majority of a quorum of shareholders present at a shareholders’ meeting (and, in certain cases, a majority of all shares held by any voting group entitled to vote) for amendments to an Indiana corporation’s articles of incorporation. Lilly’s articles of incorporation permit Lilly to amend, alter or repeal any of its provisions in the manner prescribed by law. However, the affirmative vote of 80% of the votes entitled to be cast by holders of all the outstanding shares of voting stock, voting together as a single class, is required to alter, amend or repeal Article 9 of Lilly’s articles of incorporation (which provides for the number of directors; the classification of the board; removal of directors; and the amendment requirement). In addition, if shares of Lilly preferred stock are issued, the affirmative vote of at least two-thirds of the outstanding shares of preferred stock, voting together as a single class, will be required to amend Lilly’s articles of incorporation in any manner that would materially alter or change the powers, preferences or special rights of the preferred stock in an adverse manner.

      Lilly’s articles of incorporation and by-laws generally authorize the Lilly board of directors to adopt, repeal, alter or amend Lilly’s by-laws by the affirmative vote of a majority of the actual number of directors elected and qualified at any regular or special board meeting.

AME

      The DGCL generally requires the approval of the holders of at least a majority of a Delaware corporation’s outstanding shares to amend the corporation’s certificate of incorporation. AME’s certificate of incorporation requires the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of AME’s capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend in any respect or repeal the following provisions of AME’s certificate of incorporation:

•	Article VI (which includes provisions relating to: amendments to the certificate of incorporation and the bylaws; written ballots; classification of the board; action by written consent; and corporate records);

•	Article VII (which addresses personal liability and indemnification of directors); or

•	Article VIII (which reserves AME’s right to amend or repeal any provision in the certificate of incorporation in the manner prescribed by law).

      AME’s certificate of incorporation and bylaws authorize the AME board of directors to adopt, amend or repeal the bylaws with the affirmative vote of at least 66 2/3% of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time). In addition, AME’s certificate of incorporation and bylaws authorize AME’s stockholders to adopt, amend or repeal the bylaws by the affirmative vote of at least 66 2/3% of the voting power of all of the then outstanding shares of AME capital stock entitled to vote generally in the election of directors, voting together as a single class, in addition to any vote of the holders of any class or series of AME capital stock required by law or AME’s certificate of incorporation.

Fair Price Provision

Lilly

      Lilly’s articles of incorporation contain a fair price provision, pursuant to which a business combination between Lilly or its subsidiaries and a related person (as defined below) must be approved by the affirmative vote of holders of at least 80% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the business combination is approved by the Lilly board of directors and by a majority of the continuing directors (as defined below), or certain fair price criteria and procedural requirements specified in the fair price provision are met. Lilly’s articles of incorporation define the term “related person” as a shareholder, or any of its affiliates or associates, that beneficially owns 5% or more of all outstanding shares of Lilly voting stock (but excluding, for example, Lilly, its subsidiaries, their employee benefit plans and Lilly Endowment, Inc.). Lilly’s articles of incorporation define the term “continuing director” as a director who is not an affiliate, associate or representative of the related person and who was either a member of the Lilly board of directors immediately prior to the time the related person became a related person or nominated by a majority of the remaining continuing directors.

      Under the fair price provision, the criteria that must be satisfied to avoid the foregoing approval requirements include the following:

•	the related person has not acquired from Lilly or any of its subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into capital stock of Lilly or any of its majority-owned subsidiaries, directly or indirectly (subject to certain exceptions);

•	the related person has not received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by Lilly or any of its majority-owned subsidiaries, or made any major changes in Lilly’s or any of its majority-owned subsidiaries’ businesses or capital structures or reduced the current rate of dividends payable on Lilly’s capital stock below the rate in effect immediately prior to the time the related person became a related person; and

•	the related person has taken all required actions within its power to ensure that the Lilly board of directors included representation by continuing directors at least proportionate to the voting power of the shareholdings of voting stock of Lilly’s remaining public shareholders, with a continuing director to occupy an additional board position if a fractional right to a director results and, in any event, with at least one continuing director to serve on the board so long as there are any remaining public shareholders.

      Any alteration, amendment or repeal of the fair price provision, or the adoption of provisions inconsistent with the fair price provision, must be approved by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

AME

      Neither AME’s certificate of incorporation nor its bylaws contains a fair price provision.

Special Meetings of Security Holders

Lilly

      Lilly’s by-laws provide that special meetings of shareholders may be called at any time by the Lilly board of directors, the chairman of the board of directors or the president.

AME

      AME’s certificate of incorporation and bylaws provide that special meetings of stockholders, unless otherwise prescribed by statute, may be called only by the chairman of the board of directors or the chief executive officer or by a resolution adopted by the affirmative vote of a majority of the board of directors.

Number of Directors; Terms of Office

Lilly

      Lilly’s articles of incorporation provide that there will be at least nine Lilly directors. The exact number of directors shall be fixed from time to time solely by resolution of a majority of the Lilly directors then in office. The Lilly board of directors (excluding any director elected by Lilly preferred stockholders when the preferred stockholders were entitled to vote separately as a class to elect such director, which we refer to in this proxy statement/ prospectus as a preferred stock director) is divided into three classes. The term of office of one class expires each year, and the term of each class expires after three years. As of January 5, 2004, there were 12 directors on the Lilly board.

AME

      AME’s bylaws provide that there will be between three and nine AME directors. Within this limit, the number of directors will be determined by resolution of the board of directors, and is currently fixed at six directors. As of January 5, 2004, there were five directors on the AME board of directors. As of that date, one director’s seat was vacant, as AME’s nominating and governance committee had not yet identified suitable candidates for that seat.

      AME’s certificate of incorporation provides for a classified board of directors, divided into three classes, with each class as nearly equal in number as possible. The term of office of one class expires at each annual meeting of AME stockholders, and the term of each class expires after three years.

Election of Directors

Lilly

      Lilly’s by-laws provide that, at each annual meeting of shareholders, the class of directors to be elected at the meeting shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present. Further, if any Lilly preferred stockholders are entitled to elect any directors, by voting separately as a class, those directors shall be elected by a plurality of the votes cast by the preferred stockholders entitled to vote in the election at the meeting, provided that a quorum of the preferred stockholders is present. Neither Lilly’s articles of incorporation nor its by-laws provide for cumulative voting.

AME

      AME’s bylaws provide that when a quorum is present at any meeting of stockholders, the vote of holders of a majority of the stock present in person or by proxy and entitled to vote on the matter will decide any question brought before the meeting, unless the matter is one upon which a different vote is required by AME’s bylaws or certificate of incorporation or by express provision of law. The class of directors to be elected at an annual meeting will be chosen by a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present. The DGCL provides that no cumulative voting rights exist in respect of elections of directors unless otherwise stated in the certificate of incorporation. AME’s certificate of incorporation does not specifically provide for cumulative voting in elections of directors.

Removal of Directors

Lilly

      Lilly’s articles of incorporation provide that any director or directors (excluding any preferred stock director) may be removed from office at any time, but only for cause and only by the affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Lilly capital stock entitled to vote at an election of directors, voting together as a single class. Lilly’s by-laws provide that any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors.

AME

      AME’s bylaws provide that any director, or the entire board of directors, may be removed, for cause only, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or by AME’s certificate of incorporation. AME’s bylaws provide that any vacancy on the board may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or in the manner provided by statute if there are no remaining directors.

Director Liability

Lilly

      Pursuant to the IBCL, a Lilly director will not be liable to Lilly shareholders for any action or failure to act in his or her capacity as director, unless the director has breached or failed to perform his or her duties as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation, and the breach or failure to perform these duties constitutes willful misconduct or recklessness.

AME

      As permitted by the DGCL, AME’s certificate of incorporation provides that AME directors are not personally liable to AME or its stockholders for monetary damages resulting from a breach of fiduciary duty as a director except, as required by the DGCL, for liability arising from:

•	any breach of the director’s duty of loyalty to AME or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of a dividend or approval of a stock repurchase or redemption in violation of Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Indemnification

Lilly

      Lilly’s articles of incorporation require Lilly, to the fullest extent permitted by the IBCL, to indemnify any person who is or was a director, officer or employee of Lilly. The foregoing requirement does not apply to a proceeding commenced by an eligible person except to the extent provided otherwise in Lilly’s by-laws or an agreement with the eligible person. Lilly’s by-laws provide that the right to indemnification will apply to a proceeding brought by an eligible person only in connection with a proceeding following a change in control with respect to actions or failure to act prior to that change in control.

      A “change in control” is defined in Lilly’s by-laws as any of the following events:

•	the acquisition by any person (other than Lilly, any of its subsidiaries, any employee benefit or stock plan of Lilly or any of its subsidiaries, or Lilly Endowment, Inc.) of beneficial ownership, directly or indirectly, of 15% or more of the shares of Lilly’s voting stock;

•	the first day on which less than two-thirds of the total membership of the Lilly board of directors are continuing directors (i.e., persons who are not affiliates, associates or representatives of a “related person” (as defined under the section captioned “— Fair Price Provision — Lilly” beginning on page 67) and who were either members of the Lilly board of directors immediately prior to the time the related person became a related person or nominated by a majority of the remaining continuing directors);

•	consummation of a merger, share exchange, or consolidation of Lilly, other than a transaction which would result in the Lilly voting stock outstanding immediately prior to the transaction continuing to represent more than 50% of the voting stock of Lilly or the surviving entity immediately after the transaction; or

•	approval by Lilly’s shareholders of a complete liquidation of Lilly or a sale of disposition of all or substantially all of Lilly’s assets.

      The IBCL permits indemnification of officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and reasonably believed that, in the case of conduct in the person’s official capacity with the corporation, the person’s conduct was in the corporation’s best interests, and, in all other cases, the person’s conduct was at least not opposed to the corporation’s best interests. In criminal proceedings, the person must either have had reasonable cause to believe the conduct was lawful or must have had no reasonable cause to believe the conduct was unlawful. Pursuant to the IBCL, unless a corporation’s articles of incorporation provide otherwise, indemnification is mandatory in two instances:

•	a director is wholly successful in defending himself or herself, on the merits or otherwise, in a proceeding to which the director was a party because the director is or was a director of the corporation; or

•	indemnification is ordered by a court.

      Lilly’s articles of incorporation do not provide otherwise.

AME

      AME’s certificate of incorporation requires indemnification of its past and present directors and officers, as well as those who serve or served at AME’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the DGCL. Under the DGCL, a corporation may indemnify any director, officer, employee or agent involved in a third party action by reason of his or her agreeing to serve, serving or formerly serving as an officer, director, employee or agent of the corporation, against all expenses, judgments, fines and settlement amounts paid in the third party action, if the director, officer, employee or agent acted in good faith and reasonably believed that his or her actions were in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, a corporation may indemnify any director, officer, employee or agent involved in a derivative action brought by or on behalf of the corporation against expenses incurred in the derivative action, if the director, officer, employee or agent acted in good faith and reasonably believed that his or her actions were in, or not opposed to, the best interests of the corporation. If a person has been successful in defending a third party or derivative action, indemnification for expenses incurred is mandatory under the DGCL.

      The statutory provisions for indemnification are nonexclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification may be entitled. Furthermore, under the DGCL a corporation may advance expenses incurred by officers, directors, employees and agents in defending any action upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that the person is not entitled to indemnification.

      In addition, under AME’s certificate of incorporation, AME may maintain insurance, at its expense, on its own behalf and on behalf of any person who is or was a director, officer, employee, or agent of AME or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss arising out of the person’s status as a director, officer, employee or agent of AME, whether or not AME would have the power to indemnify the person against any expense, liability or loss under the DGCL.

Anti-Takeover Provisions

Lilly

      The IBCL prohibits any person from making a takeover offer unless the following conditions are satisfied:

•	a statement is filed with the Indiana securities commissioner and delivered to the president of the target company before making the takeover offer;

•	a consent to service of process and the requisite filing fee accompanies the statement filed with the Indiana securities commissioner;

•	the takeover offer is made to all offerees holding the same class of equity securities on substantially equivalent terms;

•	a hearing is held within 20 business days after the statement described in the first bullet point above is filed; and

•	the Indiana securities commissioner shall have approved the takeover offer.

      In addition, no offeror may acquire any equity security of any class of a target company within two years following the conclusion of a takeover offer with respect to that class of equity security, unless the holders of the equity security are afforded, at the time of that acquisition, a reasonable opportunity to dispose of these securities to the offeror upon substantially equivalent terms.

      A “takeover offer” is defined as an offer to acquire, or an acquisition of, any equity security of a target company pursuant to a tender offer or request or invitation for tenders if, after the acquisition, the offeror is directly or indirectly a record or beneficial owner of more than 10% of any class of the outstanding equity securities of the target company. A “target company” is defined as an issuer of securities which is organized under the laws of, has its principal place of business in, and has substantial assets in, Indiana. Lilly qualifies as a “target company” under the IBCL.

AME

      Neither the DGCL nor AME’s certificate of incorporation or bylaws contains a provision comparable to the anti-takeover provisions described above. Unless otherwise specified in a corporation’s certificate of incorporation, the DGCL requires the majority vote of a Delaware corporation’s stockholders to approve any merger, sale of assets or similar reorganization transaction. AME’s certificate of incorporation does not provide otherwise.

Transactions with Interested Security Holders

Lilly

      Under the business combinations provision of the IBCL, an “interested shareholder” (e.g., any holder of 10% or more of the shares) of an Indiana corporation with a class of voting shares registered under Section 12 of the Exchange Act, or which has specifically adopted this provision in the corporation’s articles of incorporation, is prohibited for a period of five years from completing a business combination (generally a merger, significant asset sale or disposition or significant issuance of additional shares) with the corporation unless, prior to the acquisition of the 10% interest, the board of directors of the target corporation approved either the acquisition of such interest or the proposed business combination. If board approval is not obtained, then five years after a 10% or more shareholder has become such, a business combination with the 10% or more shareholder is permitted if all provisions of the articles of incorporation of the corporation are met and either a majority of disinterested shareholders approve the transaction or all shareholders receive a price per share determined in accordance with the fair price criteria of the business combinations provision of the IBCL.

      An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combinations provision by amending its articles of incorporation with the approval of holders of at least a majority of the corporation’s outstanding shares not held by the 10% or more shareholder. However, this election remains ineffective for 18 months after the amendment and does not apply to a combination with a shareholder who had acquired a 10% or more ownership position prior to the effective time of the election. Lilly has not elected to remove itself from the protection provided by the Indiana business combinations provision.

AME

      Section 203 of the DGCL provides that no Delaware corporation may engage in a business combination with an interested stockholder (one who owns 15% or more of the outstanding voting stock of the corporation) for a period of three years after that person became an interested stockholder, unless:

•	prior to the time the person became an interested stockholder, the board of directors approved either the business combination or the transaction pursuant to which the person became an interested stockholder;

•	upon consummation of the transaction which resulted in the person becoming an interested stockholder, the stockholder owned at least 85% of the voting shares outstanding at the time the transaction commenced (excluding shares owned by management and employee benefit plans); or

•	the business combination is approved at or after the time the person became an interested shareholder by a majority of the board of directors and by 66 2/3% of the outstanding voting stock not owned by the interested shareholder.

      A corporation may “opt out” of Section 203 in its certificate of incorporation. However, because AME has not expressly opted out of Section 203 in its certificate of incorporation, AME is governed by the above provisions. For purposes of Section 203, the AME board of directors has expressly approved the merger agreement, the voting and support agreements and the transactions contemplated by these agreements.

Control Share Acquisitions

Lilly

      Pursuant to the IBCL, unless an Indiana corporation provides an exemption in its articles of incorporation or by-laws, any person who makes a “control share acquisition” (as defined in the IBCL) may not vote the shares acquired in that acquisition, except to the extent voting rights relating to those shares are granted by a resolution approved by a vote of disinterested shareholders. The IBCL defines a “control share acquisition” as either:

•	the acquisition by a person of, either within a 90-day period or pursuant to a plan to make a control share acquisition of ownership; or

•	the power to direct the voting of, shares representing between one-fifth and one-third, between one-third and one-half, or one-half or more of an issuing public corporation’s voting power in the election of directors.

      The acquiring person may request, and the corporation must call, a special shareholders’ meeting to restore or approve voting rights after the acquiring person delivers to the corporation a statement describing the acquisition or proposed acquisition (an “acquiring person statement”), and an undertaking to pay the expenses relating to the meeting. Shares acquired in a control share acquisition in which no acquiring person statement has been filed may be redeemed by the corporation at their fair value, under certain circumstances. Unless otherwise provided in a corporation’s articles of incorporation or by-laws, if shares acquired in a control share acquisition are given full voting rights and the acquiring person has acquired shares representing a majority or more of the corporation’s voting power, then the other shareholders will be entitled to dissenters’ rights of appraisal, which are discussed in the section captioned “— Appraisal Rights — Lilly” beginning on page 74.

      Pursuant to Lilly’s by-laws, any or all shares of Lilly common stock acquired in a control share acquisition are subject to redemption by Lilly if no acquiring person statement has been filed with Lilly regarding the control share acquisition. If this is the situation, any redemption may be made at any time during the period ending 60 days after the date of the last acquisition of control shares by the acquiring person. In addition, any or all shares of Lilly common stock acquired in a control share acquisition are subject to redemption by Lilly if the control shares are not accorded full voting rights by Lilly’s shareholders as provided in the IBCL. If this is the situation, a redemption may be made at any time during the period ending two years after the date of the shareholder vote with respect to the voting rights of the control shares in question. Any redemption will be made at the fair value of the control shares and pursuant to the redemption procedures as may be set forth in Lilly’s by-laws or adopted by resolution of the Lilly board of directors.

AME

      Neither the DGCL nor AME’s governing instruments contain any provision for control share acquisitions.

Other Corporate Constituencies

Lilly

      Pursuant to the IBCL, in discharging his or her duties to the corporation and in determining what is in the best interests of the corporation, a director may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director considers pertinent. Directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith that the approval is not in the best interests of the corporation. In addition, directors are not required to:

•	render inapplicable the business combination provisions of the IBCL;

•	redeem any rights under, or render inapplicable, a shareholder rights plan; or

•	to take or decline to take any action solely because of the effect that the action might have on a proposed change of control.

The IBCL explicitly provides that any different or higher degree of scrutiny imposed in Delaware and some other jurisdictions upon director actions taken in response to potential changes in control will not apply.

      Lilly’s articles of incorporation require the Lilly board of directors to give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, customers, suppliers and other constituencies of Lilly and its subsidiaries and on the communities in which Lilly and its subsidiaries operate or are located, in evaluating any of the following:

•	any merger or consolidation of Lilly or any of its subsidiaries into or with a related person;

•	any sale, lease, exchange or other disposition of all or a substantial part of Lilly’s or its subsidiaries’ assets to or with a related person;

•	any issuance or delivery of any of Lilly’s voting stock or any voting securities of any of Lilly’s majority owned-subsidiaries to a related person in exchange for cash, other assets or securities, or a combination of cash, assets and/or securities;

•	any voluntary dissolution or liquidation of Lilly;

•	any reclassification of Lilly’s securities (including any reverse stock split), or recapitalization of Lilly, or any merger or consolidation of Lilly with any of its subsidiaries, or any other transaction (whether or not involving a related person) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Lilly’s capital stock or into equity securities of any subsidiary of Lilly, that is beneficially owned by any related person; or

•	any agreement, contract, or other arrangement providing for any of the foregoing actions or transactions specified above.

AME

      The DGCL does not contain a provision requiring or permitting directors to consider the interests of other corporate constituencies in evaluating the best interests of a Delaware corporation and its stockholders.

Appraisal Rights

Lilly

      Pursuant to the IBCL, shareholders of an Indiana corporation possess dissenters’ rights in connection with certain mergers and other significant corporate actions. A shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder’s shares in the event of:

•	consummation of a plan of merger, if shareholder approval is required and the shareholder is entitled to vote on the plan;

•	consummation of a plan of share exchange by which the shareholder’s shares will be acquired, if the shareholder is entitled to vote on the plan;

•	consummation of a sale or exchange of all, or substantially all, the property of the corporation, other than in the usual course of business, if the shareholder is entitled to vote on the sale or exchange;

•	approval of a control share acquisition under the IBCL (as discussed in the section captioned “— Control Share Acquisitions — Lilly” beginning on page 73); and

•	any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, by-laws or resolution of the board of directors provides that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares.

      The dissenters’ rights provisions described above do not apply, however, to the holders of shares of any class or series with respect to any transaction described above if the shares of that class or series were registered on a U.S. securities exchange registered under the Exchange Act or traded on the Nasdaq National Market. As of the date of this proxy statement/ prospectus, shares of Lilly common stock were traded on the New York Stock Exchange. Therefore, Lilly shareholders currently would not be entitled to assert dissenters’ rights pursuant to the IBCL with respect to any of the transactions discussed above.

AME

      Under the DGCL, stockholders voting on a merger or consolidation are generally entitled to dissent from the transaction and obtain cash payment for the fair value of their shares. However, this right generally does not apply if the target Delaware corporation’s shares are listed on a national securities exchange or the Nasdaq National Market or are held by 2,000 or more holders of record, and, except for cash paid instead of fractional share interests, the shares are being exchanged for shares of the surviving corporation of the merger or shares of any other corporation, shares of which are listed on a national securities exchange or the Nasdaq National Market or held of record by more than 2,000 holders.

      The rights of appraisal of dissenting AME stockholders with respect to the merger are set forth under the section captioned “APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS” beginning on page 77.

Inspection Rights

Lilly

      The IBCL permits any shareholder who gives at least five business days’ written notice to an Indiana corporation to inspect and copy, during normal business hours at the corporation’s principal office, the following records and documents, among others:

•	the corporation’s charter documents;

•	board resolutions with respect to one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to the resolutions are outstanding;

•	the minutes of all shareholder meetings and executed written consents from the past three years;

•	all written communications to shareholders generally within the past three years, including annual financial statements; and

•	the corporation’s most recent biennial report filed with the Indiana Secretary of State.

In addition, subject to the limitations described below, upon at least five business days’ written notice to the corporation, shareholders may inspect and copy, during normal business hours at a reasonable location specified by the corporation, the following records of the corporation:

•	excerpts from the minutes of any board meeting;

•	records of any action of a committee of the board while acting for the board;

•	minutes of stockholder meetings;

•	records of action taken by stockholders or the board without a meeting, to the extent not subject to inspection under the provisions described above;

•	accounting records of the corporation; and

•	the record of shareholders.

      The right to inspect and copy described in this paragraph is limited to instances where:

•	the shareholder’s demand is made in good faith and for a proper purpose;

•	the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect; and

•	the records are directly connected with the shareholder’s described purpose.

     AME

      The DGCL provides that any stockholder, upon written demand under oath stating the purpose of the inspection, shall have the right, during the usual hours of business, to inspect and copy or extract, for any proper purpose, the corporation’s stock ledger, a list of its stockholders and its other books and records. A “proper purpose” is defined as a purpose reasonably related to the person’s interests as a stockholder.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

      Under the DGCL, AME stockholders have the right to dissent from the merger agreement and receive payment in cash for the fair value of their AME common stock, as determined by the Court of Chancery of the State of Delaware. AME stockholders electing to exercise their appraisal rights must comply with the provisions of Section 262 of the DGCL. A copy of Section 262 is attached to this proxy statement/ prospectus as Appendix D.

      The following summary does not purport to be a complete statement of all of the applicable requirements of Delaware law with respect to AME stockholders’ appraisal rights, and is qualified in its entirety by reference to Section 262. We strongly urge you to carefully review all of the text of Section 262, which is attached to this proxy statement/ prospectus as Appendix D. If you fail to timely and properly comply with the requirements of Section 262, you will lose your appraisal rights under Delaware law.

      Section 262 requires stockholders to be notified of their dissenters’ appraisal rights not less than 20 days before a meeting of stockholders to vote on a merger. A copy of Section 262 must be included with that notice. This proxy statement/ prospectus constitutes AME’s notice to its stockholders as to the availability of dissenters’ appraisal rights in connection with the merger, in compliance with the requirements of Section 262.

      If you elect to demand appraisal of your shares of AME common stock, you must satisfy each of the following conditions:

•	you must deliver to AME a written demand for appraisal of your shares before the vote is taken on the merger agreement at the AME special meeting. This written demand must be in addition to and separate from any proxy or vote abstaining from or voting against adoption of the merger agreement. Voting against or failing to vote for adoption of the merger agreement itself does not constitute a demand for appraisal under Section 262; and

•	you must not vote in favor of adoption of the merger agreement. A vote in favor of adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights with respect to the shares so voted and will nullify any previously filed written demand for appraisal.

      If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive shares of Lilly common stock and/or cash for your shares of AME common stock, as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of AME common stock.

      All demands for appraisal should be addressed to Investor Relations, Applied Molecular Evolution, Inc., 3520 Dunhill Street, San Diego, California 92121, and should be delivered before the vote on the merger is taken at the AME special meeting. All demands for appraisal should be executed by, or on behalf of, the record holder of the shares of AME common stock and must reasonably inform AME of the identity of the demanding stockholder and the stockholder’s intention to demand appraisal of the stockholder’s shares.

      To be effective, a demand for appraisal by a holder of AME common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she is not also the record holder of the shares. The beneficial holder must, in these cases, have the record owner submit the required demand in respect of the beneficial holder’s shares.

      If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in the fiduciary capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that he or she is acting as agent for the record owner in executing the demand. A record owner, such as a broker or bank, who holds shares as a nominee for others, may exercise its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising the right of appraisal for other beneficial owners. If this is the case, then the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

      If your shares of AME common stock are held by a broker, bank or other nominee in “street name” and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for making a demand for appraisal by your broker, bank or other nominee.

      Within 10 days after the effective date of the merger, the surviving entity must give written notice of the date the merger became effective to each AME stockholder who has properly filed a written demand for appraisal and who did not vote in favor of adoption of the merger agreement. Within 120 days after the effective date of the merger, either the surviving entity or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving entity has no obligation to file this petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file a petition within the period specified could nullify that stockholder’s previous written demand for appraisal.

      At any time within 60 days after the effective date of the merger, any AME stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the shares of Lilly common stock and/or the cash payment specified in the merger agreement for shares of AME common stock. Any attempt to withdraw an appraisal demand more than 60 days after the effective date of the merger will require the written approval of the entity surviving the merger. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of AME common stock with respect to which demands for appraisal have been received and the aggregate number of holders of these shares. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving entity, then the surviving entity will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with this requirement, the Chancery Court may dismiss the proceedings as to that stockholder.

      After determination of the stockholders entitled to appraisal of their shares of AME common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid. When the value is determined, the Chancery Court will direct the payment of this value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive payment, upon surrender by these stockholders of the certificates representing shares of AME common stock.

      In determining fair value, the Chancery Court is required to take into account all relevant factors. The fair value of your shares as determined under Section 262 could be greater than, equal to or less than the value of the consideration that you are entitled to receive pursuant to the merger agreement.

      Costs of the appraisal proceeding may be imposed by the Chancery Court, as it deems equitable, on the surviving entity and the stockholders participating in the appraisal proceeding. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to the demand for any purpose or to receive payments of dividends or any other distribution with respect to these shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of the stockholder to appraisal will cease and the stockholder will be entitled to receive the cash payment for the stockholder’s shares of AME common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving entity and must be made within 120 days after the effective date.

      In view of the complexity of Section 262, AME stockholders wishing to dissent from the merger agreement and pursue appraisal rights should consult their legal advisors. Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of appraisal rights.

LEGAL MATTERS

      The validity of the shares of Lilly common stock offered hereby will be passed upon for Lilly by James B. Lootens, Esq., Lilly’s Assistant Secretary and Assistant General Counsel. As of December 31, 2003, Mr. Lootens owned 13,243 shares of Lilly common stock and had the right to acquire an additional 39,750 shares. Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Lilly, and Pillsbury Winthrop LLP, tax counsel to AME, will each deliver an opinion concerning the U.S. federal tax consequences of the merger. As of December 31, 2003, a partner of Pillsbury Winthrop LLP owned 191,023 shares of AME common stock.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Eli Lilly and Company incorporated by reference into Lilly’s Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference into this proxy statement/ prospectus and elsewhere in the registration statement. Lilly’s consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

      Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of AME included in its Annual Report on Form 10-K for the year ended December 31, 2002 as set forth in their report, which is incorporated by reference in this proxy statement/ prospectus and elsewhere in the registration statement. AME’s consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      Lilly and AME file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Lilly or AME at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about Lilly and AME at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

      The SEC maintains an Internet website that contains reports, proxy statements and other information, including those filed by Lilly and AME, at http://www.sec.gov. You may also access the SEC filings and obtain other information about Lilly and AME, without cost, through the website maintained by Lilly at http://www.lilly.com and the website maintained by AME at http://www.ame.biz. The information contained at these websites is not incorporated by reference into this proxy statement/ prospectus.

      Lilly has filed a registration statement on Form S-4 to register with the SEC the shares of Lilly common stock to be issued in the merger. This proxy statement/ prospectus is a part of that registration statement. As allowed by SEC rules, this proxy statement/ prospectus does not contain all of the information that you can find in the registration statement and any amendments to the registration statement, including exhibits. However, the registration statement and any amendments to the registration statement, including exhibits, may be examined and copies may be obtained from the offices of the SEC in the manner set forth above.

      The SEC allows Lilly to “incorporate by reference” information into this proxy statement/ prospectus. This means that Lilly can disclose important information to you by referring you to other documents filed with the SEC. The information incorporated by reference is an important part of this proxy statement/ prospectus, and is deemed to be part of this proxy statement/ prospectus, except for any information superseded by information in this proxy statement/ prospectus. Information that Lilly and AME file later with the SEC will automatically update and supersede the information in this proxy statement/ prospectus and in Lilly’s and AME’s other filings with the SEC. This proxy statement/ prospectus incorporates by reference the documents set forth below that Lilly and AME have previously filed with the SEC (other than information in the documents that is deemed not to be filed). These documents contain important information about Lilly and AME and their respective companies and financial conditions.

Lilly Filings (File No. 001-06351):

•	annual report on Form 10-K for the year ended December 31, 2002;

•	definitive proxy statement on Schedule 14A, filed on March 10, 2003;

•	quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

•	current reports on Form 8-K, filed on March 12, 2003 and March 17, 2003;

•	the description of Lilly capital stock contained in Lilly’s registration statement under the Securities Exchange Act of 1934, as amended, with respect to that stock, filed with the SEC, including any amendments or reports filed for the purpose of updating that description;

•	amendment no. 1 to registration of certain classes of securities on Form 8-A12B/ A, filed on May 30, 2003; and

•	registration of certain classes of securities on Form 8-A12B, filed on July 23, 1998.

AME Filings (File No. 000-31101):

•	annual report on Form 10-K for the year ended December 31, 2002;

•	definitive proxy statement on Schedule 14A, filed on April 24, 2003;

•	quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

•	two current reports on Form 8-K, each filed on November 21, 2003;

•	amendment no. 2 to registration of certain classes of securities on Form 8-A12G/ A, filed on November 21, 2003.

•	amendment no. 1 to registration of certain classes of securities on Form 8-A12G/ A, filed on November 5, 2002; and

•	registration of certain classes of securities on Form 8-A12G, filed on May 11, 2001.

      These documents contain important information about Lilly’s and AME’s business and financial performance.

      In addition, Lilly also incorporates by reference any future filings which Lilly or AME make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement/ prospectus and before the special meeting of AME stockholders is held. Lilly’s and AME’s future filings with the SEC will automatically update and supersede any inconsistent information contained in this proxy statement/ prospectus.

      You may also obtain copies of any document incorporated by reference into this proxy statement/ prospectus, without charge, by requesting them in writing or by telephone from the appropriate company as follows:

Investor Relations Applied Molecular Evolution, Inc. 3520 Dunhill Street San Diego, California 92121 Telephone: (858) 597-4990	Shareholder Services Department Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Telephone: (317) 276-2000

      If you would like to request any documents incorporated by reference into this proxy statement/ prospectus, please do so by February 3, 2004 in order to receive them before the special meeting of AME stockholders. If you request any documents incorporated by reference into this proxy statement/ prospectus from Lilly or AME, those documents will be mailed to you promptly by first-class mail or similar means.

      You should rely only on the information contained in this document or incorporated by reference into this document. Neither Lilly nor AME has authorized anyone to give you different information. Therefore, if anyone does provide you with different or inconsistent information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/ prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/ prospectus does not extend to you. You should not assume that the information contained in this proxy statement/ prospectus is accurate as of any date other than the date of this proxy statement/ prospectus, and neither the mailing of this proxy statement/ prospectus nor the issuance of Lilly common stock in the merger shall create an implication to the contrary. All information contained in or incorporated by reference into this proxy statement/ prospectus with respect to AME and its subsidiaries has been provided by AME. All information contained in or incorporated by reference into this proxy statement/ prospectus with respect to Lilly and its subsidiaries has been provided by Lilly.

FUTURE STOCKHOLDER PROPOSALS

      AME will hold an annual meeting in 2004 only if the merger is not completed. AME’s 2003 annual meeting of stockholders took place on May 22, 2003. The deadline for the submission of proposals by AME stockholders to be included in the proxy statement and form of proxy relating to the 2004 annual meeting of AME stockholders, if the meeting is held, was December 24, 2003. AME is not required to include in its proxy statement a form of proxy or stockholder proposal which is received after that date, or which otherwise fails to meet the requirements for stockholder proposals established by the applicable rules and regulations of the SEC and AME’s amended and restated bylaws.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

by and among
ELI LILLY AND COMPANY,
GENESIS MERGER SUB, INC.
and
APPLIED MOLECULAR EVOLUTION, INC.
dated as of
November 21, 2003

A-i

A-ii

A-iii

      AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of November 21, 2003, by and among Eli Lilly and Company, an Indiana corporation (“Parent”), Genesis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Applied Molecular Evolution, Inc., a Delaware corporation (the “Company”).

      WHEREAS, the Boards of Directors of Parent and the Company each have determined that a business combination between Parent and the Company is in the best interests of their respective companies and stockholders and accordingly have agreed to effect the Merger provided for herein upon the terms and subject to the conditions set forth herein;

      WHEREAS, in order to induce Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company are each simultaneously entering into a Voting and Support Agreement with Parent with respect to the approval of the Merger and certain restrictions on the transfer of securities of the Company (collectively, the “Voting and Support Agreements”); and

      WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the Code.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

      “Acquisition Agreement” shall have the meaning set forth in Section 6.2(c).

      “Agreement” shall have the meaning set forth in the Preamble hereto.

      “Bankruptcy and Equity Exception” shall have the meaning set forth in Section 4.4.

      “Benefit Plan” shall have the meaning set forth in Section 4.10(a).

      “Biologic” shall have the meaning set forth in Section 4.20(a).

      “Business Day” shall mean any day, other than a Saturday, Sunday or one on which banks are authorized by law to close in New York, New York.

      “Cash Consideration” shall have the meaning set forth in Section 3.1(c).

      “Cash Election” shall have the meaning set forth in Section 3.1(f).

      “Cash Election Number” shall have the meaning set forth in Section 3.1(j).

      “Cash Election Shares” shall have the meaning set forth in Section 3.1(g).

      “Cash Fraction” shall have the meaning set forth in Section 3.1(g).

      “Certificate of Merger” shall have the meaning set forth in Section 2.3.

      “Closing” shall have the meaning set forth in Section 2.2.

      “Closing Date” shall have the meaning set forth in Section 2.2.

      “Code” shall mean the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

      “Commonly Controlled Entity” shall have the meaning set forth in Section 4.10(c).

      “Company” shall have the meaning set forth in the Preamble hereto.

      “Company Adverse Recommendation Change” shall have the meaning set forth in Section 6.2(c).

      “Company Certificate” shall have the meaning set forth in Section 3.1(c).

      “Company Closing Share Number” shall mean the number of Company Shares issued and outstanding immediately prior to the Effective Time, other than such Company Shares that are to be canceled in the Merger pursuant to Section 3.1(b) hereof.

      “Company Contract” shall have the meaning set forth in Section 4.11(b).

      “Company Disclosure Schedule” shall have the meaning set forth in Article IV.

      “Company Employees” shall have the meaning set forth in Section 6.15(a).

      “Company ESPP” shall have the meaning set forth in Section 4.2(a).

      “Company Filed SEC Documents” shall have the meaning set forth in Section 4.8.

      “Company Financial Advisor” shall have the meaning set forth in Section 4.22.

      “Company Indemnity Agreements” shall have the meaning set forth in Section 6.8(a).

      “Company Intellectual Property” shall have the meaning set forth in Section 4.19(a).

      “Company Intellectual Property Contracts” shall have the meaning set forth in Section 4.19(b).

      “Company Material Adverse Effect” shall mean a fact, event or circumstance which has had, or is reasonably likely to have, together with all similar or related facts, events and circumstances, a material adverse effect on the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its Subsidiaries taken as a whole or on the ability of the Company and its Subsidiaries to perform its obligations hereunder or which would prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby; provided, however, that any such effect resulting from or arising out of (i) any change in Law or GAAP, (ii) general economic or financial market conditions, (iii) general changes or developments in the biotechnology industry that do not have a materially disproportionate effect (relative to other industry participants) on the Company and its Subsidiaries taken as a whole or (iv) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall not be considered in determining if a Company Material Adverse Effect has occurred.

      “Company Option” shall have the meaning set forth in Section 3.4(a).

      “Company Permits” shall have the meaning set forth in Section 4.14(a).

      “Company Preferred Shares” shall have the meaning set forth in Section 4.2(a).

      “Company Rights” shall mean any of the Rights, as such term is defined in the Company Rights Agreement.

      “Company Rights Agreement” shall mean the Rights Agreement, dated as of May 10, 2001, as amended by Amendment No. 1 to Rights Agreement, dated as of November 4, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent.

      “Company SEC Documents” shall have the meaning set forth in Section 4.7(a).

      “Company Share” shall mean one share of common stock of the Company, $0.001 par value per share.

      “Company Stock Plans” shall have the meaning set forth in Section 4.2(a).

      “Company Stockholder Approval” shall have the meaning set forth in Section 4.4.

      “Company Stockholder Meeting” shall have the meaning set forth in Section 4.24.

      “Confidentiality Agreement” shall mean the Two-Way Confidentiality and Non-Use Agreement, effective as of August 30, 2002, as amended by the Extension and Amendment of Two-Way Confidentiality and Non-Use Agreement dated August 25, 2003 and further amended by the Amendment, dated as of November 20, 2003, to the Two-Way Confidentiality and Non-Use Agreement, between Parent and the Company and as amended by the Standstill Agreement.

      “Continuing Employee” shall have the meaning set forth in Section 3.4(a).

      “Contract” shall mean any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation.

      “DGCL” shall mean the Delaware General Corporation Law.

      “Dissenting Shares” shall have the meaning set forth in Section 3.1(e).

      “Effective Time” shall have the meaning set forth in Section 2.3.

      “Election Date” shall have the meaning set forth in Section 3.2(c).

      “Environmental Law” shall mean any Law relating to (a) pollution, (b) protection of the environment (including air, water, soil, subsurface strata and natural resources) or the health of humans or other living organisms from exposure to Hazardous Substances; and (c) the regulation of the generation, use, storage, handling, transportation, treatment, Release or remediation of Hazardous Substances.

      “ERISA” shall have the meaning set forth in Section 4.10(a).

      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      “Exchange Agent” shall have the meaning set forth in Section 3.2(b).

      “Exchange Ratio” shall mean the quotient obtained by dividing (a) $18.00 by (b) the closing price for a Parent Share on the NYSE Composite Tape on the Closing Date.

      “FDA” shall mean the United States Food and Drug Administration.

      “FDCA” shall mean the United States Food, Drug and Cosmetic Act of 1938, as amended.

      “FIRPTA Certificate” shall have the meaning set forth in Section 7.2(f).

      “Form of Election” shall have the meaning set forth in Section 3.2(c).

      “Form S-4” shall have the meaning set forth in Section 6.3(b).

      “GAAP” shall mean United States generally accepted accounting principles.

      “Governmental Entity” shall mean any governmental body, court, agency, official or regulatory or other authority, whether federal, state, local or foreign.

      “Hazardous Substance” shall mean any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, toxic substance, petroleum or petroleum-derived substance, asbestos, PCBs, radioactive material, or other compound, element, material or substance in any form whatsoever (including products) defined by or regulated as or having the characteristics of “hazardous,” “toxic,” “pollutant,” “contaminant,” “flammable,” “corrosive,” “reactive,” “explosive,” “carcinogenic,” “mutagenic” or “radioactive” under any applicable Environmental Law.

      “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      “Indemnified Parties” shall have the meaning set forth in Section 6.8(a).

      “Intellectual Property” shall have the meaning set forth in Section 4.19(a).

      “IP Contracts” shall have the meaning set forth in Section 4.19(a).

      “IRS” shall mean the Internal Revenue Service.

      “Knowledge” or any similar formulation of knowledge shall mean the actual knowledge of, with respect to the Company, those persons set forth on Section 4 of the Company Disclosure Schedule, and with respect to Parent, those persons set forth on Section 5 of the Parent Disclosure Schedule.

      “Law” shall mean any statute, law, ordinance, rule or regulation of any Governmental Entity, including any Environmental Law.

      “Letter of Transmittal” shall have the meaning set forth in Section 3.3(b).

      “Liens” shall mean pledges, claims, liens, charges, encumbrances and security interests of any kind or nature.

      “Merger” shall have the meaning set forth in Section 2.1.

      “Merger Consideration” shall have the meaning set forth in Section 3.1(c).

      “Merger Sub” shall have the meaning set forth in the Preamble hereto.

      “Non-Election” shall have the meaning set forth in Section 3.1(f).

      “Non-Election Shares” shall have the meaning set forth in Section 3.1(g).

      “Non-Owned Intellectual Property” shall have the meaning set forth in Section 4.19(a).

      “Notice of Adverse Recommendation” shall have the meaning set forth in Section 6.2(c).

      “Novasite” shall mean Novasite Pharmaceuticals, Inc., a Delaware corporation.

      “Novasite License Agreement” shall mean the License Agreement, dated as of November 12, 1999, between the Company and Novasite.

      “Novasite Restated License Amendment” shall mean the Restated License Agreement, dated as of November 19, 2003, by and between the Company and Novasite.

      “NYSE” shall mean the New York Stock Exchange.

      “Order” shall mean any judgment, order, writ, preliminary or permanent injunction or decree of any Governmental Entity.

      “Owned Intellectual Property” shall have the meaning set forth in Section 4.19(a).

      “Parent” shall have the meaning set forth in the Preamble hereto.

      “Parent Disclosure Schedule” shall have the meaning set forth in Article V.

      “Parent Filed SEC Documents” shall have the meaning set forth in Section 5.6.

      “Parent Material Adverse Effect” shall mean a fact, event or circumstance which has had, or is reasonably likely to have, together with all similar or related facts, events and circumstances, a material adverse effect on the condition (financial or otherwise), business, properties, assets or results of operations of Parent and its Subsidiaries taken as a whole or on the ability of Parent or Merger Sub to perform its obligations hereunder or which would prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby; provided, however, that any such effect resulting from or arising out of (i) any change in Law or GAAP, (ii) general economic or financial market conditions, (iii) general changes or developments in the industries in which Parent and its Subsidiaries operate that do not have a materially disproportionate effect (relative to other industry participants) on Parent and its Subsidiaries taken as a whole or (iv) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall not be considered in determining if a Parent Material Adverse Effect has occurred.

      “Parent Preferred Shares” shall have the meaning set forth in Section 5.2(a).

      “Parent SEC Documents” shall have the meaning set forth in Section 5.5(a).

      “Parent Share” shall mean one share of common stock of Parent, no par value.

      “Patents” shall have the meaning set forth in Section 4.19(a).

      “Pension Plans” shall have the meaning set forth in Section 4.10(a).

      “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entities.

      “Proxy Statement/ Prospectus” shall have the meaning set forth in Section 6.3(b).

      “Release” shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

      “Representatives” shall have the meaning set forth in Section 6.2(a).

      “Rights Agreement Amendment” shall have the meaning set forth in Section 4.18.

      “Sarbanes-Oxley Act” shall have the meaning set forth in Section 4.14(c).

      “SEC” shall mean the United States Securities and Exchange Commission or the staff thereof.

      “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      “Series A Shares” shall have the meaning set forth in Section 4.2(a).

      “Short Period” means any Taxable Period that ends on the Closing Date.

      “Shrink Wrap Licenses” shall have the meaning set forth in Section 4.19(a).

      “Specified Compounds” shall mean “AME-527” and “AME-133.”

      “Standstill Agreement” shall mean the Exclusive Negotiation, Standstill and Employee Non-Solicitation Agreement, dated as of October 20, 2003, between Parent and the Company.

      “Stock Consideration” shall have the meaning set forth in Section 3.1(c).

      “Stock Election” shall have the meaning set forth in Section 3.1(f).

      “Stock Election Number” shall mean the Company Closing Share Number minus the Cash Election Number.

      “Stock Election Shares” shall have the meaning set forth in Section 3.1(g).

      “Stock Fraction” shall have the meaning set forth in Section 3.1(h).

      “Stock Plan Registration Statement” shall have the meaning set forth in Section 3.4(a).

      “Subsidiary” shall mean, with respect to any Person, another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

      “Substitute Option” shall have the meaning set forth in Section 3.4(a).

      “Superior Proposal” shall mean a bona fide written Takeover Proposal made by a third party to purchase at least 80% of the outstanding equity securities of the Company pursuant to a tender offer or exchange offer or to effect any merger, consolidation, business combination or sale of all or substantially all of the assets, recapitalization or similar transaction involving the Company (i) on terms which the Company’s Board of Directors determines in good faith (after consultation with its financial advisors) to be superior for the stockholders of the Company (in their capacity as stockholders) from a financial point of view as compared to the transactions contemplated hereby and any alternative proposed by Parent or Merger Sub in accordance with Section 6.2(c) hereof and (ii) which is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror).

      “Surviving Corporation” shall have the meaning set forth in Section 2.1.

      “Takeover Proposal” shall mean any inquiry, proposal or offer from any Person or group relating to (i) any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its Subsidiaries taken as a whole or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning at least 15% of any class of equity securities of the Company or (iii) any merger, consolidation, business combination, sale of all or any substantial portion of the assets, recapitalization, liquidation or a dissolution of, or similar transaction involving the Company other than the Merger.

      “Tax Reserve” shall have the meaning set forth in Section 4.15(c).

      “Tax Return” shall mean any report, return, election, notice, estimate, declaration, information statement or other form or document (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a Taxing authority in connection with any Tax (including estimated Taxes), and shall include any amendment to any of the foregoing.

      “Taxable Period” shall mean any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period; e.g., a quarter or a Short Period) with respect to which any Tax may be imposed under any applicable Law.

      “Taxes” shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including taxes that are or are based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, “Taxes” also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treas. Reg. § 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes as a transferee or successor, by contract or otherwise.

      “Termination Date” shall have the meaning set forth in Section 8.1(b)(ii).

      “Termination Fee” shall have the meaning set forth in Section 8.4(a).

      “Trade Secrets” shall have the meaning set forth in Section 4.19(a).

      “Transition Services Agreement” shall mean the Transition Services Agreement dated as of November 12, 1999 between the Company and Novasite, which agreement has previously expired pursuant to its terms.

      “Voting and Support Agreements” shall have the meaning set forth in the Recitals hereto.

      “Welfare Plans” shall have the meaning set forth in Section 4.10(a).

ARTICLE II

THE MERGER

      SECTION 2.1     The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the laws of the State of Delaware and the terms of this Agreement (the “Merger”), whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation of the Merger (the Company, as the surviving corporation after the Merger is sometimes referred to herein as the “Surviving Corporation”).

      SECTION 2.2     Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place (a) at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 a.m., New York City time, no later than the second Business Day following the satisfaction (subject to applicable Law) of the conditions set forth in Article VII of this Agreement (other than (i) those conditions that are waived by the party or parties for whose benefit such conditions exist, and (ii) any such conditions which, by their terms, are not capable of being satisfied until the Closing Date, but subject to the satisfaction of such conditions as of the Closing); or (b) at such other place, time, and/or date as the parties hereto may otherwise agree. The date upon which the Closing shall occur shall be a day that is a NYSE trading day and is referred to herein as the “Closing Date.”

      SECTION 2.3     Effective Time. If all the conditions to the Merger set forth in Article VII of this Agreement have been fulfilled or waived and this Agreement shall not have been terminated as provided in Article VIII hereof, the parties hereto shall cause a certificate of merger (the “Certificate of Merger”) to be properly executed and filed in accordance with the DGCL and the terms of this Agreement on the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such later time as is specified by the parties hereto as the Effective Time in the Certificate of Merger (the “Effective Time”). The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises and be subject to all of the debts, liabilities and duties of the Company and Merger Sub.

      SECTION 2.4     Certificate of Incorporation and By-Laws.

      (a) The Certificate of Merger shall provide that, at the Effective Time, the certificate of incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior to the Effective Time in the certificate of incorporation of Merger Sub, except for Article I thereof, which shall continue to read “The name of the corporation is Applied Molecular Evolution, Inc.”

      (b) The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the initial by-laws of the Surviving Corporation.

      SECTION 2.5     Directors and Officers.

      (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      (b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      SECTION 2.6     Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code and Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations, and for all relevant Tax purposes.

ARTICLE III

MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

      SECTION 3.1     Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or their respective stockholders:

      (a) Capital Stock of Merger Sub. Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

      (b) Cancellation of Treasury Stock and Parent Owned Stock. Each Company Share held by the Company or any Subsidiary of the Company or owned by Parent or any Subsidiary of Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

      (c) Conversion of Company Shares. Subject to Section 3.1(d) through 3.1(j) and 3.3(d), each issued and outstanding Company Share (other than Company Shares to be canceled in accordance with Section 3.1(b) hereof and together with any associated Company Rights) shall automatically be converted into the right to receive, at the option of the holder as contemplated by Section 3.1(f) through 3.1(i), either (i) a number of Parent Shares equal to the Exchange Ratio (the “Stock Consideration”) or (ii) an amount in cash equal to $18.00, without interest (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”). All Company Shares converted into the right to receive the Merger Consideration pursuant to this Section 3.1(c) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented such Company Shares (“Company Certificate”) shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of Company Shares become entitled in accordance with this Article III upon the surrender of such Company Certificate.

      (d) Adjustments. If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, Company Shares or Parent Shares, each of the Exchange Ratio, Stock Consideration and the Cash Consideration shall be adjusted accordingly, without duplication, to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event.

      (e) Dissenting Company Shares. Company Shares that have not been voted for adoption of this Agreement and with respect to which appraisal shall have been properly demanded in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares withdraws his demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw (in accordance with Section 262(k) of the DGCL) his demand for such appraisal or shall become ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder’s Dissenting Shares shall cease to be a Dissenting Share and shall be converted into and represent the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Company Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not make any payments with respect to, or compromise or settle, any demand for appraisal without the written consent of Parent. If any holder of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such stockholder’s right to dissent from the Merger prior to the Election Date, each of such holder’s Company Shares shall thereupon be deemed to be Non-Election Shares for all purposes of this Article III. If any holder of Dissenting Shares shall have failed to perfect or has effectively withdrawn or lost such stockholder’s right to dissent from the Merger after the Election Date, each of such holder’s Company Shares shall thereupon be deemed to have been converted into and to have become, as of the Effective

Time, the right to receive the Stock Consideration or the Cash Consideration, or a combination thereof, as determined by Parent, subject to Section 3.1(j), in its sole discretion.

      (f) Subject to the provisions of this Section 3.1, each record holder of Company Shares outstanding immediately prior to the Effective Time to be converted in the Merger pursuant to Section 3.1(c) will be entitled to elect to receive for each Company Share held by such holder either (i) the Stock Consideration per Company Share (“Stock Election”) or (ii) the Cash Consideration per Company Share (“Cash Election”). Any holder of Company Shares who fails to properly make a Cash Election or Stock Election and any holder who fails to submit to the Exchange Agent a properly completed and signed and properly and timely submitted Form of Election shall be deemed to have indicated no preference as to the receipt of cash or Parent Shares with respect to such holder’s Company Shares (a “Non-Election”) and will receive for such Company Shares the Merger Consideration described in Section 3.1(g), 3.1(h) or 3.1(i), as applicable.

      (g) If the aggregate number of Company Shares for which cash is elected under a Cash Election and Dissenting Shares, if any (collectively, the “Cash Election Shares”), exceeds the Cash Election Number, all Company Shares for which Stock Consideration was elected under a Stock Election (collectively, the “Stock Election Shares”) and all Company Shares covered by Non-Elections (the “Non-Election Shares”) shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares (other than Dissenting Shares) shall be converted into the right to receive cash and Parent Shares in the following manner: each Cash Election Share (other than Dissenting Shares) shall be converted into the right to receive (i) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (A) the Cash Consideration and (B) a fraction (the “Cash Fraction”), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares and (ii) a number of Parent Shares equal to the product of (A) the Exchange Ratio and (B) a fraction equal to one minus the Cash Fraction.

      (h) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive Parent Shares and cash in the following manner: each Stock Election Share shall be converted into the right to receive (i) a number of Parent Shares equal to the product of (A) the Exchange Ratio and (B) a fraction (the “Stock Fraction”), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares and (ii) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (A) the Cash Consideration and (B) a fraction equal to one minus the Stock Fraction.

      (i) In the event that neither Section 3.1(g) or 3.1(h) is applicable, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, all Stock Election Shares shall be converted into the right to receive the Stock Consideration and all Non-Election Shares shall be converted into the right to receive (A) an amount of cash (rounded to the nearest cent), without interest, equal to the product of (x) the Cash Consideration and (y) a fraction, the numerator of which shall be the Cash Election Number less the number of Cash Election Shares and the denominator of which shall be the number of Non-Election Shares, and (B) a number of shares of Parent Shares equal to the product of (x) the Exchange Ratio and (y) a fraction, the numerator of which shall be the Stock Election Number less the number of Stock Election Shares and the denominator of which shall be the number of Non-Election Shares.

      (j) Notwithstanding anything contained herein to the contrary, the maximum number of Company Shares (including Dissenting Shares, if any), that shall be converted into the right to receive the Cash Consideration shall be equal to that number which corresponds to 20% of the number of Company Shares outstanding immediately prior to the Effective Time (such number rounded to the nearest whole share, the “Cash Election Number”); provided, however, that if either (i) the tax opinion delivered to the Company referred to in Section 7.3(d) cannot be rendered (including, without limitation, as a result of cash deemed paid in connection with the withholding described in Section 7.2(f)) (as reasonably determined by

Pillsbury Winthrop LLP, special tax counsel to the Company) or (ii) the tax opinion delivered to Parent referred to in Section 7.2(h) cannot be rendered (including, without limitation, as a result of cash deemed paid in connection with the withholding described in Section 7.2(f)) (as reasonably determined by Skadden, Arps, Slate, Meagher & Flom (Illinois), special tax counsel to Parent), then the Cash Election Number shall be reduced to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered.

      SECTION 3.2     Share Election.

      (a) Each Person who, on or prior to the Election Date is a record holder of Company Shares shall have the right, subject to Section 3.1, to submit a Form of Election specifying (i) the number of Company Shares that such Person desires to be converted into the Cash Consideration pursuant to the Cash Election, or (ii) the number of Company Shares that such Person desires to be converted into the Stock Consideration pursuant to the Stock Election.

      (b) Prior to the mailing of the Proxy Statement/ Prospectus to the record holders of Company Shares, Wells Fargo Shareholder Services, St. Paul, Minnesota, which currently acts as transfer agent with respect to Parent Shares, or such other bank, trust company, Person or Persons reasonably acceptable to the Company, shall be designated by Parent to act as exchange agent (the “Exchange Agent”) for payment of the Merger Consideration.

      (c) Parent, or its authorized agent or representative, shall prepare a form of election (the “Form of Election”), which Form of Election shall contain the Letter of Transmittal, for mailing with the Proxy Statement/ Prospectus. The Form of Election shall be (i) mailed to the record holders of Company Shares as of the record date for the Company Stockholder Meeting, and (ii) used by each record holder of Company Shares to make either the Cash Election or the Stock Election, subject to the provisions of Section 3.1. The Company shall also use its reasonable efforts to make the Form of Election and the Proxy Statement/ Prospectus available to all Persons who become holders of Company Shares during the period between such record date and the Election Date. Any such holder’s election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the date of the Company Stockholder Meeting (the “Election Date”) a Form of Election properly completed and signed and accompanied by (i) Company Certificates for the Company Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such Company Certificates as set forth on such Form of Election from a firm which is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act), provided that such Company Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery) or (ii) in the case of book-entry shares, any additional documents specified in the procedures set forth in the Form of Election.

      (d) Any Form of Election may be revoked by a holder of Company Shares submitting such Form of Election to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned or if the Company’s stockholders fail to approve the Merger. If a Form of Election is revoked, the Company Certificates (or guarantees of delivery, if applicable) for the Company Shares, if any, to which such Form of Election relates shall promptly be returned to the stockholder submitting the same to the Exchange Agent.

      (e) Parent shall have the sole discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Exchange Agent, if applicable) in such matters shall be conclusive and binding. None of Parent, the Company and the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall make all computations contemplated by Section 3.1 and all such computations shall be conclusive and binding on the holders of

Company Shares. The Exchange Agent may, with the mutual written consent of Parent and the Company, make such rules as are consistent with Section 3.1 for the implementation of the elections provided for herein as shall be necessary or desirable to effect fully such elections.

      (f) If Parent or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the holder making such purported Cash Election or Stock Election shall for purposes of this Agreement, be deemed to have made a Non-Election.

      SECTION 3.3     Exchange of Company Certificates.

      (a) As soon as reasonably practicable, but no more than two Business Days following the Effective Time, Parent shall deposit with the Exchange Agent, (i) one or more certificates representing Parent Shares sufficient to deliver the aggregate Stock Consideration and (ii) cash sufficient to deliver the aggregate Cash Consideration, cash payable in lieu of fractional Parent Shares pursuant to Section 3.3(d) and any dividends or other distributions pursuant to Section 3.3(c).

      (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to (and, if permitted by the Exchange Agent, to make available for collection in person) each holder of record of Company Certificates (other than Company Certificates representing Dissenting Shares) that has not timely submitted a properly completed and executed Form of Election accompanied by an appropriately endorsed Company Certificate representing all of the Company Shares owned by that stockholder (or, alternatively, by an appropriate guarantee of delivery), (i) a letter of transmittal (the “Letter of Transmittal”), a copy of which shall have been provided to the Company prior to the mailing thereof, that shall specify that delivery shall be effected, and risk of loss and title to Company Certificates shall pass, only upon proper delivery of Company Certificates to the Exchange Agent and which shall be in customary form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of Company Certificates in exchange for the Merger Consideration (which instructions shall provide that at the election of the surrendering holder, Company Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with a Letter of Transmittal properly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent the holder of such Company Certificate shall be entitled to receive in exchange therefor (A) certificates representing that number of whole Parent Shares, if any, into which the number of Company Shares previously represented by such Company Certificates shall have been converted pursuant to Section 3.1 and/or (B) the amount of cash, if any, into which the number of Company Shares previously represented by such Company Certificates shall have been converted pursuant to Section 3.1 for each Company Share formerly represented by such Company Certificate, and Company Certificates so surrendered shall be forthwith canceled. The Exchange Agent shall promptly accept such Company Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest shall accrue on the Merger Consideration (or the cash payable as described in Section 3.3(c) and (d) below) payable upon the surrender of Company Certificates for the benefit of, or be paid to, the holders of Company Certificates.

      (c) No dividends or other distributions with respect to Parent Shares with a record date at or after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the Parent Shares represented thereby by reason of the conversion of Company Shares pursuant to Sections 3.1 and 3.2 and no cash payment in lieu of fractional Parent Shares shall be paid to any such holder pursuant to Section 3.3(d) until such Company Certificate is surrendered in accordance with this Article III. Subject to the effect of applicable Laws, following surrender of any such Company Certificate, there shall be paid, without interest, to the Person in whose name the Parent Shares representing such securities are registered (i) at the time of such surrender, the amount of any cash payable in lieu of fractional Parent Shares to which such holder is entitled pursuant to Section 3.3(d) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to Parent Shares issued upon conversion of Company Shares, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions, with (x) a record date with respect thereto after the Effective Time, but prior to such surrender, and (y) a payment date subsequent to such surrender, payable with respect to such Parent Shares.

      (d) Notwithstanding any other provision hereof, no fraction of a Parent Share will be issued and no dividend or other distribution, stock split or interest with respect to Parent Shares shall relate to any fractional Parent Share, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the Parent Shares. In lieu of any such fractional Parent Share, each holder of shares of Company Shares otherwise entitled to a fraction of a Parent Share in accordance with the provisions of this Article III will be entitled to receive from the Exchange Agent a cash payment in an amount equal to the product of (i) such fractional part of a Parent Share multiplied by (ii) the closing price for a Parent Share on the NYSE Composite Tape on the Closing Date.

      (e) All Merger Consideration delivered upon the surrender of Company Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to Company Shares theretofore represented by such Company Certificates. Until surrendered as contemplated by this Section 3.3, each Company Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which Company Shares theretofore represented by such Company Certificate shall have been converted pursuant to this Article III. No interest will be paid or will accrue on the cash payable upon the surrender of any Company Certificate.

      (f) At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

      (g) If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such Person of a bond or other surety in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made with respect to such Company Certificate and subject to such other reasonable conditions as the Exchange Agent may impose, the Exchange Agent shall deliver in exchange for such Company Certificate the Merger Consideration into which Company Shares theretofore represented by such Company Certificate shall have been converted pursuant to this Article III.

      (h) If any payment under this Article III is to be made to a Person other than the Person in whose name any Company Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that Company Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of Company Certificate surrendered or such Person shall establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

      (i) The Exchange Agent shall invest any funds held by it for purposes of this Section 3.3 as directed by Parent, on a daily basis; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks. Any interest and other income resulting from such investments shall be paid to Parent.

      (j) Parent and/or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the holders of Company Shares such amounts, if any, as are required to be deducted or withheld under any provision of U.S. federal tax law, or any provision of state, local or foreign tax law, with respect to the making of such payment. Amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holders of Company Shares in respect of which such deduction or withholding was made.

      (k) None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the cash that has been made available to the Exchange Agent pursuant to this Section 3.3 that remains unclaimed by the holder of any Company Certificate six months after the Effective Time, shall be returned to Parent and any such holder who has not exchanged such holder’s Company Certificate prior to such time shall thereafter look only to Parent for any claim for Merger Consideration hereunder.

      SECTION 3.4     Company Stock Options/ Purchase Rights.

      (a) As of the Effective Time, each option to purchase Company Shares under any employee stock option or compensation plan or arrangement of the Company (the “Company Option”) then outstanding held by each employee of the Company designated by Parent to be a continuing employee with the Surviving Corporation following the Effective Time (each a “Continuing Employee”) shall be replaced by Parent with a substitute option to purchase Parent Shares (a “Substitute Option”), in an amount and at an exercise price as determined in accordance with this Section 3.4(a). Parent shall, in its sole discretion, either (i) file with the SEC a registration statement on Form S-8 or other appropriate form (the “Stock Plan Registration Statement”) to register the Parent Shares issuable upon the exercise of the Substitute Options and use its reasonable efforts to cause the Stock Plan Registration Statement to be effective at or immediately following the Effective Time or (ii) issue Parent Shares under an existing registration statement upon the exercise of the Substitute Options. Each Substitute Option by which any Company Option was replaced pursuant to this Section 3.4(a) will be subject to, and exercisable and vested on, comparable terms and conditions as under such Company Option in effect as of the Effective Time, except that each Substitute Option shall be exercisable for that number of Parent Shares (rounded down to the nearest number of whole Parent Shares on a holder-by-holder basis) equal to the number of Company Shares subject to such Company Option multiplied by the Exchange Ratio, at an exercise price (rounded up to the nearest whole penny) per Parent Share equal to the per share exercise price specified in such Company Option divided by the Exchange Ratio, and shall, to the maximum extent permitted by Law, continue to qualify as an “incentive stock option” under Section 422 of the Code, if applicable. The treatment of the Company Options provided for in this Section 3.4(a) with respect to any options which are intended to be “incentive stock options” (as such term is defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

      (b) At the Effective Time, each then outstanding Company Option held by anyone other than a Continuing Employee, whether or not exercisable at the Effective Time and regardless of the exercise price thereof, will be cancelled, effective as of the Effective Time, in exchange for a single lump sum cash payment, which shall be paid as promptly as reasonably practicable, but in no event later than five Business Days following the Effective Time, equal to the product of (i) the number of Company Shares subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Cash Consideration over the exercise price per share of such Company Option; provided that if the exercise price per share of any such Company Option is equal to or greater than the Cash Consideration, such Company Option shall be canceled without any cash payment being made in respect thereof. All payments under this Section 3.4(b) shall be subject to any applicable withholding tax, as determined by Parent.

      (c) The Company shall use its reasonable efforts to obtain any necessary consent of each holder of Company Options, to give effect to the treatment of Company Options pursuant to this Section 3.4; provided that the Company shall not provide any consideration to holders of Company Options to obtain their consent without the prior written consent of Parent. If the treatment contemplated by Section 3.4(b) is not permitted by Law or applicable Contracts (whether due to the terms thereof or the failure to obtain the necessary consent) with respect any Company Option held by any Person other than a Continuing Employee or if necessary to obtain the tax opinions described in Section 3.1(j), Parent may afford such Company Option the treatment under Section 3.4(a) or take such other actions with respect to such Company Option as is permitted under applicable Law.

      (d) The Company shall take all actions necessary to assure that (i) no participant in the Company’s 2000 Employee Stock Purchase Plan increases his or her rate of payroll deductions, (ii) all outstanding rights under the Company’s 2000 Employee Stock Purchase Plan will be exercised immediately prior to the Effective Time on a final purchase date under such plan determined in accordance with Section 14(c) of such plan and (iii) such plan will terminate concurrently with such exercise of the outstanding rights thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”), which Company Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates, the Company represents and warrants to Parent and Merger Sub as follows:

      SECTION 4.1     Organization. The Company (i) is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, (ii) has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to so qualify could not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each of its Subsidiaries.

      SECTION 4.2     Capitalization.

      (a) The authorized capital stock of the Company consists of 45,000,000 Company Shares and 5,000,000 shares of preferred stock, $.001 par value, of the Company (“Company Preferred Shares”), of which 50,000 Company Preferred Shares have been designated as Series A Participating Preferred Stock (“Series A Shares”). As of the close of business on November 17, 2003, (i) 20,975,384 Company Shares (excluding treasury shares) were issued and outstanding, (ii) 3,073,111 Company Shares were held by the Company in its treasury, (iii) no Company Preferred Shares were issued and outstanding, (iv) 50,000 Series A Shares were reserved for issuance under the Company Rights Agreement, (v) 4,050,982 Company Shares were reserved for issuance pursuant to outstanding unexercised Company Options, (vi) 3,100,000 Company Shares have been reserved for issuance under the Company’s 1992 Stock Option Plan (as amended and restated April 4, 2000), (vii) 1,600,000 Company Shares have been reserved for issuance under the Company’s 2000 Stock Incentive Plan, (viii) 1,966,585 Company Shares, as of January 1, 2003, plus an additional number of Company Shares equal to (A) the lesser of 3% of the fully diluted Company Shares outstanding as of January 1, 2004 or (B) such other number as may be approved by the Company Board of Directors have been reserved for issuance under the Company’s 2001 Stock Incentive Plan, (ix) 200,000 Company Shares have been reserved for issuance under the Company’s 2002 New Employee Stock Incentive Plan and (x) 750,000 Company Shares, as of January 1, 2003, plus an additional number of Company Shares equal to the lesser of (A) 5% of the fully diluted Company Shares outstanding as of January 1, 2004 or (B) such other number as may be approved by the Company Board of Directors have been reserved for issuance under the Company’s 2000 Employee Stock Purchase Plan (the “Company ESPP” and, collectively with the stock plans described in clauses (iv) through (x), the

“Company Stock Plans”). No shares of capital stock of the Company are owned by any Subsidiary of the Company. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights. Except as set forth above, and for changes since the date hereof resulting from the exercise of Company Options outstanding on such date and the purchase of Company Shares pursuant to the Company ESPP, in each case, in accordance with their terms, there are no outstanding (i) shares of capital stock, debt securities or other voting securities of the Company; (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, debt securities or voting securities or ownership interests in the Company; (iii) subscriptions, calls, contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options, or other rights to acquire from the Company or any Subsidiary of the Company, or obligations of the Company or any Subsidiary of the Company to issue any capital stock, debt securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, debt securities or ownership interests in, the Company, or obligations of the Company or any Subsidiary of the Company to grant, extend or enter into any such agreement or commitment; or (iv) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of the Company, or to vote or to dispose of any shares of the capital stock of the Company. All of the outstanding debt and equity securities of the Company have been offered and issued in compliance with all applicable securities laws, including the Securities Act and “blue sky” laws.

      (b) Section 4.2(b) of the Company Disclosure Schedule lists each outstanding Company Option, the holder thereof and the service classification of such holder, the number of Company Shares issuable thereunder, the vesting schedule, the expiration date and the exercise price thereof.

      SECTION 4.3     Subsidiaries.

      (a) Each Subsidiary of the Company is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to so qualify could not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

      (b) All of the outstanding shares of capital stock of, or other ownership interest in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and free of statutory preemptive rights. All of the outstanding capital stock or securities of, or other ownership interest in, each of the Subsidiaries of the Company, is owned, directly or indirectly, by the Company, and is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of the stock or other ownership interests). There are no outstanding (i) shares of capital stock, debt securities or other voting securities of any Subsidiary of the Company; (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, debt securities or voting securities or ownership interests in any Subsidiary of the Company; (iii) subscriptions, calls, contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options, or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any capital stock, debt securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, debt securities or ownership interests in, any Subsidiary of the Company, or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment or (iv) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any Subsidiary of the Company, or to vote or to dispose of any shares of the capital stock of any Subsidiary of the Company.

      (c) Section 4.3(c) of the Company Disclosure Schedule lists (i) each Subsidiary of the Company, (ii) its jurisdiction of incorporation or organization and (iii) the location of its principal executive office.

Except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

      SECTION 4.4     Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the Merger, the adoption of this Agreement by the holders of at least a majority of the outstanding Company Shares (the “Company Stockholder Approval”). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

      SECTION 4.5     Consents and Approvals; No Violations.

      (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Entities other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) compliance with any applicable requirements of the HSR Act and (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and state securities and “blue sky” laws.

      (b) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company or any similar organizational documents of any of its Subsidiaries; (ii) violate, conflict with, require consent pursuant to, result in a breach of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of, or result in, the termination, cancellation, modification, acceleration or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets may be bound; or (iii) violate any Order or Law applicable to the Company, any of its Subsidiaries or any of their properties or assets, except, in the case of clause (ii) above, for any violations, conflicts, consents, breaches, defaults, terminations, cancellations, modifications, accelerations, losses or creations that would not be reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect.

      SECTION 4.6     Books and Records. The Company’s and its Subsidiaries’ books, accounts and records are, and have been, in all material respects, maintained in the Company’s and its Subsidiaries’ usual, regular and ordinary manner, in accordance with GAAP as applicable, and all material transactions to which the Company or any of its Subsidiaries is or has been a party are properly reflected therein.

      SECTION 4.7     SEC Reports and Financial Statements.

      (a) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2001 (together with all information incorporated therein by reference, the “Company SEC Documents”). The Company SEC Documents as of their respective dates or, if amended, as of the date of the last such amendment, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) complied in all material respects with the applicable requirements of the Exchange

Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. No Subsidiary of the Company is required to make any filings with the SEC.

      (b) The consolidated financial statements of the Company included in the Company SEC Documents complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of the unaudited statements, to normal, recurring audit adjustments not material in amount) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since January 1, 2001, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes to such Company financial statements.

      (c) The Company has heretofore made available to Parent a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to (i) agreements, documents or other instruments which previously have been filed by the Company with the SEC pursuant to the Exchange Act and (ii) the Company SEC Documents themselves. The Company has responded to all comment letters of the Staff of the SEC relating to the Company SEC Documents, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. The Company has heretofore made available to Parent true, correct and complete copies of all correspondence with the SEC occurring since January 1, 2001.

      SECTION 4.8     Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed since December 31, 2002 and publicly available prior to the date of this Agreement (the “Company Filed SEC Documents”), (a) the Company and its Subsidiaries have conducted their respective business only in the ordinary course; (b) there has not been any event or events that has had or could be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; and (c) neither the Company nor any Subsidiary has taken any action contemplated by Section 6.1.

      SECTION 4.9     No Undisclosed Liabilities. Except as and to the extent disclosed in the Company Filed SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligation of any nature, whether or not accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not required to be disclosed (including any liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits), that could be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

      SECTION 4.10     Benefit Plans; Employees and Employment Practices.

      (a) Section 4.10 of the Company Disclosure Schedule contains a list of all “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (sometimes referred to herein as “Pension Plans”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA and sometimes referred to herein as “Welfare Plans”) and each other “Benefit Plan” (defined herein as any Pension Plan, Welfare Plan and any other plan, fund, program, arrangement or agreement (including any employment or consulting agreement, but excluding any individual stock option or stock purchase agreement entered into pursuant to any of the Company Stock Plans) to provide employees, directors, independent contractors, consultants, officers or agents with medical, health, life, bonus, stock or stock-based right (option, ownership or purchase), retirement, deferred compensation, severance, salary continuation, vacation, sick leave, fringe, incentive insurance or other benefits) maintained, or contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former independent contractors, consultants, agents, employees, officers or directors of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Benefit Plan; and (v) the most recent determination letter from the IRS, if any. To the Knowledge of the Company, each Benefit Plan has been established, funded, maintained and administered in accordance with its terms and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws. There are no material amendments to any Benefit Plan (or the establishment of any new Benefit Plan) that have been adopted or approved on of after January 1, 2003, nor has the Company or any of its Subsidiaries undertaken or committed on or after January 1, 2003 to make any such amendments or to adopt or approve any new plans unless required by ERISA, the Code or any other applicable Laws. No outstanding Company Option has been amended since the date of grant to extend the period of exercise following termination of the option holder’s employment or other service with the Company or any of its Subsidiaries.

      (b) All Pension Plans have been the subject of favorable and up-to-date (through any applicable remedial amendment period) determination letters from the IRS, or a timely application therefor has been filed, to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs; and, to the Knowledge of the Company, no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualification of any Pension Plan or the related trust. No trust funding any Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

      (c) Neither the Company, nor any of its Subsidiaries, nor any other Person that, together with the Company, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other Person a “Commonly Controlled Entity”) has (i) maintained, sponsored or been required to contribute to a plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or (ii) been required at any time or is required currently to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

      (d) With respect to any Welfare Plan, (i) no such Welfare Plan is funded through a “welfare benefits fund”, as such term is defined in Section 419(e) of the Code, (ii) no such Welfare Plan is self-insured, and (iii) each such Welfare Plan that is a “group health plan”, as such term is defined in Section 5000(b)(1) of the Code that is maintained by a Commonly Controlled Entity complies with the applicable requirements of Section 4980B(f) of the Code.

      (e) Neither the Company, nor any of its Subsidiaries, nor any Person acting on behalf of the Company or its Subsidiaries has made or entered into any legally binding commitment (including loans) with, any current or former directors, officers, employees, consultants or independent contractors of the Company, any of its Subsidiaries or of any Commonly Controlled Entity to the effect that, following the date hereof, (i) any benefits or compensation provided to such persons under existing Benefit Plans or under any other plan or arrangement will be enhanced or accelerated, (ii) any new plans or arrangements providing benefits or compensation will be adopted, (iii) any Benefit Plans will be continued for any period of time or cannot be amended or terminated at any time or for any reason, (iv) any plans or arrangements provided by Parent will be made available to such employees, or (v) any trusts or other funding mechanisms will be required to be funded.

      (f) Neither the Company, nor its Subsidiaries, nor any Commonly Controlled Entity has any liability for life, health, medical or other welfare benefits for former employees or beneficiaries or dependents thereof with coverage or benefits under Benefit Plans other than Pension Plans, other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA or any other applicable Law.

      (g) All contributions or premiums owed by the Company or any of its Subsidiaries with respect to Benefit Plans under Law, contract or otherwise have been made in full and on a timely basis and the Company or its Subsidiaries are not obligated to contribute with respect to any Benefit Plan that involves a retroactive contribution, assessment or funding waiver arrangement. All administrative costs attributable to Benefit Plans have been paid when due.

      (h) To the Company’s Knowledge, no Pension Plan or Welfare Plan or any “fiduciary” or “party-in-interest” (as such terms are respectively defined by Sections 3(21) and 3(14) of ERISA) thereto has engaged in a transaction prohibited by Section 406 of ERISA or 4975 of the Code for which a valid exemption is not available.

      (i) There are no pending or, to the Company’s Knowledge, threatened, claims, lawsuits, arbitrations or audits asserted or instituted against any Benefit Plan, any fiduciary (as defined by Section 3(21) of ERISA) thereto, the Company, any of its Subsidiaries or any employee or administrator thereof in connection with the existence, operation or administration of a Benefit Plan, other than routine claims for benefits.

      (j) Nothing in this Agreement or the transactions contemplated by this Agreement will: (i) trigger a right, whether or not conditioned upon termination of employment or changes in duties or responsibilities, of any employee of the Company or any of its Subsidiaries to severance, deferred compensation or retirement benefits or (ii) trigger a right or payment, whether or not conditioned upon termination of employment or changes in duties or responsibilities, that would be considered a parachute payment within the meaning of Section 280G of the Code or any reimbursement of any excise taxes under Section 4999 of the Code or any income taxes under the Code.

      (k) Neither the Company nor its Subsidiaries is a party to any labor or collective bargaining agreement. There are no controversies, strikes, work stoppages, slowdowns, lockouts, arbitrations or other material labor disputes pending or, to the Knowledge of the Company, threatened between the Company or its Subsidiaries and any representatives of any of their employees. To the Knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its Subsidiaries. There are no pending or, to the Knowledge of the Company, threatened complaints, charges or claims against the Company or any of its Subsidiaries brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by any of the Companies or any of its Subsidiaries or, relating to the employees or other persons providing services to or on behalf of the Company or any of its Subsidiaries.

      (l) The Company and its Subsidiaries are in compliance in all material respects with all Laws and Orders applicable to such entity or the employees or other persons providing services to or on behalf of such entity, as the case may be, relating to the employment of labor, including all such Laws and Orders relating to wages, hours, employment standards, WARN Act, Title VII of the Civil Rights Act of 1964, Age Discrimination in Employment Act, Americans with Disabilities Act, Equal Pay Act, Health Insurance Portability and Accessibility Act, ERISA, Family and Medical Leave Act, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

      SECTION 4.11     Contracts.

      (a) Neither the Company nor any of its Subsidiaries, or to the Knowledge of the Company, any other party, is in violation or breach of or in default (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries) under, any contract to which it is a party or by which it or any of its properties or assets is bound, except for violations, breaches, defaults, conditions or rights of termination, amendments, cancellations, accelerations, losses or creations which are, in the aggregate, immaterial. No other party to any such contract has, to the Knowledge of the Company, alleged that the Company or any of its Subsidiaries is in violation or breach of or in default under any such contract or has notified the Company or any of its Subsidiaries of an intention to modify any material terms of or not to renew any such contract.

      (b) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any undischarged written or oral (i) agreement or arrangement obligating the Company or its Subsidiaries to pay or receive, or pursuant to which the Company or its Subsidiaries has previously paid or received, an amount in excess of $100,000; (ii) employment agreement or arrangement involving an amount in excess of $200,000 or consulting agreement or arrangement involving an amount in excess of $100,000; (iii) secrecy or confidentiality agreement other than customary forms of confidential disclosure agreements and materials transfer agreements used in the ordinary course of business; (iv) non-competition agreement or any other agreement that similarly limits the Company or any of its Subsidiaries; (v) distributorship, non-employee commission or marketing agent, representative or franchise agreement providing for the marketing and/or sale of the products or services of the Company or any of its Subsidiaries; (vi) optimization contract or agreement; (vii) agreement between the Company and any of its affiliates; (viii) guaranty, performance, bid or completion bond, or surety or indemnification agreement (excluding (A) any such item between the Company and its Subsidiaries and (B) any indemnification agreement entered into in the Company’s and or its Subsidiaries’ ordinary course of business with a customer of the Company); (ix) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit relating to borrowed money; (x) agreement relating to the ownership or control of any interest in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement; (xi) material contract or agreement containing change of control provisions; (xii) agreement relating to license or development of intellectual property; or (xiii) agreement or arrangement material to the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its Subsidiaries taken as a whole. Each contract, arrangement, commitment or understanding of the type described in this Section 4.11, whether or not set forth in the Company Disclosure Schedule, is referred to herein as a “Company Contract.”

      SECTION 4.12     Insurance. The Company has delivered to Parent prior to the date of this Agreement copies of all insurance policies which are owned by the Company or its Subsidiaries or which names the Company or any of its Subsidiaries as an insured (or loss payee), including those which pertain to the Company’s or its Subsidiaries’ assets, employees or operations. All such insurance policies are in full force and effect, are in such amounts and cover such losses and risks as are consistent with industry practice and, in the reasonable judgment of senior management of the Company, are adequate to protect the properties and businesses of the Company and its Subsidiaries and all premiums due thereunder have been paid. Neither the Company nor any of its Subsidiaries have received notice of cancellation of any such insurance policies.

      SECTION 4.13     Litigation. There is no suit, claim, action, proceeding, arbitration or investigation pending before any Governmental Entity or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or their respective assets or properties. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order or Orders. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type has been entered or issued.

      SECTION 4.14     Compliance with Applicable Law.

      (a) The Company and its Subsidiaries hold all material permits, licenses, variances, exemptions, Orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the “Company Permits”). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply which are, in the aggregate, immaterial. The businesses of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any Law other than violations that are, in the aggregate, immaterial. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the

Knowledge of the Company, threatened, nor, to the Knowledge of the Company, has any Governmental Entity indicated an intention to conduct any such investigation or review.

      (b) The Company is not an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the SEC thereunder.

      (c) The Company and each of its officers and directors are in compliance with, and have complied, in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the “Sarbanes-Oxley Act”) or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of The Nasdaq Stock Market, Inc.’s National Market. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any Company Subsidiary has made any loans to any executive officer or director of the Company or any of its Subsidiaries. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Board of Directors of the Company (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. For purposes of this paragraph, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

      SECTION 4.15     Taxes and Tax Returns.

      (a) All United States federal Tax Returns and all other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries for all Taxable Periods (or portions thereof) ending on or before the Closing Date have been duly and timely filed (taking into account any extension of time within which to file). All such Tax Returns (i) were prepared in the manner required by applicable law and (ii) are true, correct, and complete in all material respects;

      (b) True and complete copies of all federal, state, local and foreign Tax Returns of or including the Company or any of its Subsidiaries have been provided to Parent prior to the date hereof. Since the date of the Company’s last financial statements, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes that would result in a material decrease in the net worth of the Company or any such Subsidiary;

      (c) All material Taxes for which the Company or any of its Subsidiaries is or may be liable in respect of Taxable Periods (or portions thereof) ending on or before the Closing Date, whether or not shown (or required to be shown) on a Tax Return have been or will be timely paid, or in the case of material Taxes not yet due and payable, sufficient reserve for the payment of all such material Taxes (without regard to deferred tax assets and deferred tax liabilities) is provided on the consolidated financial statements of the Company and its Subsidiaries included in the Company Filed SEC Documents (the “Tax Reserve”);

      (d) No material deficiencies for Taxes have been claimed, proposed or assessed against the Company or any of its Subsidiaries in writing by any taxing or other Governmental Entity, and none of the Company or any of its Subsidiaries has received any notice, or otherwise has any Knowledge, of any potential material claim, proposal or assessment against the Company or any of its Subsidiaries for any such deficiency for Taxes. There are no pending or, to the Knowledge of the Company, threatened audits, investigations or claims for or relating to any material liability of the Company or any of its Subsidiaries in respect of Taxes, and there are no matters under discussion between the Company or any of its Subsidiaries on the one hand and any governmental authority on the other hand with respect to material Taxes. None of the Tax Returns of the Company or any of its Subsidiaries has been or, to the Knowledge of the Company, is currently being examined by the IRS or relevant state, local or foreign Taxing authorities. None of the Company or any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code;

      (e) Without duplication of Section 4.15(c), each of the Company and each of its Subsidiaries has duly and timely withheld, collected, paid and reported to the proper governmental authority all material Taxes required to have been withheld, collected, paid or reported;

      (f) To the Knowledge of the Company, no claim has ever been made by any Taxing authority with respect to the Company or any of its Subsidiaries in a jurisdiction where the Company or such Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction;

      (g) There are no liens or other security interests upon any property or assets of the Company or any of its Subsidiaries for Taxes, except for liens for real and personal property Taxes not yet due and payable;

      (h) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney that is currently in force has been granted by the Company or any of its Subsidiaries with respect to any matters relating to Taxes;

      (i) Neither the Company nor any of its Subsidiaries has (i) been a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, combined, consolidated, unitary, or similar group for state or local Tax purposes, other than the group of which the Company is the common parent or (ii) any liability for the Taxes of another Person (other than the Company or any of its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

      (j) There is no contract, plan or arrangement (written or otherwise) covering any current or former employee or independent contractor of the Company or any of its Subsidiaries that, individually or in the aggregate, could give rise to the payment of any amount that will not be deductible by the Company or any of its Subsidiaries under Section 280G of the Code;

      (k) Neither the Company nor any of its Subsidiaries has agreed or is required to include in income any material adjustment under either Section 481(a) or Section 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting method or otherwise;

      (l) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or arrangement relating to allocating or sharing the payment of, indemnity for, or liability for, Taxes with respect to any Taxable Period;

      (m) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger;

      (n) Neither the Company nor any of its Subsidiaries has any deferred income reportable for a period ending after the Closing Date but that is attributable to a transaction (e.g., an installment sale) occurring in, or resulting from a change of accounting method for, a period ending on or prior to the Closing Date;

      (o) None of the indebtedness of the Company or any of its Subsidiaries constitutes (i) “corporate acquisition indebtedness” (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (ii) an “applicable high yield discount obligation” under Section 163(i) of the Code;

      (p) The Company is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

      (q) Neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulation §1.6011-4(b)(2).

      SECTION 4.16     Hazardous Substances. There is not and has not been any Release or threat of Release of any Hazardous Substance at, on, under or from any location currently or formerly owned or currently or, to the Knowledge of the Company, formerly operated by the Company or any of its Subsidiaries or, to the Knowledge of the Company, from any other location, resulting from or arising in connection with the operations of the Company or any of its Subsidiaries except for any Release to the extent not prohibited by applicable Environmental Law.

      SECTION 4.17     State Takeover Statutes. The Company has taken all actions required to be taken by it in order to exempt this Agreement, the Voting and Support Agreements and the transactions contemplated hereby and thereby from the provisions of Section 203 of the DGCL, and accordingly, that section does not apply to the Merger or any of the transactions contemplated hereby or thereby. No other “control share acquisition,” “fair price” or other anti-takeover regulations enacted under state laws in the United States apply to this Agreement, the Voting and Support Agreements or any of the transactions contemplated hereby and thereby.

      SECTION 4.18     Rights Agreement. The Company has taken all actions necessary to cause the Company Rights Agreement to be amended (the “Rights Agreement Amendment”) to (a) render the Company Rights Agreement inapplicable to this Agreement, the Voting and Support Agreements, the Merger and the other transactions contemplated by this Agreement or the Voting and Support Agreements, (b) ensure that (i) none of Parent, Merger Sub or any other affiliate of Parent is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement and (ii) a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Company Rights Agreement) does not occur, in the case of clauses (i) and (ii), by reason of the execution of this Agreement or the Voting and Support Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the Voting and Support Agreements and (c) provide that the Expiration Date (as defined in the Company Rights Agreement) shall occur immediately prior to the Effective Time. The Company has delivered to Parent or Merger Sub true and correct copies of the Company Rights Agreement and the Rights Agreement Amendment.

      SECTION 4.19     Intellectual Property.

      (a) Section 4.19(a) of the Company Disclosure Schedule sets forth a complete and accurate list of: (i) all Intellectual Property (as defined below) in which the Company or any of its Subsidiaries has an ownership interest (collectively, the “Owned Intellectual Property”) and all other Intellectual Property which is licensed to the Company or any of its Subsidiaries (collectively, the “Non-Owned Intellectual Property”, and together with the Owned Intellectual Property, the “Company Intellectual Property”), in each case indicating the owner thereof, and all applications, registrations and grants with respect thereto, provided that such list need not identify Trade Secrets or non-material, unregistered copyrights; and (ii) all IP Contracts relating to the Company Intellectual Property (including contracts relating to the research, clinical trial, development, distribution, sale, supply, license, marketing, co-promotion of products or services covered by the Company Intellectual Property); provided that such list need not include “shrink-wrap” and similar licenses for off-the-shelf commercial software (collectively, “Shrink Wrap Licenses”). For purposes of this Agreement the term (A) “Intellectual Property” shall mean any and all of the following, and rights in, arising out of, or associated therewith: U.S. and non-U.S. (i) patents, utility models, supplementary protection certificates and applications therefor (including provisional applications, invention disclosures, certificates of invention and applications for certificates of invention) and divisionals, continuations, continuations-in-part, patents of addition, reissues, renewals, extensions, re-examinations, and equivalents thereof throughout the world (“Patents”), (ii) trade secrets, know-how, proprietary information, inventions, discoveries, improvements, technology, technical data and research and development, molecules, compounds, proprietary living organisms and components of the foregoing, whether patentable or not (collectively, “Trade Secrets”), (iii) trademarks, service marks, trade dress, trade names and Internet domain names and registrations and applications therefor, and equivalents thereof throughout the world, and (iv) copyrights, mask works, registrations and applications therefor, and equivalents thereof throughout the world; and (B) “IP Contracts” shall mean, collectively, any and all agreements relating to Intellectual Property or pursuant to which rights in Intellectual Property are in any manner transferred, conveyed, granted, restricted or waived.

      (b) The Company or one of its Subsidiaries is the sole and exclusive owner of each item of Owned Intellectual Property and has the valid right to use pursuant to an IP Contract listed in Section 4.19(a) of the Company Disclosure Schedule (collectively, “Company Intellectual Property Contracts”) all Non-Owned Intellectual Property, in each case free and clear of all Liens, milestone payments, royalties, restrictions and any other third-party rights or interests (including rights or interests of academic entities or Governmental Entities), except for (i) royalty obligations payable under an IP Contract listed in Section 4.19(a) of the Company Disclosure Schedule and (ii) non-material royalty obligations which are payable under the Shrink Wrap Licenses. The Company or one of its Subsidiaries is listed in the records of the appropriate U.S. and/or non-U.S. Governmental Entity as the sole and exclusive owner of record for each registration, grant and application included in the Owned Intellectual Property. Each employee of the Company and its Subsidiaries that could reasonably be expected to have access to the Company’s or any of its Subsidiaries’ proprietary information or to be involved in the creation or development of Intellectual Property on behalf of the Company or any of its Subsidiaries has executed an Employee’s Proprietary Information and Inventions Agreement in substantially the form made available to Parent. Each of the Company’s and its Subsidiaries’ consultants that could reasonably be expected (i) to have access to the Company’s or any of its Subsidiaries’ proprietary information is party to a written agreement of confidentiality customary in the biopharmaceuticals industry, or (ii) to be involved in the creation or development of Intellectual Property on behalf of the Company or any of its Subsidiaries is party to a written agreement with an assignment of inventions provision. No officer or employee of the Company or any of its Subsidiaries is subject to any agreement with any other Person which requires such officer or employee to assign any interest in any (i) Company Intellectual Property or (ii) Intellectual Property conceived and/or reduced to practice by such officer or, to the Knowledge of the Company, by such employee in the course of such officer’s or employee’s employment at the Company or any of its Subsidiaries, to any Persons other than the Company or its Subsidiaries. To the Knowledge of the Company, the Company Intellectual Property includes all the Intellectual Property that is necessary for the conduct of the business of the Company and each of its Subsidiaries as currently conducted.

      (c) The Company or its Subsidiaries owns, or is licensed or otherwise possesses sufficient legal enforceable rights to use, the Company Intellectual Property. To the Company’s Knowledge, there are no facts, proceedings, claims or challenges that cause or would cause any Owned Intellectual Property to be invalid or unenforceable, or challenging the Company’s or its Subsidiaries’ rights in any Company Intellectual Property, and the Company has not received any notice from any Person bringing or threatening to bring such proceedings, claims or challenges. To the Company’s Knowledge, there are no facts, proceedings, claims or challenges that cause or would cause any Non-Owned Intellectual Property to be invalid or unenforceable. To the Company’s Knowledge, no act has been done or omitted to be done by the Company, any of its Subsidiaries thereof, which has, had or could have the effect of impairing or dedicating to the public, or entitling any Person to cancel, forfeit, modify or consider abandoned, any (i) Owned Intellectual Property or (ii) Non-Owned Intellectual Property exclusively licensed to the Company or any of its Subsidiaries, or give any Person any rights with respect thereto. To the extent required in the Company’s reasonable judgment and consistent with prudent practices in the biopharmaceuticals industry, all necessary registration, maintenance and renewal fees in respect of the

(i) Owned Intellectual Property and (ii) Non-Owned Intellectual Property exclusively licensed to the Company or any of its Subsidiaries, have been paid and all necessary documents and certificates have been filed with the relevant Governmental Entities for the purpose of maintaining such Owned Intellectual Property and such Non-Owned Intellectual Property exclusively licensed to the Company or any of its Subsidiaries. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has divulged, furnished to or made accessible any of their Trade Secrets to any Person who is not subject to a written agreement to maintain the confidentiality of such Trade Secrets. The Company and its Subsidiaries take and have taken reasonable measures to maintain the confidentiality of their Trade Secrets.

      (d) To the Company’s Knowledge, none of the Company, its Subsidiaries or any of their respective current activities, products or services infringes, misappropriates, violates or otherwise conflicts with, or has infringed, misappropriated, violated or otherwise conflicted with, any valid Intellectual Property of any Person, and neither the Company nor any of its Subsidiaries have received any notice or are subject to any actual or, to the Knowledge of the Company, threatened proceedings claiming or alleging such. No proceedings or claims in which the Company or any of its Subsidiaries alleges that any Person is infringing, misappropriating or otherwise violating any (i) Owned Intellectual Property or (ii) Non-Owned Intellectual Property exclusively licensed to the Company or any of its Subsidiaries, are pending, and none have been served by, instituted or asserted by the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, are any proceedings threatened alleging any such infringement, misappropriation or violation, nor is the Company or any of its Subsidiaries aware of any such infringement, misappropriation or violation. To the Company’s Knowledge, there are no breaches or defaults of, or any disputes or threatened disputes concerning, any of the IP Contracts. Neither the Company nor any of its Subsidiaries has granted any right or license under the Company Intellectual Property to any other Person other than those rights or licenses granted pursuant to IP Contracts listed in Section 4.19(a) of the Company Disclosure Schedule.

      (e) To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not (i) result in the loss of, or otherwise adversely affect, any rights of the Company or any of its Subsidiaries in any Company Intellectual Property, (ii) grant or require the Company or any of its Subsidiaries to grant to any Person any rights with respect to any Company Intellectual Property or Intellectual Property of Parent, (iii) subject the Company or any of its Subsidiaries to any increase in royalties or other payments in respect of any Company Intellectual Property, (iv) diminish any royalties or other payments the Company or its Subsidiaries would otherwise be entitled to in respect of any Company Intellectual Property, or (v) result in the breach or, by the terms of such contract, termination of any IP Contract.

      (f) The Company has delivered to Parent a true, complete and accurate copy of the Novasite Restated License Agreement, as in effect on the date hereof. The Novasite Restated License Agreement has been duly executed and delivered by the parties thereto and constitutes a valid and binding obligation of the parties, enforceable among the parties thereto in accordance with its terms, subject to the Bankruptcy and Equity Exception, and all requisite consents in connection with the Novasite Restated License Agreement have been obtained by the Company or Novasite, as the case may be. Under the terms of the Novasite Restated License Agreement, the license granted by the Company to Novasite thereunder is limited to the identification and development of “small molecules,” which term, for purposes of such license, shall mean an organic molecule having a molecular weight of less than 1,200 (other than a polynucleotide or polynucleoside comprising two or more bases, or a polypeptide or protein comprising two or more amino acids). Novasite has not granted any right or license under the Company Intellectual Property to any other Person for any purpose other than the identification and development of “small molecules” as that term is defined in the immediately preceding sentence.

      SECTION 4.20     Regulatory Compliance.

      (a) As to each product subject to the FDCA and the FDA regulations promulgated thereunder or similar legal provisions in any foreign jurisdiction that are developed, manufactured, or tested by the Company or any of its Subsidiaries (each such product, a “Biologic”), each such Biologic is being developed, manufactured, or tested in compliance with all applicable requirements under the FDCA and similar Laws, including those relating to investigational use, and good manufacturing practices, record keeping, filing of reports and security. Neither the Company nor any of its Subsidiaries has received any notice or other communication from the FDA or any other Governmental Entity alleging any violation of any Law by the Company or any of its Subsidiaries applicable to any Biologic.

      (b) True, complete and accurate copies of all data of the Company with respect to the safety or efficacy of the Specified Compounds have been made available to Parent.

      (c) As to each Biologic for which a biological license application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company and its Subsidiaries are in compliance with 21 U.S.C. §§ 355, Section 626 of the Public Health Service Act or 21 C.F.R. Parts 312 et seq., respectively, and similar Laws and all terms and conditions of such licenses or applications. As to each such Biologic, the Company and any relevant Subsidiary of the Company, and the officers, employees or agents of the Company or such Subsidiary, have included in the application for such Biologic, where required, the certification described in 21 U.S.C. § 335a(k)(1) or any similar Law and the list described in 21 U.S.C. § 335a(k)(2) or any similar Law, and each such certification and list was true, complete and correct in all material respects when made.

      (d) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which such Person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar Law.

      (e) Notwithstanding the foregoing, each representation and warranty made by the Company in this Section 4.20 with respect to the Biologics licensed by the Company or any of its Subsidiaries to third parties (for which the Company or such Subsidiary has assumed or retained no responsibility for regulatory compliance) set forth on Section 4.20 of the Company Disclosure Schedule shall be deemed to be limited to the Knowledge of the Company.

      SECTION 4.21     Absence of Indemnifiable Claims, etc. There are no pending claims and, to the Knowledge of the Company, no facts that would reasonably entitle any director, officer or employee of the Company or its Subsidiaries to indemnification by the Company or its Subsidiaries under applicable Law, the certificate of incorporation or by-laws of the Company or its Subsidiaries, any insurance policy maintained by the Company or its Subsidiaries or any Company Indemnity Agreements or similar agreements to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets may be bound.

      SECTION 4.22     Opinion of Financial Advisor. The Company has received the opinion of J.P. Morgan Chase & Co. (the “Company Financial Advisor”), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration to be received in the Merger is fair to the Company’s stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been delivered to Parent.

      SECTION 4.23     Board Approval. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of the directors present (a) determined that this Agreement, the Voting and Support Agreements and the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the stockholders of the Company, (b) approved this Agreement and the Voting and Support Agreements and (c) recommended that the plan of merger contained in this Agreement and the transactions contemplated hereby be adopted by the holders of Company Shares.

      SECTION 4.24     Voting Requirements. The affirmative vote of holders of at least a majority of the outstanding Company Shares at the meeting of the Company’s stockholders to be held in connection with the Merger (the “Company Stockholder Meeting”) or any adjournment or postponement thereof to adopt this Agreement is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

      SECTION 4.25     Brokers and Finders. No broker, investment banker, financial advisor or other Person, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company (as reflected in an agreement between such firm and the Company, a copy of which has been delivered to Parent), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      SECTION 4.26     Information Supplied. None of the information supplied or to be supplied by the Company or any of its affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in, and which is included or incorporated by reference in the Form S-4 and the Proxy Statement/ Prospectus or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, at the time the Form S-4 is declared effective, at the time of mailing or other distribution of the Proxy Statement/ Prospectus (or any amendment thereof or supplement thereto) to the Company’s stockholders, at the time of the Company Stockholder Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or supplement to the Form S-4 or Proxy Statement/ Prospectus, the Company shall notify Parent in writing. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

      SECTION 4.27     No Other Representations. Except for the representations and warranties contained in this Article IV, neither the Company nor any other Person makes any express or implied representation or warranty on behalf of the Company or any of its Subsidiaries.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”), which Parent Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates, Parent and Merger Sub represent and warrant to the Company as follows:

      SECTION 5.1     Organization. Each of Parent and Merger Sub (i) is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to so qualify could not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of the articles of incorporation and by-laws of Parent and the certificate of incorporation and by-laws of Merger Sub.

      SECTION 5.2     Capitalization.

      (a) The authorized capital stock of Parent consists of 3,200,000,000 Parent Shares and 5,000,000 shares of preferred stock, no par value, of Parent (“Parent Preferred Shares”). At the close of business on November 14, 2003, (i) 1,123,222,648 Parent Shares (excluding treasury shares) were issued and outstanding, (ii) 953,629 Parent Shares were held by Parent in its treasury, (iii) no Parent Preferred Shares were issued and outstanding and (iv) 85,199,261 Parent Shares were reserved for issuance pursuant to outstanding unexercised employee stock options granted pursuant to Parent’s stock option plans. No shares of capital stock of Parent are owned by any Subsidiary of Parent. All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights and were issued in compliance with applicable federal and state securities laws.

      (b) All shares of capital stock of Parent to be issued in connection with the Merger, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights.

      SECTION 5.3     Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub, as the case may be, and constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

      SECTION 5.4     Consents and Approvals; No Violations.

      (a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Entities other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) compliance with any applicable requirements of the HSR Act and (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and state securities and “blue sky” laws.

      (b) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws of Parent or the certificate of incorporation or by-laws of Merger Sub; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub or any of their Subsidiaries under, any of the terms, conditions or provisions of any contract to which Parent or Merger Sub or any of their Subsidiaries is a party or by which any of its properties or assets may be bound; or (iii) violate any Order or Law applicable to Parent or Merger Sub, any of their Subsidiaries or any of their properties or assets.

      SECTION 5.5     Parent SEC Documents.

      (a) Parent has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2001 (collectively, the “Parent SEC Documents”). The Parent

SEC Documents as of their respective dates or, if amended, as of the date of the last such amendment, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. No Subsidiary of the Parent is required to make any filings with the SEC.

      (b) The consolidated financial statements of Parent included in the Parent SEC Documents complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of the unaudited statements, to normal, recurring audit adjustments not material in amount) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since January 1, 2001, there has been no material change in the Parent’s accounting methods or principles that would be required to be disclosed in the Parent’s financial statements in accordance with GAAP, except as described in the notes to such Parent financial statements.

      SECTION 5.6     Brokers and Finders. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

      SECTION 5.7     Information Supplied. None of the information supplied or to be supplied by Parent or any of its affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in, and which is included or incorporated by reference in the Form S-4 and the Proxy Statement/ Prospectus or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, at the time the Form S-4 is declared effective, at the time of mailing of the Proxy Statement/ Prospectus (or any amendment thereof or supplement thereto) to the Company’s stockholders, at the time of the Company Stockholder Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or supplement to the Form S-4 or Proxy Statement/ Prospectus, Parent shall notify the Company in writing. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

      SECTION 5.8     Financing. Parent has, or will have, sufficient funds available to consummate the transactions contemplated hereby.

      SECTION 5.9     Board Approval. The Board of Directors of Parent and Merger Sub have approved this Agreement and the transactions contemplated hereby.

      SECTION 5.10     No Stockholder Approval. No approval of the stockholders of Parent is required to approve this Agreement and the transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement and the transactions contemplated hereby.

      SECTION 5.11     Interim Operations of Merger Sub. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

      SECTION 5.12     Ownership of Company Shares. Neither Parent nor Merger Sub is, nor at any time during the last three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

      SECTION 5.13     No Other Representations. Except for the representations and warranties contained in this Article V, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty on behalf of Parent, Merger Sub or any Parent Subsidiary.

ARTICLE VI

COVENANTS

      SECTION 6.1     Covenants of the Company. Until the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) conduct their business in the ordinary course in the same manner as heretofore conducted, (ii) use reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries and (iii) use reasonable efforts to protect the Company Intellectual Property to the end that the Company’s and its Subsidiaries’ goodwill and ongoing business shall not be impaired in any material respects as of the Closing Date. Without limiting the generality of the foregoing, except as expressly permitted in this Agreement or otherwise expressly agreed to in writing by Parent (it being understood that Parent shall respond within seven Business Days to the Company’s communications soliciting such agreement from Parent), from the date hereof until the Effective Time:

(a) Dividends; Changes in Stock. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not commit to, (i) declare or pay any dividends on, or make other distributions in respect of any of, its capital stock (except for dividends by a wholly owned Subsidiary of the Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or modify or amend, any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (iii), for (A) repurchases of unvested Company Shares or shares of capital stock of a Subsidiary upon a termination of employment; provided that any repurchases pursuant to this exception shall not be at a purchase price greater than the original purchase price paid by the applicable employee, or (B) the receipt of Company Shares in payment of the exercise price pursuant to the terms of Company Options, in the case of each of the foregoing clauses (A) and (B), pursuant to and in accordance with agreements in effect as of the date of this Agreement or entered into in connection with issuances permitted by clause (ii) of Section 6.1(b), and in each case, that were entered into under the Company Stock Plans or stock plans of such Subsidiary in effect as of the date of this Agreement.

(b) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize, propose or agree to the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock or any other security (or any right to acquire such capital stock or other security) other than (i) the issuance of Company Shares or shares of capital stock of Novasite upon the exercise of Company Options or options of Novasite, as applicable, and warrants issued by Novasite, in each case, outstanding on the date of this Agreement and in accordance with the terms of such options and warrants, as applicable, in effect as of the date of this Agreement, (ii) the issuance of Company Shares pursuant to and in accordance with the terms of the Company ESPP in effect as of the date of this Agreement, and (iii) the issuance of Company Options pursuant to the terms of Company Stock Plans in effect as of the date of this

Agreement to employees of the Company hired after the date of this Agreement so long as (A) the aggregate number of Company Shares underlying such Company Options does not exceed 125,000, (B) the terms of such Company Options provide for an exercise price of no less than the fair market value of the underlying Company Shares at the time of issuance of such Company Options, do not provide for any acceleration of vesting in any circumstance and are otherwise consistent with the form of Company Options provided under the Company Stock Plans and (C) such Company Options are in all other respects issued in the ordinary and usual course of business consistent with past practice.

(c) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable Law, the Company shall not, and shall cause each of its Subsidiaries not to, amend or propose to amend its certificate of incorporation or by-laws or similar organizational or governance documents.

(d) Company Rights Agreement; Consequences if Rights Triggered. The Board of Directors of the Company shall take all further action requested in writing by Parent in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Voting and Support Agreements. The Board of Directors of the Company shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement.

(e) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets that, individually have a purchase price of less than $200,000 or, in the aggregate, have a purchase price of less than $500,000).

(f) No Dispositions. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company) excluding the disposition of assets that in the aggregate have a purchase price of less than $200,000. This Section 6.1(f) does not relate to covenants concerning Company Intellectual Property, which are exclusively the subject of Section 6.1(m).

(g) Investments; Indebtedness. Except for the provision of the Services (as defined in the Transition Services Agreement) by the Company to Novasite and advances to employees for business expenses in the ordinary course of business consistent with past practices, the Company shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans or investments by the Company or a wholly owned Subsidiary of the Company to or in the Company or any wholly owned Subsidiary of the Company or (ii) incur any additional indebtedness for borrowed money or guarantee any such indebtedness of another Person other than a guaranty by the Company on behalf of one of its Subsidiaries, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing.

(h) Accounting Matters. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as required by a Governmental Entity, the Company shall not change in its methods of accounting in effect at December 31, 2002, except as required by changes in GAAP as agreed to by the Company’s independent public accountants or as may be required by applicable Law.

(i) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments for capital expenditures in excess of $250,000 individually or $1,000,000 in the aggregate.

(j) Certain Actions. The Company and its Subsidiaries shall not take any action that, or omit to take any action where such omission would reasonably be expected to prevent, materially delay or impede the consummation of the Merger or the other transactions contemplated by this Agreement except as otherwise expressly permitted under Section 6.2.

(k) Discharge of Liabilities. The Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent in amount and kind with past practice or in accordance with their terms, of claims, liabilities or obligations disclosed in the most recent financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business.

(l) Material Contracts. Except as otherwise set forth in this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, (i) terminate, cancel or request any material change in, or agree to any material change in, any Company Contract, (ii) enter into any contract, arrangement, commitment, lease or understanding (whether written or oral) material to the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice or (iii) enter into any optimization contract or agreement. This Section 6.1(l) does not relate to covenants concerning Company Intellectual Property, which are exclusively the subject of Section 6.1(m).

(m) Intellectual Property. Except as set forth in Section 6.1(m) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, (i) sell, assign, license, sublicense, encumber, impair, abandon or fail to maintain any Company Intellectual Property, (ii) grant, extend, amend (except as required in the diligent prosecution of the Company’s and its Subsidiaries’ Patents), waive or modify any rights in or to the Company Intellectual Property except as provided in clause (v) below, (iii) fail to diligently prosecute the Company’s and its Subsidiaries’ Patent applications, (iv) enter into any IP Contract, or (v) amend, assign, terminate or fail to exercise a right of renewal or extension under, any Company Intellectual Property Contract.

(n) Benefits Changes. The Company shall not, and shall not permit any of its Subsidiaries to (i) increase the compensation or benefits of any director, officer or any other employee, or consultant, other than annual salary increases in the ordinary course of business consistent with past practice at the regularly scheduled times; provided that the aggregate dollar amount of such increases shall not exceed the corresponding amount for the calendar year 2002 and, in the case of incentive bonuses, the aggregate dollar amount of such bonuses shall not exceed 125% of the amount paid for calendar year 2002, (ii) adopt any new employee benefit plan or any amendment to an existing Benefit Plan (including, without limitation, any stock option agreements or other equity award agreements) other than as required by applicable Law or Section 3.4(d), (iii) enter into any agreement with any director, officer or employee, other than (A) the Company’s customary form of Employee Proprietary Information and Inventions Agreement, (B) stock option agreements as contemplated by Section 6.1(b)(iii) and (C) employment agreements for new employees containing terms that are in the ordinary course and consistent with past practice; provided that no more than 15 new employees may be hired by the Company or any of its Subsidiaries in the aggregate and any new hires for an officer position at the director level or above shall be subject to Parent’s prior written consent, (iv) enter into any consulting agreement with any consultant providing for payments in excess of $100,000, (v) accelerate the payment of compensation or benefits to any director, officer, employee or consultant except as required by applicable Law, agreements in effect as of the date of this Agreement or Section 3.4(b), (vi) enter into any employment (except to the extent permitted in clause (iii)(C) above), severance, retention or change of control arrangement with any employee or other service provider of the Company or any of its Subsidiaries or (vii) except as otherwise contemplated by Section 6.1(b)(ii) or Section 6.1(b)(iii), grant any stock option or other equity awards to any director, officer, employee or consultant.

(o) Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any of its affiliates other than pursuant to arrangements in effect on the date of this Agreement, including the reimbursement of reasonable expenses of the Company’s officers and directors in the ordinary course of business consistent with past practice.

(p) General. The Company shall not, and shall not permit any of its Subsidiaries to, authorize any of, or announce an intention, commit or agree to take any of, the foregoing actions or any action which would result in a breach of any representation or warranty of the Company contained in this Agreement as of the date when made or as of any future date.

      SECTION 6.2     No Solicitation.

      (a) The Company shall, and shall cause its Subsidiaries, and its and their officers, directors, employees, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated immediately any discussions or negotiations with any parties that may be ongoing with respect to, or that could reasonably be expected to lead to, a Takeover Proposal. The Company shall not, nor shall it authorize or permit any of its Representatives, to (i) directly or indirectly solicit, initiate, encourage, or take any other action to knowingly facilitate (including by way of furnishing information) any Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than a party to this Agreement) any information with respect to, or take any other action to knowingly facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal or (iv) grant any waiver or release under any standstill or any similar agreement with respect to any class of the Company’s equity securities; provided, however, at any time prior to obtaining the Company Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 6.2, the Company may, if its Board of Directors determines in good faith (after consulting with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law, and subject to compliance with Section 6.2(c), (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement and the standstill provisions of the Standstill Agreement, provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such Person, and (ii) participate in discussions or negotiations with the Person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal.

      (b) The Company shall provide Parent with 48 hours prior written notice (or such other prior notice as is reasonably practicable in light of notice of less than 48 hours provided to members of the Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Takeover Proposal.

      (c) Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 6.2(a)) (an “Acquisition Agreement”). Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company may make a Company Adverse Recommendation Change in response to a Superior Proposal if such Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law; provided, however, that (i) no Company Adverse Recommendation Change shall be made until after the third Business Day following Parent’s receipt of written notice (a “Notice of Adverse Recommendation”) from the Company advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, including the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new three Business Day period); (ii) during such three Business Day period the Company shall negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and not make a Company Adverse Recommendation Change and (iii) the Company shall not make a Company Adverse Recommendation Change if, prior to the expiration of such three Business Day period, Parent makes a proposal to adjust the terms and conditions of this Agreement that the Company’s Board of Directors determines in good faith (after consultation with its financial advisors) to be at least as favorable as the Superior Proposal.

      (d) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a), (b) and (c) of this Section 6.2, promptly on the date of receipt thereof, the Company shall advise Parent orally and in writing of any request for information that could reasonably be expected to lead to a Takeover Proposal, or any Takeover Proposal, or any inquiry, discussions or negotiations with respect to any Takeover Proposal and the terms and conditions of such request, Takeover Proposal, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company agrees that it shall keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep Parent fully informed as to the details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

      (e) Nothing contained in this Section 6.2 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), such disclosure would be required under applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by 6.2(c).

      (f) The Company agrees that immediately following the execution of this Agreement it shall request each Person which has heretofore executed a confidentiality agreement since July 24, 2000 in connection with such Person’s consideration of acquiring the Company to return or destroy all confidential information heretofore furnished to such Person by or on its behalf.

      SECTION 6.3     Company Stockholder Meeting; Preparation of Form S-4 Proxy Statement/ Prospectus.

      (a) The Company shall, as promptly as practicable following the execution of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting. Subject to Sections 6.2(c) and 6.2(e), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and shall include such recommendation in the Proxy Statement/ Prospectus. Without limiting the generality of the foregoing, the Company’s obligations pursuant to the first sentence of this Section 6.3(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors’ or such committee’s approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement; provided, however, that no breach of this Section 6.3(a) shall be deemed to have occurred if the Company adjourns or postpones the Company Stockholders Meeting for a reasonable period of time, each such period of time not to exceed ten Business Days, provided that (x) at the time of such adjournment or postponement the Board of Directors shall be prohibited by the terms of this Agreement from making a Company Adverse Recommendation Change, and the Company Stockholders Meeting is then scheduled to occur within three Business Days of the time of such adjournment or postponement or (y) at the time the Board of Directors announces a Company Adverse Recommendation Change, the Company Stockholders Meeting is then scheduled to occur no later than ten Business Days from the date of such Company Adverse Recommendation Change; provided that the Company may not adjourn or postpone the Company Stockholders Meeting pursuant to this clause (y) more than two times or for more than fifteen Business Days in the aggregate.

      (b) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and shall cause to be filed with the SEC (i) a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement/ Prospectus”) relating to the Company Stockholder Meeting and (ii) a registration statement on Form S-4 (together with all amendments thereto, the “Form S-4”) in which the Proxy Statement/ Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Shares to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use reasonable efforts to cause the Form S-4 to become effective as soon as reasonably practicable after the date of filing and, prior to the effective date of the Form S-4, Parent shall use reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of Parent Shares pursuant to the Merger. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement/ Prospectus and the Form S-4. As promptly as practicable after the Form S-4 shall have become effective, the Company shall mail the Proxy Statement/ Prospectus to its stockholders. Each of Parent and the Company shall also promptly file, use all of their respective reasonable efforts to cause to become effective as promptly as practicable and, if required, mail to the Company’s stockholders, any amendment to the Form S-4 or Proxy Statement/ Prospectus which may become necessary after the date the Form S-4 is declared effective.

      (c) No amendment or supplement to the Proxy Statement/ Prospectus or the Form S-4 will be made by Parent or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/ Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to either party, or any of their respective affiliates, officers or directors should be discovered by the Company or Parent, that should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/ Prospectus, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Company’s stockholders.

      (d) The Company shall use its reasonable efforts to cause to be delivered to Parent two letters from the Company’s independent public accountants, one dated the date on which the Form S-4 shall become effective and one dated the date of the Effective Time, each addressed to the Company and Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. Parent shall use its reasonable efforts to cause to be delivered to the Company two letters from Parent’s independent public accountants, one dated the date on which the Form S-4 shall become effective and one dated the date of the Effective Time, each addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      SECTION 6.4     Access to Information. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and its officers, employees, accountants, counsel, agents and other Representatives reasonable access to all of the properties, personnel, books and records of the Company and its Subsidiaries (including Tax Returns filed and those in preparation, workpapers and other items relating to Taxes), and shall furnish promptly all information concerning the business, properties and personnel of the Company and its Subsidiaries as Parent may reasonably request. All such information shall be kept confidential in accordance with the terms of the Confidentiality Agreement; provided, however, notwithstanding anything contained in this Agreement or the Confidentiality Agreement to the contrary, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the Merger beginning on the date of this Agreement, provided, however, that no party (nor any employee, representative or other agent thereof) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

      SECTION 6.5     Disclosure Supplements. From time to time prior to the Effective Time, the Company shall promptly inform Parent of any claim by a third party that a material contract has been breached, is in default, may not be renewed or that a consent would be required as a result of the transactions contemplated by this Agreement. For purposes of determining the satisfaction of the conditions to the consummation of the transactions contemplated hereby, no such supplement, amendment or information shall be considered.

      SECTION 6.6     Reasonable Efforts.

      (a) Each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement as promptly as practicable including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such reasonable actions as are necessary to obtain any requisite approvals, consents, Orders, exemptions or waivers by any third party or Governmental Entity, including filings pursuant to the HSR Act and (ii) using reasonable efforts to cause the satisfaction of all conditions to Closing. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.6 shall require or be construed to require Parent to (x) offer or agree to enter into any agreements, including agreements to sell, license or otherwise dispose of, or hold separate or otherwise divest itself of, all or any portion of Parent’s businesses or assets or any portion of the businesses or assets of any of its Subsidiaries or any portion of the businesses or assets of the Company or any of its Subsidiaries or (y) provide any compensation, benefits or other consideration to Company Employees except as set forth in Section 3.4 and Section 6.15.

      (b) Each party hereto shall promptly inform the others of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Nothing herein shall require any party to waive any substantial rights or agree to any substantial limitation on its (or the Surviving Corporation’s) operations or to divest itself of any assets.

      SECTION 6.7     State Takeover Statutes. Parent, the Company and their respective Board of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, or the transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement or the transaction contemplated by this Agreement, take all reasonable action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the transactions contemplated by this Agreement.

      SECTION 6.8     Indemnification.

      (a) Parent shall indemnify and hold harmless, (i) to the fullest extent permitted under applicable Law and (ii) without limiting the obligations under clause (i) but only to the extent permitted under applicable Law, as required pursuant to any indemnity agreements of the Company (the “Company Indemnity Agreements”) (and Parent also shall advance attorneys’ fees and expenses as incurred; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated hereby) and such obligation shall continue in full force and effect for a period of not less than six years from and after the Effective Time; provided that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any claim or claims shall continue until final disposition of any and all such claims.

      (b) Subject to the satisfaction by the Company and its directors and officers of customary eligibility conditions, Parent shall purchase a single payment, run-off policy of directors’ and officers’ liability insurance covering each person currently covered by the Company’s current directors’ and officers’ liability insurance on terms with respect to coverage and amounts as favorable as may be available (but no more favorable than the Company’s directors’ and officers’ liability insurance in effect as of the date hereof), such policy to be effective for a period of six years from the Effective Time; provided, however, that Parent shall not be obligated to pay a premium for such policy in excess of 300% of the last annual aggregate premium paid prior to the date of this Agreement by the Company for the Company’s directors’ and officers’ liability insurance in effect as of the date hereof.

      (c) Until six (6) years from the Effective Time, unless otherwise required by Law, the certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of directors and officers than are set forth in the certificate of incorporation and by-laws of the Company, as in effect on the date hereof.

      (d) If Parent or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.8.

      (e) The rights of each Indemnified Party under this Section 6.8 shall be in addition to any right such Person might have under the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries. The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives.

      SECTION 6.9     Certain Litigation. The Company agrees that it shall not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Merger or this Agreement, without the prior written consent of Parent. In addition, the Company shall not cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger and shall cooperate with Parent and Merger Sub to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

      SECTION 6.10     Listing of Parent Shares. Parent shall use its reasonable efforts to cause the Parent Shares to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. Any fees in connection with such listing shall be paid by Parent.

      SECTION 6.11     Affiliates. Not less than ten Business Days prior to the date of the Company Stockholder Meeting, the Company shall deliver to Parent a letter identifying all Persons who, in the judgment of the Company, may be deemed, at the time this Agreement is submitted for adoption by the stockholders of the Company, “affiliates” of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes after the date thereof. The Company shall use its reasonable efforts to cause each Person identified on such list to deliver to Parent not later than five Business Days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit A hereto.

      SECTION 6.12     Notification of Certain Matters. The Company shall give prompt notice to Parent of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or is subject, (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (c) any Company Material Adverse Effect or the occurrence of any event or events which could be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or (d) the occurrence or existence of any event which makes or, with the passage of time or otherwise, is reasonably likely to make any representation or warranty contained herein (without giving effect to any exception or qualification contained therein relating to materiality or a Company Material Adverse Effect) untrue in any material respect; provided, however, that the delivery of notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder to Parent.

      SECTION 6.13     Tax Covenants.

      (a) The Company shall prepare and file or cause to be prepared and filed in a manner consistent with past practice all Tax Returns (whether separate or consolidated, combined, group or unitary Tax Returns that include the Company or any of its Subsidiaries) that are required to be filed (with extensions) on or before the Closing Date; provided, however, that Parent shall have a reasonable opportunity, beginning at least fifteen (15) days prior to the due date thereof, to review and comment on the form and substance of such Tax Return.

      (b) All contracts, agreements, arrangements, or intercompany account systems under which the Company or any of its Subsidiaries may at any time have an obligation to indemnify for or share the payment of or liability for any portion of a Tax (or any amount calculated with reference to any portion of a Tax) shall be terminated with respect to the Company and each such Subsidiary on or prior to the Closing Date, and the Company and each such Subsidiary shall thereafter be released from any liability thereunder.

      (c) Except as required by applicable law, without obtaining Parent’s prior written consent, the Company shall not, and shall not permit any of its Subsidiaries to, make, change or revoke any election in respect of Taxes, file any amended Tax Return, adopt or change any material accounting method or period in respect of Taxes, enter into any material closing agreement, settle any material claim or assessment in respect of Taxes, consent to any extension or waiver of any statute of limitation applicable to any material claim or assessment in respect of Taxes or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund in respect of Taxes.

      (d) Parent and Company intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub and the Company shall, and shall cause their respective Subsidiaries to use reasonable efforts to cause the Merger to so qualify. Each of Parent, Merger Sub and the Company agrees that it will not take, and will cause its Subsidiaries not to take any action, or fail to take any action, which action or failure would be reasonably likely to cause the Merger not to so qualify.

      SECTION 6.14     Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of Company Shares (including derivative securities with respect to such Company Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

      SECTION 6.15     Benefits and Other Employee Matters.

      (a) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and its Subsidiaries (“Company Employees”) will continue to be provided with benefits under employee benefit plans (other than equity incentive plans) that are comparable in the aggregate to those provided by the Company and its Subsidiaries immediately prior to the Effective Time; provided that with respect to any Company Employees whose primary location of employment is also the primary location of employment of employees of Parent and its Subsidiaries, in satisfaction of its obligations under this sentence, Parent may provide such Company Employees with benefits under employee benefit plans (other than equity incentive plans) that are comparable in the aggregate to those provided by Parent and its Subsidiaries to similarly situated employees of Parent and its Subsidiaries.

      (b) Following the Effective Time, Parent shall cause service performed by Company Employees for the Company and its Subsidiaries (and any predecessor entities) to be taken into account for purposes of eligibility and vesting, and for purposes of determining severance, vacation and other paid time off entitlements, under the benefit plans of Parent and its Subsidiaries in which Company Employees participate to the extent such service was credited by the Company and its Subsidiaries under similar Benefit Plans. Notwithstanding the foregoing, nothing in this Section 6.15(b) shall be construed to require crediting of service that would result in (i) duplication of benefits, (ii) service credit for benefit accruals under a defined benefit pension plan, (iii) service credit under a newly established plan for which prior service is not taken into account or (iv) employer contribution for any 401(k) plan.

      (c) From and after the Effective Time, Parent shall (i) cause to be waived any pre-existing condition limitations under welfare benefit plans, policies or practices of Parent or its Subsidiaries in which Company Employees participate and (ii) cause to be credited any deductibles and out-of-pocket expenses incurred by such employees and their beneficiaries and dependents during the portion of the calendar year prior to participation in the benefit plans provided by Parent and its Subsidiaries.

      (d) It is the present intention of Parent and the Company that following the Effective Time, there will be no major reductions in work force at the Surviving Corporation or its Subsidiaries. Parent and the Company shall use their commercially reasonable efforts to encourage Company Employees to remain employed with the Company following the Effective Time; provided that nothing in this Section 6.15(d) shall (i) require or be construed to require Parent to provide any compensation or benefits other than as set forth above in Sections 6.15(a) through (c) or (ii) permit or be construed to permit the Company to take any actions except as expressly permitted by Section 6.1(b) and Section 6.1(n).

      SECTION 6.16     Subsidiary Matters. To the extent that Novasite would not be deemed a “Subsidiary” of the Company after the date of this Agreement based on the definition of “Subsidiary” in Article I, the Company shall use its reasonable efforts to cause Novasite to comply with all of the obligations under this Article VI applicable to (or with respect to) a Subsidiary of the Company.

ARTICLE VII

CONDITIONS

      SECTION 7.1     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunctions or Restraints. No Law or Order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such Order and to appeal as promptly as possible any Order that may be entered.

(c) Governmental Consents and Approvals. All necessary consents and approvals of any Governmental Entity required for the consummation of the transactions contemplated by this Agreement shall have been obtained, and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(d) NYSE Listing. Parent Shares to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

(e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective, and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

      SECTION 7.2     Conditions to Parent and Merger Sub’s Obligation to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction of the following conditions, any one or more of which may be waived, in writing, by Parent:

(a) Representations Accurate. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Company Material Adverse Effect) as of the date of this Agreement and at and as of the Closing Date, as if made as of such time (except for those representations and warranties which address matters only as of a particular date which shall have been true and correct as of such date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a Company Material Adverse Effect.

(b) Performance. The Company shall have complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

(c) Officer’s Certificate. Parent shall have received a certificate of an executive officer of the Company to the effect set forth in Sections 7.2(a) and 7.2(b).

(d) Consents. Parent shall have received evidence, in form and substance satisfactory to it, that the Company shall have obtained all consents, approvals, authorizations, qualifications and Orders of third parties required in connection with this Agreement and the transactions contemplated hereby.

(e) Certain Employees. No fewer that 70% of the scientific and/or technical employees of the Company listed in Section 7.2(e)(1) of the Company Disclosure Schedule shall be actively employed by the Company as of the Closing. In addition, each of the individual(s) named in Section 7.2(e)(2) of the Company Disclosure Schedule shall be actively employed by the Company as of the Closing, except to the extent where the failure of such named individual to be so actively employed as of the Closing results solely from the death or permanent and total disability of such named individual.

(f) FIRPTA Certificate. The Company shall have furnished to Parent a certification in accordance with Treas. Reg. § 1.1445-2(c), and otherwise in form and substance reasonably satisfactory to Parent, certifying that an interest in the Company is not a real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (a “FIRPTA Certificate”). Notwithstanding any provision of this Agreement to the contrary, if Parent does not receive a FIRPTA Certificate prior to the Closing despite the Company’s reasonable efforts to provide such FIRPTA Certificate, Parent shall waive this condition and withhold from the consideration payable hereunder in accordance with the requirements of section 1445 of the Code.

(g) License. The Novasite Restated License Agreement shall be in full force and effect in accordance with the terms thereof.

(h) Tax Opinion. Parent shall have received an opinion of its special tax counsel, Skadden, Arps, Slate, Meagher & Flom (Illinois), in form and substance reasonably satisfactory to Parent, based on facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, to the effect that the Merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of executive officers of Parent, Merger Sub, the Company and others.

      SECTION 7.3     Conditions to the Company’s Obligation to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction of the following conditions, any one or more of which may be waived, in writing, by the Company:

(a) Representations Accurate. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Parent Material Adverse Effect) as of the date of this Agreement and at and as of the Closing Date, as if made as of such time (except for those representations and warranties which address matters only as of a particular date which shall have been true and correct as of such date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a Parent Material Adverse Effect.

(b) Performance. Parent and Merger Sub shall have complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

(c) Officer’s Certificate. The Company shall have received a certificate of an executive officer of the Parent and Merger Sub to the effect set forth in Sections 7.3(a) and 7.3(b).

(d) Tax Opinion. The Company will have received an opinion of its special tax counsel, Pillsbury Winthrop LLP, in form and substance reasonably satisfactory to the Company, based on facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, to the effect that the Merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent, Merger Sub, the Company and others.

      SECTION 7.4     Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its reasonable efforts to consummate the transactions contemplated by this Agreement.

ARTICLE VIII

TERMINATION AND AMENDMENT

      SECTION 8.1     Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company:

(i) if the Company Stockholder Approval is not obtained at the Company Stockholder Meeting;

(ii) if the Merger shall not have been consummated by June 30, 2004 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before the Termination Date; or

(iii) there shall be any Law or Order that has the effects set forth in Section 7.1(b).

(c) by the Company, if Parent or Merger Sub (A) shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 7.3(b) would not be satisfied or (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied, and, in the case of both (A) and (B), such breach is incapable of being cured by the Termination Date or is not cured by Parent or Merger Sub within 20 Business Days after Parent or Merger Sub receives written notice of such breach from the Company;

(d) by Parent:

(i) if the Company (A) shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 7.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied, and, in the case of both (A) and (B), such breach is incapable of being cured by the Termination Date or is not cured by the Company within

20 Business Days after the Company receives written notice of such breach from Parent or Merger Sub;

(ii) in the event that prior to the obtaining of the Company Stockholder Approval (A) a Company Adverse Recommendation Change shall have occurred, (B) the Company will have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company that its stockholders vote in favor of the Merger and the transactions contemplated hereby, (C) the Board of Directors of the Company fails publicly to reaffirm its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten Business Days after Parent requests in writing that such recommendation or determination be reaffirmed, (D) a tender or exchange offer relating to any Company Shares will have been commenced and the Company will not have sent to its security holders, within ten Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer or (E) a Takeover Proposal is publicly announced, and the Company fails to issue, within ten Business Days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the Board of Directors of the Company that its stockholders vote in favor of the Merger and the transactions contemplated hereby; or

(iii) if the Company breaches any of its obligations under Section 6.2.

      SECTION 8.2     Effect of Termination. Except as otherwise set forth in this Agreement, in the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers or directors; provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement or from any rights, claims, causes of action or remedies arising from fraud, intentional misrepresentation or concealment; provided further, that the provisions of this Section 8.2, Section 8.3 (Fees and Expenses), Section 8.4 (Termination Fee), Section 9.7 (Publicity) and Article IX of this Agreement, the Confidentiality Agreement and the Standstill Agreement (except as provided in such Standstill Agreement) shall remain in full force and effect and survive any termination of this Agreement.

      SECTION 8.3     Fees and Expenses. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement/ Prospectus (including any SEC filing fees).

      SECTION 8.4     Termination Fee.

      (a) If this Agreement shall be terminated pursuant to (i) Section 8.1(b)(i), 8.1(b)(ii) or 8.1(d)(i) and (A) at any time after the date hereof a Takeover Proposal shall have been publicly announced or otherwise communicated to the Company’s Board of Directors and (B) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to a transaction similar to a Takeover Proposal (solely for purposes of this Section 8.4(a)(i)(B), the term “Takeover Proposal” shall have the meaning set forth in the definition of Takeover Proposal contained in Article I except that all references to “15%” shall be deemed to be references to “30%”) or any such transaction is consummated or (ii) Section 8.1(d)(ii) or 8.1(d)(iii) hereof, then the Company shall (1) in the case of termination pursuant to clause (i) of this Section 8.4(a), upon the earlier to occur of the execution of such definitive agreement and such consummation or (2) in the case of termination pursuant to clause (ii) of this Section 8.4(a), within one Business Day of such termination, pay Parent a non-refundable fee in an amount equal to $20,250,000 (the “Termination Fee”), payable by wire transfer of immediately available funds to an account designated in writing to the Company by Parent.

      (b) The Company acknowledges that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee, and, in order to obtain such payment Parent commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorney’s fees) in connection with such suit, together with interest on the amount of the fee at the prime rate in effect from time to time and quoted in The Wall Street Journal during such period. Parent agrees that the payment of the Termination Fee, if such payment is payable and is actually paid in accordance with Section 8.4(a), shall be the sole and exclusive remedy of Parent upon a termination of this Agreement pursuant to and in the manner described in Section 8.4(a).

      SECTION 8.5     Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable Law, subject to Section 9.11, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

MISCELLANEOUS

      SECTION 9.1     Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. All covenants shall survive in accordance with their terms. This Article IX, the agreements of Parent, Merger Sub and the Company in Section 6.8 (Indemnification), Section 6.15 (Benefits and Other Employee Matters) and Section 8.3 (Fees and Expenses) and those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time shall survive the consummation of the Merger.

      SECTION 9.2     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to have been duly received if so given (i) if sent by telecopy or facsimile transmission, when the electronic confirmation of successful transmission is received or (ii) if delivered in person, any courier or otherwise, upon actual receipt by the intended party:

      (a) if to Parent or Merger Sub, to

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attn: Charles E. Schalliol
Telecopy: (317) 276-5996

with copies to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attn: General Counsel
Telecopy: (317) 276-5996

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019

Attn:	Bernard E. Kury, Esq.

M. Adel Aslani-Far, Esq.
Telecopy: (212) 259-6333

      (b) if to the Company, to

Applied Molecular Evolution, Inc.
3520 Dunhill Street
San Diego, California 92121

Attn:	William D. Huse, M.D., Ph.D.

Keith S. Manchester, M.D.
Telecopy: (858) 597-4950

with a copy to:

Pillsbury Winthrop LLP
50 Fremont Street
San Francisco, California 94105
Attn: Thomas E. Sparks, Jr., Esq.
Telecopy: (415) 983-1200

      SECTION 9.3     Interpretation.

      (a) When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

      (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (c) This Agreement is the result of the joint efforts of Parent, Merger Sub and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party’s involvement in the drafting thereof.

      (d) The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation.”

      (e) The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice.”

      SECTION 9.4     Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      SECTION 9.5     Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than with respect to the matters set forth in Section 6.8 (Indemnification), is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH

RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE MERGER, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

      SECTION 9.6     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      SECTION 9.7     Publicity. The initial press release shall be a joint press release. Thereafter, no party hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other parties as to the form and substance of such press release or statement.

      SECTION 9.8     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole and absolute discretion, any or all of its rights, interests and obligations hereunder to Parent or to any wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      SECTION 9.9     Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby (a) submit to the jurisdiction of any federal or state court sitting in the State of Delaware, (b) agree not to object to venue in such courts or to claim that such forum is inconvenient and (c) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 9.2 hereof. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

      SECTION 9.10     Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

      SECTION 9.11     Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

ELI LILLY AND COMPANY

By:	/s/ SIDNEY TAUREL ------------------------------------------------ Sidney Taurel Chairman of the Board, President and Chief Executive Officer

GENESIS MERGER SUB, INC.

By:	/s/ CHARLES E. SCHALLIOL ------------------------------------------------ Charles E. Schalliol President

APPLIED MOLECULAR EVOLUTION, INC.

By:	/s/ WILLIAM D. HUSE ------------------------------------------------ William D. Huse, M.D., Ph.D. President, Chief Executive Officer and Chairman of the Board

EXHIBIT A

FORM OF AFFILIATE AGREEMENT

[DATE]

ELI LILLY AND COMPANY

Lilly Corporate Center
Indianapolis, Indiana 46285

Ladies and Gentlemen:

      Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 21, 2003 by and among Eli Lilly and Company, an Indiana corporation (“Parent”), Genesis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Applied Molecular Evolution, Inc., a Delaware corporation (the “Company”), pursuant to which Merger Sub shall be merged with and into the Company (the “Merger”).

      The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an “affiliate” of the Company for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the “Act”). The undersigned is delivering this letter of undertaking and commitment pursuant to Section 6.11 of the Merger Agreement.

      With respect to the shares of common stock, no par value, of Parent as may be received by the undersigned pursuant to the Merger Agreement (“Parent Shares”), the undersigned represents to and agrees with Parent that:

A. The undersigned will not make any offer to sell or any sale or other disposition of all or any part of Parent Shares in violation of the Act or the rules and regulations thereunder, including Rule 145, and will hold all Parent Shares subject to all applicable provisions of the Act and the rules and regulations thereunder.

B. The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned’s ability to sell, transfer or otherwise dispose of Parent Shares to the extent the undersigned felt necessary with the undersigned’s counsel or counsel for the Company.

C. The undersigned has been advised that the offering, sale and delivery of Parent Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed an “affiliate” of the Company at the time the Merger is submitted to a vote of the stockholders of the Company, any public reoffering or resale by the undersigned of any of Parent Shares will, under current law, require either (i) the further registration under the Act of Parent Shares to be sold, (ii) compliance with Rule 145 promulgated under the Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration under the Act.

D. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of Parent Shares by the undersigned or on the undersigned’s behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned to be made in compliance with an exemption from such registration.

E. The undersigned also understands that, if Parent should deem it necessary to comply with the requirements of the Act, stop transfer instructions will be given to Parent’s transfer agents with respect to Parent Shares and that there will be placed on the certificates for Parent Shares, or any substitution therefor, a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION UNDER RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED ONLY IN ACCORDANCE WITH THE TERMS OF THE LETTER AGREEMENT, DATED [●], BETWEEN THE HOLDER HEREOF AND ELI LILLY AND COMPANY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF ELI LILLY AND COMPANY.

F. It is understood and agreed that the legend set forth in paragraph E above will be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Act, (ii) Parent has received satisfactory written evidence that the securities represented thereby have been sold in compliance with Rule 145 (in which case, the substitute certificates shall be issued in the name of the transferee) or (iii) Parent has received either an opinion of counsel, in form and substance reasonably satisfactory to Parent, or a “no-action” letter obtained by undersigned from the staff of the Securities and Exchange Commission (the “Commission”), to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

G. The undersigned understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent and the Company and will be relied upon by such entities and their respective counsel and accountants.

H. The undersigned understands and agrees that this letter will apply to all shares of the capital stock of Parent and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

      For so long as and to the extent necessary to permit the undersigned to sell Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent will take all reasonable actions to file, on a timely basis, all reports and other information required to be filed with the Securities and Exchange Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

      Any notices or any other communications in connection herewith will be in writing and will be given to Parent at Parent’s address on the first page of this letter and to the undersigned at the address set forth below the undersigned’s name; or to such other address or person as Parent will furnish to the undersigned in writing or that the undersigned will furnish to Parent in writing in accordance with the provisions of this paragraph; and will be deemed to have been duly received if so given (i) if delivered in person or by courier, upon actual receipt by the intended party, (ii) if sent by telecopy or facsimile transmission, when the electronic confirmation of successful transmission is received or (iii) if sent by mail, upon five days after such notice or other communication is deposited in the mail.

      This letter will be governed by the laws of the State of Delaware regardless of applicable principles of conflicts of laws. This letter will be binding upon the undersigned and Parent and their respective successors and assigns. This letter is the complete agreement between the undersigned and Parent concerning the subject matter hereof. In the event that any signature hereto is delivered by facsimile transmission, such signature will create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof. If the Merger Agreement is terminated in accordance with its terms prior to the Effective Time (as defined in the Merger Agreement), then the legal effect of this letter will thereupon automatically terminate.

      Execution of this letter will not be considered an admission on the part of the undersigned that the undersigned is an “affiliate” of the Company for purposes of Rule 145 under the Act or as a waiver of any rights the undersigned may have to any claim that the undersigned is not such an affiliate on or after the date of this letter.

Very truly yours,

Name:
Address:

Agreed to and accepted as of

the date first written above:

ELI LILLY AND COMPANY

By:

Name:
Title:

APPENDIX B

FORM OF

VOTING AND SUPPORT AGREEMENT

      VOTING AND SUPPORT AGREEMENT, dated as of November 21, 2003 (this “Agreement”), by and between Eli Lilly and Company, a Delaware corporation (“Parent”), and  (“Stockholder”).

W I T N E S S E T H:

      WHEREAS, Parent, Genesis Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Applied Molecular Evolution, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

      WHEREAS, as of the date hereof, Stockholder beneficially owns                     shares of common stock, par value $0.001 per share (“Company Shares”), of the Company (such Company Shares, together with any other shares of capital stock of the Company acquired by Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the “Subject Shares”); and

      WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that Stockholder enter into this Agreement pursuant to which Stockholder shall, among other things, vote all of the Subject Shares in favor of the proposal to adopt the Merger Agreement;

      NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

      SECTION 1.     Irrevocable Proxy.

      (a) Stockholder hereby irrevocably grants to, and appoints, Parent and any individual who shall be designated by Parent, Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in the manner contemplated by Sections 4(a)(i) and 4(a)(ii) hereof.

      (b) Stockholder represents and warrants that any proxies heretofore given in respect of the Subject Shares are not irrevocable and that any such proxies are hereby revoked.

      (c) Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement. Stockholder hereby affirms that the proxy set forth in this Section 1 is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms and that no subsequent proxies with respect to the Subject Shares shall be given (and if given shall not be effective). Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. The power of attorney granted by Stockholder is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder.

      SECTION 2.     Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

(a) Ownership. Stockholder is the record and beneficial owner of, and has good, valid and marketable title to Company Shares, free and clear of any Liens whatsoever, except as created by this Agreement. Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than such Company Shares. Stockholder has the sole right to vote such Company Shares, and none of such Company Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Company Shares, except as contemplated by this Agreement.

(b) Authority; No Conflict. Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and by general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of, or constitute (with or without notice or lapse of time or both) default under, any provision of any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease, partnership agreement or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise or license or any statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to Stockholder or to any of Stockholder’s property or assets.

(c) No Filings; Consents. No consents or approvals of or filings or registrations by or with respect to Stockholder with any Governmental Entity are necessary in connection with (i) the execution and delivery by Stockholder of this Agreement and (ii) the performance by Stockholder of its obligations under this Agreement, including the grant of the irrevocable proxy pursuant to Section 1(a) hereof.

      SECTION 3.     Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and by general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of, or constitute (with or without notice or lapse of time or both) default under, any provisions of the certificate of incorporation or by-laws of Parent or any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise or license or any statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to Parent or any of Parent’s property or assets.

      SECTION 4.     Covenants of Stockholder. Stockholder agrees with Parent as follows:

      (a) Without in any way limiting Stockholder’s right to vote the Subject Shares in its sole discretion with respect to any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), at any meeting of the stockholders of the Company called upon to adopt the Merger Agreement and approve the Merger or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including written consent) with respect to the

Merger Agreement and the Merger is sought, Stockholder shall vote (or cause to be voted) the Subject Shares:

(i) in favor of the Merger, the adoption by the stockholders of the Company of the Merger Agreement and approval of the other transactions contemplated by the Merger Agreement; and

(ii) against (x) any Takeover Proposal or any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantially all of the Company’s assets, sale or issuance of securities of the Company or any of its Subsidiaries, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries and (y) any amendment of the Company’s certificate of incorporation or by-laws or equivalent organizational documents or other proposal or transaction involving the Company or any of its Subsidiaries which amendment or other proposal or transaction would or could reasonably be expected to impede, frustrate, prevent, nullify or result in a breach of any representation, warranty or covenant or any other obligation or agreement of the Company under or with respect to the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement or by this Agreement.

      (b) Stockholder agrees not to transfer, sell, assign, exchange, pledge or otherwise dispose of (including by gift) or encumber any of the Subject Shares, or to make any offer or agreement relating thereto, at any time prior to the termination of this Agreement. Furthermore, Stockholder shall not, except as contemplated by this Agreement, directly or indirectly, grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement or any other arrangement with respect to the Subject Shares and shall not commit or agree to take any of the foregoing actions.

      (c) Stockholder shall be deemed to be a Representative at all times for purposes of Section 6.2 of the Merger Agreement (regardless of whether Stockholder is in fact a Representative at the relevant time) and shall comply with the terms of Section 6.2(a) of the Merger Agreement.

      (d) Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under Section 262 of the DGCL or other applicable law in connection with the Merger.

      SECTION 5.     Further Assurances. Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

      SECTION 6.     Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including the respective successors of Stockholder. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Shares or the acquisition of additional shares of Company Shares or other voting securities of the Company by Stockholder (whether by purchase, conversion or otherwise), the number of Subject Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional or decreased shares of Company Shares or other voting securities of the Company issued to or acquired or disposed of by Stockholder.

      SECTION 7.     Stockholder Capacity. Stockholder enters into this Agreement solely in Stockholder’s capacity as the record and beneficial owner of the Subject Shares. If any Stockholder is or becomes during the term hereof a director or officer of the Company, such Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as such director or officer. Nothing in this Agreement shall limit or affect any actions taken by Stockholder in Stockholder’s capacity as an officer or director of the Company.

      SECTION 8.     No Ownership Interest. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to any Subject Shares shall remain and belong to Stockholder, and Parent shall not have any authority to exercise any power or authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided in this Agreement.

      SECTION 9.     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (whether by operation of law or otherwise), by Stockholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of Stockholder, and any attempt to make any such assignment without such consent shall be null and void; provided that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      SECTION 10.     Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of the Effective Time or the termination of the Merger Agreement in accordance with Article VIII thereof; provided, however, that notwithstanding anything to the contrary contained in this Agreement, no party hereto shall be relieved of or released from any liabilities or damages arising out of a willful breach of its covenants or a willful breach of its representations or warranties contained in this Agreement prior to the termination of this Agreement.

      SECTION 11.     General Provisions.

      (a) Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

      (b) Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      (c) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties. All notices hereunder shall be delivered to Parent in accordance with Section 9.2 of the Merger Agreement and to Stockholder at its address set forth on the Company’s stock ledger (or at such other address for a party as shall be specified by like notice).

      (d) Interpretation. When a reference is made in this Agreement or to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the result of the joint efforts of Parent and Stockholder, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party’s involvement in the drafting thereof. The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation.” The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice.” Terms not defined herein shall have such meaning as set forth in the Merger Agreement.

      (e) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      (f) Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      (h) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby (i) submit to the jurisdiction of any federal or state court sitting in the State of Delaware, (ii) agree not to object to venue in such courts or to claim that such forum is inconvenient and (iii) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 11(c) hereof. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. Without limiting the generality of the foregoing, the parties hereto expressly agree that the obligations of Stockholder set forth in Section 4 hereof shall be subject to the foregoing provisions of this Section 11(h).

      (i) Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If of any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

ELI LILLY AND COMPANY

By:

[Name of Stockholder]

APPENDIX C

[LETTERHEAD OF J.P. MORGAN SECURITIES INC.]

November 21, 2003

The Board of Directors

Applied Molecular Evolution, Inc.
3520 Dunhill Street
San Diego, CA 92121

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.001 per share (the “Company Common Stock”), of Applied Molecular Evolution, Inc. (the “Company”) of the consideration to be received by such holders in the proposed merger (the “Merger”) of the Company with a wholly-owned subsidiary of Eli Lilly and Company (“Lilly”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, Lilly and Genesis Merger Sub, Inc., the Company will become a wholly-owned subsidiary of Lilly, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held by the Company or any of its subsidiaries or held by Lilly or any of its majority owned subsidiaries, will be converted into the right to receive, at the election of the holder of such share (subject to allocation limitations and certain other adjustments as set forth in the Agreement), either (i) a number of shares of Lilly common stock, no par value per share (“Lilly Common Stock”), equal to the Exchange Ratio (as described below) (the “Stock Consideration”) or (ii) $18.00 per share in cash (the “Cash Consideration” and together with the Stock Consideration, the “Consideration”). As more fully described in the Agreement, the “Exchange Ratio” shall be equal to the quotient obtained by dividing the Cash Consideration by the closing price per share of Lilly Common Stock on the NYSE Composite Tape on the Closing Date (as defined in the Agreement).

In arriving at our opinion, we have (i) reviewed a draft dated November 20, 2003 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and Lilly and the industries in which they operate; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company and Lilly with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and Lilly Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts contained in equity research reports relating to the respective businesses of the Company and Lilly and approved by their respective managements; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and Lilly with respect to certain aspects of the Merger, and the past and current business operations of the Company and Lilly, the financial condition and future prospects and operations of the Company and Lilly, the effects of the Merger on the financial condition and future prospects of the Company and Lilly, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and Lilly or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently

C-1

available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and Lilly to which such analyses or forecasts relate. We have also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have also assumed that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or Lilly or on the contemplated benefits of the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of the Company Common Stock in the proposed Merger and we express no opinion as to the underlying decision by the Company to engage in the Merger. We are expressing no opinion herein as to the price at which the Company Common Stock or the Lilly Common Stock will trade at any future time.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. Consequently, we have assumed that such terms are the most beneficial terms from the Company’s perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might produce consideration for the Company’s shareholders in an amount in excess of that contemplated in the Merger.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. As we have previously advised you, we and our affiliates, in the ordinary course of our businesses, have from time to time provided, and in the future may continue to provide, for customary compensation, commercial and investment banking services to the Company and Lilly. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or Lilly for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be received by the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

/s/ J.P. MORGAN SECURITIES INC.

C-2

APPENDIX D

DELAWARE GENERAL CORPORATION LAW

SECTION 262.     APPRAISAL RIGHTS.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

      The Indiana Business Corporation Law (Ind. Code Ann. § 23-1-37 (Michie 1999)) provides in regard to indemnification of directors and officers as follows:

23-1-37-8. Basis. (a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

(1) The individual’s conduct was in good faith; and

(2) The individual reasonably believed:

(A) In the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and

(B) In all other cases, that the individual’s conduct was at least not opposed to its best interests; and

(3) In the case of any criminal proceeding, the individual either:

(A) Had reasonable cause to believe the individual’s conduct was lawful; or

(B) Had no reasonable cause to believe the individual’s conduct was unlawful.

(b) A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

23-1-37-9. Authorized. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

23-1-37-13. Officers, employees or agents. Unless a corporation’s articles of incorporation provide otherwise:

(1) An officer of the corporation, whether or not a director, is entitled to mandatory indemnification under Section 9 of this chapter, and is entitled to apply for court-ordered indemnification under Section 11 of this chapter, in each case to the same extent as a director;

(2) The corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and

(3) A corporation may also indemnify and advance expenses to an officer, employee, or agent, whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract.

23-1-37-15. Remedy not exclusive of other rights. (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:

(1) A corporation’s articles of incorporation or bylaws;

(2) A resolution of the board of directors or of the shareholders; or

(3) Any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

(b) If the articles of incorporation, bylaws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, bylaws, resolution of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.

(c) This chapter does not limit a corporation’s power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person’s appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

      Article 11 of Lilly’s amended articles of incorporation provides as follows:

“The Corporation shall, to the fullest extent permitted by applicable law now or hereafter in effect, indemnify any person who is or was a director, officer or employee of the Corporation (an “Eligible Person”) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines or penalties (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a Proceeding commenced by an Eligible Person except to the extent provided otherwise in the Corporation’s By-laws or an agreement with an Eligible Person. The Corporation may establish provisions supplemental to or in furtherance of the provisions of this Article 11, including, but not limited to, provisions concerning the determination of any Eligible Person to indemnification, mandatory or permissive advancement of expenses to an Eligible Person incurred in connection with a Proceeding, the effect of any change in control of the Corporation on indemnification and advancement of expenses and the funding or other payment of amounts necessary to effect indemnification and advancement of expenses, in the By-laws of the Corporation or in agreements with any Eligible Person.”

Officers and directors of Lilly are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, which include claims under the Securities Act of 1933, as amended.

Item 21.     Exhibits and Financial Statement Schedules.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of November 21, 2003, by and among Eli Lilly and Company, Genesis Merger Sub, Inc. and Applied Molecular Evolution, Inc. (included as Appendix A to the proxy statement/prospectus)
2.2	Form of Voting and Support Agreement (included as Appendix B to the proxy statement/prospectus)
3.1	Amended Articles of Incorporation of Eli Lilly and Company (incorporated herein by reference from Exhibit 3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
3.2	By-laws of Eli Lilly and Company (incorporated herein by reference from Exhibit 3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
4.1	Rights Agreement, dated as of July 20, 1998, between Eli Lilly and Company and Wells Fargo Bank Minnesota, N.A., as successor Rights Agent. The Rights Agreement includes the Form of Articles of Amendment setting forth the terms of Certificate of Designations of Series B Junior Preferred Stock as Exhibit A, Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C (incorporated herein by reference from Exhibit 1 to Current Report on Form 8-K filed July 23, 1998)
4.2	Amendment No. 1 to Rights Agreement, dated as of May 27, 2003, between Eli Lilly and Company and Wells Fargo Bank Minnesota, N.A., as successor Rights Agent (incorporated herein by reference from Exhibit 4.2 to Amendment to Registration of Certain Classes of Securities on Form 8-A12B/ A filed May 30, 2003)
5.1	Opinion of James B. Lootens, Esq. (re: legalities of securities being registered)*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (re: tax matters)*
8.2	Opinion of Pillsbury Winthrop LLP (re: tax matters)*
10.1	1989 Lilly Stock Plan, as amended (incorporated herein by reference from Exhibit 10.1 to Annual Report on Form 10-K for the year ended December 31, 2000)
10.2	1994 Lilly Stock Plan, as amended (incorporated herein by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2001)
10.3	1998 Lilly Stock Plan, as amended (incorporated herein by reference from Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2001)
10.4	2002 Lilly Stock Plan (incorporated herein by reference from Appendix to Proxy Statement dated March 4, 2002)
10.5	The Lilly GlobalShares Stock Plan (incorporated herein by reference to Attachment to Annual Report on Form 10-K for the year ended December 31, 2002)
10.6	The Lilly Deferred Compensation Plan, as amended (incorporated herein by reference from Exhibit 10.4 to Annual Report on Form 10-K for the year ended December 31, 2001)
10.7	The Lilly Directors’ Deferral Plan, as amended (incorporated herein by reference from Exhibit 10 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2002)
10.8	The Eli Lilly and Company EVA® Bonus Plan, as amended (incorporated herein by reference from Exhibit 10.6 to Annual Report on Form 10-K for the year ended December 31, 2001)
10.9	Eli Lilly and Company Change in Control Severance Pay Plan for Select Employees, as amended (incorporated herein by reference from Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2001)
23.1	Consent of Ernst & Young LLP with respect to Eli Lilly and Company
23.2	Consent of Ernst & Young LLP with respect to Applied Molecular Evolution, Inc.
23.3	Consent of James B. Lootens, Esq. (included in Opinion of James B. Lootens, Esq. in Exhibit 5.1)*
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Opinion of Skadden, Arps, Slate, Meagher & Flom LLP in Exhibit 8.1)*

Exhibit
Number	Description

23.5	Consent of Pillsbury Winthrop LLP (included in Opinion of Pillsbury Winthrop LLP in Exhibit 8.2)*
24.1	Power of Attorney*
99.1	Form of Restated and Amended Indemnity Agreement*
99.2	Proxy Card
99.3	Form of Election
99.4	Consent of J.P. Morgan Securities Inc.

*	Filed on December 22, 2003 as an exhibit to this Registration Statement.

Item 22.	Undertakings.

      a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      d. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      e. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ELI LILLY AND COMPANY

By:	/s/ SIDNEY TAUREL

Name: Sidney Taurel

Title:	Chairman of the Board, President

and Chief Executive Officer

January 7, 2004

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SIDNEY TAUREL Sidney Taurel	Chairman of the Board, President, Chief Executive Officer, and a Director (principal executive officer)	January 7, 2004

/s/ CHARLES E. GOLDEN Charles E. Golden	Executive Vice President, Chief Financial Officer, and a Director (principal financial officer)	January 7, 2004

/s/ ARNOLD C. HANISH Arnold C. Hanish	Chief Accounting Officer (principal accounting officer)	January 7, 2004

* Steven C. Beering, M.D.	Director	January 7, 2004

* Sir Winfried F. W. Bischoff	Director	January 7, 2004

* Martin S. Feldstein, Ph.D.	Director	January 7, 2004

* George M. C. Fisher	Director	January 7, 2004

* Alfred G. Gilman, M.D., Ph.D.	Director	January 7, 2004

* Karen N. Horn, Ph.D.	Director	January 7, 2004

* Ellen R. Marram	Director	January 7, 2004

Signature		Title	Date

* Franklyn G. Prendergast, M.D., Ph.D.		Director	January 7, 2004

* Kathi P. Seifert		Director	January 7, 2004

*By:	/s/ ALECIA A. DECOUDREAUX Alecia A. DeCoudreaux Attorney-in-fact for each of the persons indicated

REPRESENTING A MAJORITY OF THE BOARD OF DIRECTORS

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of November 21, 2003, by and among Eli Lilly and Company, Genesis Merger Sub, Inc. and Applied Molecular Evolution, Inc. (included as Appendix A to the proxy statement/prospectus)
2.2	Form of Voting and Support Agreement (included as Appendix B to the proxy statement/prospectus)
3.1	Amended Articles of Incorporation of Eli Lilly and Company (incorporated herein by reference from Exhibit 3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
3.2	By-laws of Eli Lilly and Company (incorporated herein by reference from Exhibit 3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
4.1	Rights Agreement, dated as of July 20, 1998, between Eli Lilly and Company and Wells Fargo Bank Minnesota, N.A., as successor Rights Agent. The Rights Agreement includes the Form of Articles of Amendment setting forth the terms of Certificate of Designations of Series B Junior Preferred Stock as Exhibit A, Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C (incorporated herein by reference from Exhibit 1 to Current Report on Form 8-K filed July 23, 1998)
4.2	Amendment No. 1 to Rights Agreement, dated as of May 27, 2003, between Eli Lilly and Company and Wells Fargo Bank Minnesota, N.A., as successor Rights Agent (incorporated herein by reference from Exhibit 4.2 to Amendment to Registration of Certain Classes of Securities on Form 8-A12B/ A filed May 30, 2003)
5.1	Opinion of James B. Lootens, Esq. (re: legalities of securities being registered)*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (re: tax matters)*
8.2	Opinion of Pillsbury Winthrop LLP (re: tax matters)*
10.1	1989 Lilly Stock Plan, as amended (incorporated herein by reference from Exhibit 10.1 to Annual Report on Form 10-K for the year ended December 31, 2000)
10.2	1994 Lilly Stock Plan, as amended (incorporated herein by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2001)
10.3	1998 Lilly Stock Plan, as amended (incorporated herein by reference from Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2001)
10.4	2002 Lilly Stock Plan (incorporated herein by reference from Appendix to Proxy Statement dated March 4, 2002)
10.5	The Lilly GlobalShares Stock Plan (incorporated herein by reference to Attachment to Annual Report on Form 10-K for the year ended December 31, 2002)
10.6	The Lilly Deferred Compensation Plan, as amended (incorporated herein by reference from Exhibit 10.4 to Annual Report on Form 10-K for the year ended December 31, 2001)
10.7	The Lilly Directors’ Deferral Plan, as amended (incorporated herein by reference from Exhibit 10 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2002)
10.8	The Eli Lilly and Company EVA® Bonus Plan, as amended (incorporated herein by reference from Exhibit 10.6 to Annual Report on Form 10-K for the year ended December 31, 2001)
10.9	Eli Lilly and Company Change in Control Severance Pay Plan for Select Employees, as amended (incorporated herein by reference from Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2001)
23.1	Consent of Ernst & Young LLP with respect to Eli Lilly and Company
23.2	Consent of Ernst & Young LLP with respect to Applied Molecular Evolution, Inc.
23.3	Consent of James B. Lootens, Esq. (included in Opinion of James B. Lootens, Esq. in Exhibit 5.1)*
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Opinion of Skadden, Arps, Slate, Meagher & Flom LLP in Exhibit 8.1)*
23.5	Consent of Pillsbury Winthrop LLP (included in Opinion of Pillsbury Winthrop LLP in Exhibit 8.2)*
24.1	Power of Attorney*

Exhibit
Number	Description

99.1	Form of Restated and Amended Indemnity Agreement*
99.2	Proxy Card
99.3	Form of Election
99.4	Consent of J.P. Morgan Securities Inc.

*	Filed on December 22, 2003 as an exhibit to this Registration Statement.